UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.  )

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PPL CORPORATION
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ENERGY **FORWARD**

PPL CORPORATION **2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT**

Message to Our Shareowners

Dear Shareowner,

Thank you for your continued investment in PPL. On behalf of our entire Board of Directors, we are pleased to invite you to our virtual 2022 Annual Meeting of Shareowners.

Over the past year, your company has taken significant steps to strategically reposition itself and to lay a strong foundation for long-term growth and success — all while delivering essential energy and exceptional service to our customers.

Our 2021 highlights included:

•	Delivering top-quartile reliability, award-winning customer satisfaction and near-record safety performance across our utility operations.

•	Maintaining affordable rates below regional averages.

•	Advancing our clean energy strategy and committing to net-zero carbon emissions by 2050.

•	Investing $2 billion in the U.S. to build smarter, more dynamic and more resilient energy networks.

•	Receiving exceptional value in the sale of our U.K. utility business.

•	Advancing the acquisition of The Narragansett Electric Company, Rhode Island’s primary electric and gas utility.

•	Returning more than $2.3 billion to shareowners through dividends and share repurchases.

As PPL excelled operationally and executed on its strategic repositioning in 2021, our Board remained responsive to shareowner interests and committed to strong corporate governance. Among the year’s highlights, our Directors appointed a new independent Board Chair and welcomed new Director Heather Redman. Our company established its new net-zero carbon emissions goal, pledged more than $50 million in new investments to drive clean energy innovation, and linked executive incentive compensation to several goals aimed at climate-related and environmental, social and governance performance.

In the fall, we also published our latest Climate Assessment Report and filed our Triennial Integrated Resource Plan in Kentucky, the latter of which projected a significant increase in renewable additions in the 15-year planning horizon compared to our prior plan. In addition, throughout the year we pursued our enterprise-wide diversity, equity and inclusion strategy, strengthening diversity within our leadership ranks and overall workforce and continuing to enhance a culture of equity and inclusion. Additional performance highlights can be found throughout the proxy statement and our annual report to shareowners.

In closing, we’re very proud of our 2021 accomplishments, but our work is not done. We’re focused on delivering strong operational performance as we continue to create clean-energy-enabling grids. We continue to economically transition our Kentucky coal-fired generation and are committing not to burn unabated coal by 2050. We’ve received all the necessary regulatory approvals to acquire Narragansett Electric and are now working diligently through state appeals processes in order to close the transaction. And we’re excited to showcase a new PPL — a U.S.-focused energy company delivering superior utility operations, driving sustainable value for all stakeholders and leading a responsible clean energy transition for our customers. As always, we welcome your feedback on the direction we’re headed and encourage you to vote your shares. We appreciate your continued support.

Sincerely,

Craig A. Rogerson Independent Chair of the Board	Vincent Sorgi President and Chief Executive Officer

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Date	May 18, 2022

Time	Online check-in begins: 8:30 a.m. Eastern Time Meeting begins: 9:00 a.m. Eastern Time

Place	Meeting live via the internet. Please visit: www.virtualshareholdermeeting.com/PPL2022

Items of Business

•  To elect nine directors, as listed in this Proxy Statement, for a term of one year.

•  To conduct an advisory vote to approve the compensation of our named executive officers.

•  To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2022.

•  To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You can vote if you were a shareowner of record on February 28, 2022.

Proxy Voting	Your vote is important. Please vote your shares by voting on the internet or by telephone or by completing and returning your proxy card. For more details, see the information beginning on page 84.

This year’s Annual Meeting will be held virtually and will be conducted live through an audio webcast on the internet. The virtual-only format offers an efficient and effective means to engage shareowners, helps prevent the spread of COVID-19, and affords shareowners the same rights as if the meeting were held in person, including the ability to vote your shares electronically during the meeting and ask questions in accordance with our rules of conduct for the meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PPL2022 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the voting instructions that accompanied your proxy materials.

On Behalf of the Board of Directors,

Wendy E. Stark Senior Vice President, General Counsel, Corporate Secretary and Chief Legal Officer

April 6, 2022

Important Notice Regarding the Availability of Proxy

Materials for the Shareowner Meeting to Be Held on May 18, 2022:

This Proxy Statement and the Annual Report to Shareowners are available at

www.pplweb.com/PPLCorpProxy

QUICK INFORMATION

The following charts provide quick information about PPL Corporation’s 2022 Annual Meeting and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 6, 2022.

Annual Meeting Information

DATE & TIME Wednesday, May 18, 2022 9:00 a.m. Eastern Time	LOCATION Meeting live via the internet. Please visit: www.virtualshareholdermeeting.com/PPL2022	RECORD DATE February 28, 2022

  Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information
Proposal 1 Election of Directors	FOR, AGAINST or ABSTAIN for each Director Nominee	FOR each Nominee	Page 5
Proposal 2 Advisory Vote to Approve Compensation of Named Executive Officers	FOR, AGAINST or ABSTAIN	FOR	Page 28
Proposal 3 Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST or ABSTAIN	FOR	Page 80

See information beginning on page 84 on how you can vote.

Corporate Governance and Compensation Facts

Corporate Governance or Compensation Matter	PPL’s Practice
Board Composition, Leadership and Operations
Current Number of Directors	10
Independence of Current Directors	90%
Standing Board Committee Membership Independence	Yes
Independent Chair of the Board	Yes
Voting Standards in Director Elections	Majority with plurality carve-out for contested elections
Frequency of Director Elections	Annual
Resignation Policy	Yes
Classified Board	No
Mandatory Retirement Age	Yes (75)
Mandatory Tenure	No
Average Nominee Age	63

Average Nominee Tenure	7.4 years

Diversity of Nominees Based on Gender	33%

Diversity of Nominees Based on Race, Ethnicity and Nationality	44%

Diversity of Nominees Based on Gender, Race, Ethnicity and Nationality	67%

Corporate Governance or Compensation Matter	PPL’s Practice

Board Composition, Leadership and Operations

Directors Attending Fewer than 75% of Meetings	None

Annual Board and Committee Self-Evaluation Process	Yes

Independent Directors Meet without Management Present	Yes

Number of Board Meetings Held in 2021	9

Total Number of Board and Committee Meetings Held in 2021	30

Proxy Access Bylaw	Yes
Sustainability and Other Governance Practices

Sustainability Strategy and Commitments	Yes

Voluntary Disclosures Using Frameworks (GRI, CDP Climate, TCFD, SASB & EEI-AGA)	Yes

Board and Committee Oversight of Sustainability and ESG Disclosure	Yes

ESG Considered in Enterprise Risk Management	Yes

Board Oversight of Corporate Culture	Yes

Board Oversight of Cybersecurity	Yes

Environmental Commitment	Yes

Carbon Reduction Goal	Yes

Human Rights Policy Statement	Yes

DEI Commitments and Metrics Disclosure (including EEO-1)	Yes

Code of Conduct for Directors, Officers and Employees	Yes

Supplier Code of Conduct	Yes

Shareowner Engagement Practice	Yes

Corporate Political Contribution Policy	Yes

Political Contributions Disclosed	Yes

Anti-hedging and Anti-pledging Policy	Yes

Robust Stock Ownership Policies	Yes

Family Relationships	None

Material Related-Party Transactions with Directors	None

Independent Auditor	Deloitte & Touche LLP
Compensation Practices

CEO Pay Ratio	77:1

Clawback Policy	Yes

Employment Agreements for Executive Officers	No

Repricing of Underwater Options	No

Excessive Perks	No

Pay-for-Performance	Yes

Frequency of Say-on-Pay Advisory Vote	Annual

Double-Trigger Change-in-Control Provisions	Yes

Percentage of Incentive Compensation at Risk	100%

Performance-based Percentage of Long-term Incentive Compensation	80%

Dividend Equivalents Paid on Unvested Equity Awards Granted to Executive Officers	None

Tax “Gross-ups” for Change-in-Control Severance Agreements	None

Annual Risk Assessment of Compensation Policies and Practices	Yes

Independent Compensation Consultant	Frederic W. Cook & Co., Inc.

PPL CORPORATION 2022 Proxy Statement i

Website References

Throughout this proxy statement, we identify certain materials that are available in full on our website. The information contained on, or available through PPL’s internet website is not and shall not be deemed to be, incorporated by reference in this proxy statement.

Forward-looking Statements and Non-GAAP Financial Measures

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “plans,” “intends,” “may,” “strategy,” “target,” “goals,” “anticipate,” and other similar words, and include, without limitation, statements regarding the acquisition of The Narragansett Electric Company, and the anticipated effects of that transaction. These statements are subject to certain risks, uncertainties, and other factors, which could cause actual results to differ materially from those anticipated. Such risks include those contained in PPL’s Annual Report on Form 10-K for the year ended December 31, 2021 and other documents PPL files with the Securities and Exchange Commission. These risks are not comprehensive and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Any forward-looking statements made by PPL speak only as of the date on which they are made. PPL is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

This proxy statement, including the “Compensation Discussion and Analysis” section, contains references to “earnings or net income from ongoing operations” of PPL. This is a measure of financial performance used by PPL, among other things, in making incentive compensation grants and awards to executive officers. It is not, however, a financial measure prescribed by generally accepted accounting principles, or GAAP. This non-GAAP financial measure adjusts “net income” (which is a GAAP financial measure) for certain special items, with further adjustments for compensation purposes. For a reconciliation of net income from ongoing operations to net income, as well as a description and itemization of the special items and other adjustments used to derive net income from ongoing operations for PPL and each of its business segments for compensation purposes, please see Annex A to this proxy statement.

ii PPL CORPORATION 2022 Proxy Statement

Proxy Summary

This summary highlights information found elsewhere in this proxy statement. It does not contain all of the information you should consider in voting your shares. Please refer to the complete proxy statement and 2021 Annual Report before you vote.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 6, 2022.

Voting Matters and Board Voting Recommendations

Election of Directors ... Page 5.

✓	Your Board recommends a vote FOR each nominee.

Management Proposals

• Advisory vote to approve the compensation of our named executive officers ... Page 28.

• Ratification of Deloitte & Touche LLP as independent auditor for 2022 ... Page 80.

✓	Your Board recommends a vote FOR both proposals.

Performance Highlights for 2021

#1	Most Trusted	Net-zero	Leader

Ranked highest in business and residential customer satisfaction in region/segment (Kentucky Utilities and PPL Electric Utilities)[1]	Named Most Trusted Utility Brands by Escalent after nationwide survey (Kentucky Utilities and PPL Electric Utilities)	Set net-zero by 2050 greenhouse gas emissions goal, with interim reduction targets of 80% of 2010 levels by 2040 and 70% by 2035	Named best place to work for LGBTQ equality and disability inclusion[2] and Trendsetter by the CPA-Zicklin Index for corporate political transparency

$2 billion	$2.3 billion	$3.5 billion	$50 million

Executed $2 billion in infrastructure investments to build smarter, more dynamic, more resilient energy networks	Returned $2.3 billion to shareowners through dividends and share repurchases	Reduced holding company debt by $3.5 billion, resulting in one of the strongest balance sheets in the U.S. utility sector	Announced commitment of more than $50 million in new investments to help accelerate low-carbon technologies

See page 30 for additional information on PPL’s performance highlights for 2021.

[1]	Based on independent, nationwide surveys of residential and business customer satisfaction.

[2]	Based on perfect scores on the equality indices as determined by the Human Rights Campaign Foundation and Disability:IN.

PPL CORPORATION 2022 Proxy Statement 1

PROXY SUMMARY

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships(1)

Arthur P. Beattie	67	2020	Retired Executive Vice President, Chief Financial Officer and Chief Risk Officer, The Southern Company	X	AC, EC, FC

Raja Rajamannar	60	2011	Chief Marketing & Communications Officer and President, Healthcare, MasterCard Incorporated	X	CC, GNSC

Heather B. Redman	57	2021	Co-Founder and Managing Partner, Flying Fish Partners	X	AC, FC

Craig A. Rogerson	65	2005	Chairman, President and Chief Executive Officer, Hexion Holdings Corporation and Hexion Inc.	Independent Chair of the Board	CC, EC

Vincent Sorgi	50	2020	President and Chief Executive Officer, PPL Corporation	Management Director	EC

Natica von Althann	71	2009	Former financial and risk executive at Bank of America and Citigroup	X	CC, EC, FC

Keith H. Williamson	69	2005	President, Centene Charitable Foundation, and former Executive Vice President, Secretary and General Counsel, Centene Corporation	X	AC, GNSC

Phoebe A. Wood	68	2018	Principal of CompaniesWood and former Vice Chairman and Chief Financial Officer of Brown-Forman Corporation	X	AC, EC, GNSC

Armando Zagalo de Lima	63	2014	Retired Executive Vice President, Xerox Corporation	X	EC, FC, GNSC

(1)	Board Committees: AC – Audit CC – Compensation EC – Executive FC – Finance GNSC – Governance, Nominating and Sustainability

For more detailed information as to individual nominees, please see “Proposal 1: Election of Directors” beginning on page 5.

2 PPL CORPORATION 2022 Proxy Statement

PROXY SUMMARY

Executive Compensation Program

Overview

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. The compensation of our named executive officers, or NEOs, is aligned with our corporate strategic framework, which links executive compensation with the interests of our shareowners. In 2021, 85% of the Chief Executive Officer’s (CEO) target compensation opportunity was “at-risk” and 72% was performance-based.

CEO’s 2021 Target Total Direct Compensation Mix

Compensation Element	Features for 2021

Base Salary	• Reviewed annually • Compensation Committee applies judgment in setting salary to reflect performance, experience and responsibility, and also considers market data

Annual Cash Incentive	• Paid in cash • Combination of corporate and business segment financial and operational performance, as well as individual performance • Capped at two times target payout for top performance

Long-term Equity Incentives (LTI)

Performance Units Based on TSR and ROE 80% of LTI

•  Payable in shares of PPL common stock

•  Payout range from 0% to 200% of target, subject to certification of performance at the end of the up to three-year performance period

•  Dividends accrue quarterly in the form of additional performance units, and vest according to the applicable level of achievement of the performance goal, if any

TSR-based Performance Units (50% of Performance Units)

•  Based on three-year total shareowner return (TSR) performance relative to the PHLX Utility Sector Index (UTY)

ROE-based Performance Units (50% of Performance Units)

•  For 2021 only, as a result of the planned sale of WPD, the performance period was one year based on PPL’s annual corporate return on equity (ROE) for 2021, with a three-year restriction period

Restricted Stock Units 20% of LTI

•  Payable in shares of PPL common stock

•  Restricted for three years following grant

•  Dividends accrue quarterly in the form of additional restricted stock units, but are not paid unless and until underlying award vests

Other Elements	• Limited perquisites • Retirement plans • Deferred compensation plans

PPL CORPORATION 2022 Proxy Statement 3

PROXY SUMMARY

Pay for Performance

For 2021, we based performance-related compensation for the NEOs primarily on (1) corporate net income from ongoing operations as adjusted for compensation purposes, or Corporate Net Income, (2) net income from ongoing operations of each business segment as adjusted for compensation purposes, (3) corporate and business segment operational goals, (4) individual performance, (5) relative TSR, and (6) corporate ROE. All of our goals align with our commitment to shareowners to create long-term value for shareowners.

Our 2021 performance resulted in:

•	Annual cash incentive award payouts ranging from 167.98% to 187.56% of target.

•	2019-2021 performance awards were paid out at 100% of target in the aggregate.

•	TSR-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2019, were forfeited due to performance below threshold level for the 2019-2021 performance period.

•	ROE-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2019, paid out at 200% of target for the 2019-2021 performance period.

Corporate Governance Highlights

•

To reflect its commitment to diversity, the Board amended the company’s Guidelines for Corporate Governance in January 2021 to require the pool of candidates considered by the Governance, Nominating and Sustainability Committee to include qualified persons who reflect diverse backgrounds, including diversity of gender and race or ethnicity and if any third-party search firm is used, it will be specifically instructed to include such candidates.

•	Effective March 1, 2021, the Board appointed Mr. Rogerson to be its independent Chair.

•

Effective October 11, 2021, the Board elected Ms. Redman to the Board as an independent director. Ms. Redman is Co-Founder and Managing Partner of Flying Fish Partners, a venture capital firm investing in early-stage artificial intelligence and machine learning startups, including energy-related applications, and has expertise in disruptive technologies, emerging regulation and evolving public policy, energy development and energy technology.

•	In October 2021, the company published its Employer Information Report EEO-1 Consolidated Report for each of 2019 and 2020 on its website.

•	In November 2021, the company published its latest comprehensive climate assessment report, which is available on PPL’s website.

•

In addition to changes highlighted during 2021, effective January 28, 2022, the Governance and Nominating Committee changed its name to Governance, Nominating and Sustainability Committee to better reflect the sustainability responsibilities of the company overseen by that committee. The committee also revised its Charter to add oversight of the company’s corporate political activity, with such oversight to include receiving reports at least annually as to political spending and related activities by the company, if any.

•	Also, effective January 28, 2022, the Compensation Committee revised its Charter to add that it would periodically review and assess the company’s strategy for human capital management.

4 PPL CORPORATION 2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

What are you voting on?	The Board of Directors is asking you to elect the nine director nominees listed below to hold office until the next Annual Meeting of Shareowners. Each nominee elected as a director will continue in office until the director’s successor has been elected and qualified, or until the director’s earlier death, resignation or retirement.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If, however, any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee. The proxies appointed by the Board of Directors intend to vote the proxy for the election of each of the nominees unless you indicate otherwise on the proxy or ballot card.

In compliance with the company’s Guidelines for Corporate Governance, Steven G. Elliott was not renominated and will continue to serve on the Board until immediately prior to the 2022 Annual Meeting of Shareowners, which follows his 75th birthday. Mr. Elliott served as the Chair of the Audit Committee until March 1, 2022 and is a member of the Audit and Finance Committees. We thank Mr. Elliott for his effective and thoughtful service to our company. At the time of the meeting, the Board size will be reduced from the current ten to nine directors consistent with the number of nominees.

Additionally, the Board carefully considered the lower level of support for Mr. Rogerson in 2021. It has taken steps to address certain investors’ concerns underlying that vote, including the adoption of the company’s net-zero greenhouse gas emissions goal in August of 2021, the November 2021 publication of its latest comprehensive climate assessment report, as well as the enhancement of the responsibilities overseen by the now-renamed Governance, Nominating and Sustainability Committee, as detailed in this Proxy Statement. The Board also took into account Mr. Rogerson’s 100% attendance record in 2021 for all Board and Committee meetings following his medical leave due to COVID-19 in 2020.

The table below summarizes, in no particular order, the primary experiences, qualifications and skills that our nominees for director bring to the Board.

Qualifications and Skills
Global Business Perspective		✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓		✓	✓
Regulated Industry	✓	✓			✓	✓	✓	✓
Customer Relationships and Marketing		✓				✓	✓		✓
Operations Experience		✓	✓	✓	✓	✓	✓		✓
Finance and Accounting	✓		✓	✓	✓	✓	✓	✓	✓
Technology/Cybersecurity		✓	✓					✓	✓
Environmental/Sustainability		✓	✓	✓				✓
Senior Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓

PPL CORPORATION 2022 Proxy Statement 5

PROPOSAL 1: ELECTION OF DIRECTORS

The table below reflects how each nominee has self-identified certain demographic attributes.

Demographic Attributes
Tenure (Years)*	1	10	0	16	1	12	16	4	7
Age (Years)*	67	60	57	65	50	71	69	68	63
Gender	M	M	F	M	M	F	M	F	M
Race/Ethnicity
African American/Black							✓
Asian		✓
Cuban American/Hispanic						✓
White	✓		✓	✓	✓	✓		✓	✓
Nationality - Portuguese									✓

*	Tenure (based on anniversary date) and age as of April 6, 2022

6 PPL CORPORATION 2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

ARTHUR P. BEATTIE Age: 67 Director since: 2020 Independent Director	Board Committees: • Audit (Chair) • Executive • Finance

Professional Experience:

•

Retired Executive Vice President, Chief Financial Officer and Chief Risk Officer (2010–2018), The Southern Company, an American gas and electric utility holding company based in the southern United States (Southern)

•	Executive Vice President and Chief Financial Officer (2005-2010), Alabama Power Company, a utility subsidiary of Southern

•	Prior to 2005, served in various executive, officer and management positions for nearly three decades at Alabama Power Company, including as a Vice President, Comptroller and Treasurer

•	Serves as an independent director of Southwest Water Company

Experience and Qualifications: With over 42 years of experience in the utility industry, and having served as chief financial officer and chief risk officer of a publicly traded utility holding company, Mr. Beattie brings to our Board a wealth of knowledge regarding the regulated utility industry as to debt and equity capital markets, financial planning and reporting, and enterprise risk management. He has industry experience in mergers, acquisitions and divestitures, and has served in various leadership positions on diverse Southern operating subsidiaries and charitable foundations. Mr. Beattie also has public board experience, having served on the board of Emageon, Inc. as an independent director and Chair of its Audit Committee before the company was acquired in 2009.

RAJA RAJAMANNAR Age: 60 Director since: 2011 Independent Director	Board Committees: • Compensation • Governance, Nominating and Sustainability

Professional Experience:

•

Chief Marketing & Communications Officer and President, Healthcare (2016–present), and Chief Marketing Officer (2013–2016), MasterCard Incorporated, a technology company in the global payments industry

•	Executive Vice President, Senior Business, and Chief Transformation Officer of WellPoint, Inc. (2012–2013)

•	Senior Vice President and Chief Innovation and Marketing Officer for Humana Inc. (2009–2012)

•	Various senior management marketing and sales positions with Citigroup (1994–2009)

•	Various sales and product management roles with Unilever (1988–1994)

Experience and Qualifications: With years of demonstrated leadership and business experience in a variety of regulated industry and international positions, Mr. Rajamannar brings to our Board valuable insight into global organizational and operational management, as well as marketing, data and digital technologies expertise. He also specialized in environmental management as a part of his post graduate studies.

PPL CORPORATION 2022 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

HEATHER B. REDMAN Age: 57 Director since: 2021 Independent Director	Board Committees: • Audit • Finance	Other Public Directorships: • Brooklyn ImmunoTherapeutics, Inc.

Professional Experience:

•

Co-Founder and Managing Partner (2016-present), Flying Fish Partners, a venture capital firm investing in early stage artificial intelligence and machine learning startups, including energy-related applications

•	Vice President of Business Operations (2014-2017), Indix Corporation, a big data artificial intelligence startup

•	Principal and Senior Vice President (2001-2014), Summit Power Group, a leading developer of clean energy projects

•	Served in executive leadership positions with Atom Entertainment, PhotoDisc and Getty Images

•

Member of the North American Advisory Board for The Hawthorn Club, an international network for executive women in the energy industry, and serves on several nonpublic boards, including Beneficial State Bank and the Washington State University Board of Regents and Foundation

Experience and Qualifications: With her extensive technology, energy and finance background and demonstrated leadership, Ms. Redman brings to our Board a wealth of experience in these areas, as well as in emerging regulation and evolving public policy, and expertise in disruptive technologies.

CRAIG A. ROGERSON Age: 65 Director since: 2005 Independent Director Chair of the Board	Board Committees: • Compensation • Executive (Chair)	Former Public Directorships within the Last Five Years: • Ashland Global Holdings Inc. (2019-January 2021) • Chemtura Corporation (2008-2017)

Professional Experience:

•

Chairman, President and Chief Executive Officer (July 1, 2019–present), Hexion Holdings Corporation, and continues to serve as Chairman, President and Chief Executive Officer (2017–present), Hexion Inc., a global producer of thermoset resins as well as other chemical platforms serving a wide range of market applications. In April 2019, Hexion Inc. filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code and successfully emerged in July 2019.

•	Chairman, President and Chief Executive Officer (2008–2017), Chemtura Corporation, a global manufacturer and marketer of specialty chemicals

•	President, Chief Executive Officer and director, Hercules Incorporated (2003–2008)

•

Serves as a director for: American Chemistry Council; Society of Chemical Industry; Pancreatic Cancer Action Network; Advisory Board of the Chemical Engineering & Materials Science College and College of Engineering Alumni Board of Michigan State University

Experience and Qualifications: With years of demonstrated managerial ability as a CEO of large global chemical manufacturing companies, Mr. Rogerson brings to our Board significant organizational, operational and risk management expertise, as well as extensive environmental oversight and board leadership experience.

8 PPL CORPORATION 2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

VINCENT SORGI Age: 50 Director since: 2020 Management Director	Board Committees: • Executive

Professional Experience:

•	President and Chief Executive Officer (June 2020-present), PPL Corporation

•

President and Chief Operating Officer (July 2019-May 2020), Executive Vice President (January 2019-June 2019) and Chief Financial Officer (2014-2019), Senior Vice President (2014-2019) and Vice President and Controller (2010-2014), PPL Corporation; Controller for PPL’s former energy supply and marketing segment (2007-2010) and financial director of the former PPL Generation subsidiary (2006-2007)

•	Prior to joining PPL, worked for Public Service Enterprise Group for nine years and prior to that, Deloitte & Touche LLP for four years

•	Member, American Institute of Certified Public Accountants

•	Serves as a director for the Electric Power Research Institute, the Edison Electric Institute, St. Luke’s Health Network and Da Vinci Science Center

Experience and Qualifications: With more than 25 years of experience in the utility industry, Mr. Sorgi brings to our Board extensive finance and accounting expertise, providing valuable insight into the areas of finance, accounting and controls. He also provides a wealth of knowledge on strategy, risk management, financial planning, and mergers and acquisitions from a utility industry perspective.

NATICA VON ALTHANN Age: 71 Director since: 2009 Independent Director	Board Committees: • Compensation (Chair) • Executive • Finance	Other Public Directorships: • FuelCell Energy, Inc.

Professional Experience:

•	Independent director for several public and private companies

•	Founding Partner (2009–2013), C&A Advisors, a consulting firm in the areas of financial services and risk management

•	Retired Senior Credit Risk Management Executive, Bank of America after U.S. Trust was acquired by Bank of America (2007–2008); retired Chief Credit Officer, U.S. Trust (2003–2008)

•

26 years at Citigroup in various senior management roles including managing director and co-head of Citigroup’s U.S. Telecommunications – Technology group, managing director and global industry head of the Retail and Apparel group and division executive and market region head for Latin America in the Citigroup private banking group

•	Director, TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A.

Experience and Qualifications: With her extensive background in the banking industry, including operating responsibilities and senior management experience for international businesses, Ms. von Althann brings to our Board a wealth of knowledge regarding organizational and operational management from a regulated industry perspective, as well as financial and risk management expertise.

PPL CORPORATION 2022 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

KEITH H. WILLIAMSON Age: 69 Director since: 2005 Independent Director	Board Committees: • Audit • Governance, Nominating and Sustainability

Professional Experience:

•	President, Centene Charitable Foundation (2020–present)

•	Executive Vice President, Secretary and General Counsel (2012–2020), Centene Corporation, a provider of managed healthcare services, primarily through Medicaid, commercial and Medicare products

•	Senior Vice President, Secretary and General Counsel, Centene Corporation (2006–2012)

•

President, Capital Services Division, Pitney Bowes Inc. (1999–2006) and various positions in tax, finance and legal groups, including oversight of the treasury function and rating agency activity (1988–1998)

Experience and Qualifications: With decades of demonstrated leadership and international business experience in a variety of industry positions with publicly traded companies, Mr. Williamson brings to our Board a combination of general business and finance experience, including from a regulated industry, as well as customer relationship expertise.

PHOEBE A. WOOD Age: 68 Director since: 2018 Independent Director	Board Committees: • Audit • Executive • Governance, Nominating and Sustainability (Chair)	Other Public Directorships: • Invesco Ltd. • Leggett & Platt, Incorporated • Pioneer Natural Resources Company

Professional Experience:

•	Principal (2008–present), CompaniesWood, a consulting firm specializing in early-stage investments

•	Vice Chairman and Chief Financial Officer (2006-2008) and Executive Vice President and Chief Financial Officer (2001–2006), Brown-Forman Corporation

•	Vice President and Chief Financial Officer and director, Propel Corporation (2000–2001)

•	Almost 24-year tenure at Atlantic Richfield Corporation in various financial management capacities

Experience and Qualifications: With her extensive experience as a financial executive, including in the energy industry, and board service with publicly traded companies in other industries, Ms. Wood brings to our Board a wealth of experience in finance, accounting, strategic planning, capital markets and risk management. She has been actively engaged in environmental, health and safety matters through work experience and through board oversight. She has also overseen management of information technology. Through her longstanding experience on various public company boards, Ms. Wood has been actively involved with sustainability reporting, ESG ratings and has served on several panels regarding sustainability topics.

10 PPL CORPORATION 2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

ARMANDO ZAGALO DE LIMA Age: 63 Director since: 2014 Independent Director	Board Committees: • Executive • Finance (Chair) • Governance, Nominating and Sustainability

Professional Experience:

•	Retired Executive Vice President (2010–2015), Xerox Corporation, a multinational enterprise for business process and document management

•	President, Xerox Technology (2012–2014)

•	President of Global Customer Operations (2010–2012), Xerox Corporation

•	President (2004–2010) and Chief Operating Officer (2001–2004), Xerox Europe

•	Various sales, marketing and management positions for Xerox across Europe (1983–2001)

Experience and Qualifications: Having served as a senior executive of a public technology company, Mr. Zagalo de Lima provides critical insight to our Board in emerging technologies and services, customer service and global business operations and associated risks in these areas.

*    *    *

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to elect each director. For more information about voting, see “General Information – What vote is needed for these proposals to be adopted?” beginning at page 87.

Your Board of Directors recommends that you vote FOR each nominee included in Proposal 1

PPL CORPORATION 2022 Proxy Statement 11

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS

Attendance. The Board of Directors met nine times during 2021. Each director attended at least 75% of the meetings held in 2021 by the Board and the committees on which the director served during the period of director service. The average attendance of directors at Board and committee meetings held during 2021 was 99%. Directors are expected to attend all meetings of shareowners, the Board and the committees on which they serve. All of our directors attended the 2021 Annual Meeting of Shareowners, except for Ms. Redman, who did not join the Board until October 11, 2021.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the New York Stock Exchange, or NYSE, listing standards. In addition to applying these guidelines, which are available in the Corporate Governance section of our website (www.pplweb.com/governance), the Board considers all relevant facts and circumstances in making an independence determination, including transactions and relationships between each director or members of the directors’ immediate family and the company and its subsidiaries. The Board determined that nine directors, constituting all of PPL’s non-employee directors, are independent from the company and management pursuant to its independence guidelines: Messrs. Beattie, Elliott, Rajamannar, Rogerson, Williamson and Zagalo de Lima, and Mses. Redman, von  Althann and Wood.

Executive Sessions; Independent Chair of the Board. The independent directors meet in regular executive sessions during each regularly scheduled Board meeting without management present. From January 1, 2021 through February 28, 2021, former director John W. Conway, as the independent Lead Director of the Board, presided over these executive sessions. Effective March 1, 2021, Mr. Rogerson was appointed by the Board as its independent Chair of the Board, and he now leads the executive sessions.

Board Leadership Structure. Consistent with its commitment to regularly evaluate its leadership structure, effective March 1, 2021, the Board appointed Mr. Rogerson as the independent Chair of the Board upon the retirement of Mr. Spence as non-executive Chairman of the Board. From 2011 through February 28, 2021, Mr. Conway served as independent Lead Director. Since the appointment of Mr. Rogerson as the independent Chair of the Board, there is no longer a lead director and Mr. Conway retired from the Board in May 2021.

At this time, the Board believes it is most effective for PPL to have an independent Chair. Mr. Rogerson has substantial knowledge of our company through his longstanding service on our Board and significant organizational, operational and risk management expertise, as well as extensive environmental oversight and board leadership experience. Mr. Rogerson, having served with four different CEOs, as well as different management teams during his tenure, has provided continuity and leadership to each CEO. In addition, PPL has been active in strategic acquisitions and divestitures over the past decade. Having a Chair with Mr. Rogerson’s institutional knowledge and proven track record has been instrumental in smoothly executing these strategic transactions.

There has been significant and ongoing refreshment among our Board members. Maintaining an appropriate blend of seasoned and less tenured directors provides valuable perspectives, including when considering long-term strategy and decisions. Based on these facts and circumstances, the Board is confident that Mr. Rogerson offers valuable insight of an independent outside director who also has a deep understanding of our business and brings a wealth of experience and unique perspective regarding changes to our company and within our industry.

The Board will continue to evaluate the effectiveness of the Board’s leadership structure, including a review of the need or desire for an independent Chair, on at least an annual basis, and will make any future decisions based upon the best interests of the company and its shareowners at that time. The Board believes the company and its shareowners are best served by maintaining the flexibility for the Board to determine who should serve in the roles of Chair and CEO, and whether those roles should be combined or separated.

Board and Committee Evaluations. Annually, the Board and each committee, other than the Executive Committee, evaluate Board and committee performance. We use a director questionnaire to facilitate the annual evaluation of topics such as Board dynamics, Board and committee effectiveness and engagement, assessment of director performance, access to management, agenda requests and the like, encouraging a broad range of commentary from each director. The Board Chair reviews the results and shares them with the entire Board in executive session at the next Board meeting. Each committee conducts its own annual assessment as well.

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GOVERNANCE OF THE COMPANY

Guidelines for Corporate Governance. The full text of our Guidelines for Corporate Governance can be found in the Corporate Governance section of our website (www.pplweb.com/governance).

Communications with the Board. Shareowners or other parties interested in communicating with the Board, the independent Chair, any Board member or with the independent directors as a group may write to the person or persons at the following address:

c/o Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

The Corporate Secretary’s Office assists the Board with all correspondence, including providing communications to Board members where appropriate, with the general exception of ordinary course business communications from customers and vendors, commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or financial statement fraud are to be brought immediately to the attention of the Corporate Audit group and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics. We maintain a code of business conduct and ethics, our Standards of Integrity, which is applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards of Integrity in the Corporate Governance section of our website (www.pplweb.com/governance).

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Shareowner Engagement. We engage with our shareowners throughout the year in a variety of forums involving our directors, senior management, investor relations group, sustainability officer and legal department. We meet with our shareowners in person, by telephone or videoconference and at external venues, and attend conferences and other forums at which shareowners are present. During 2021, the Chair of the Board joined management in its outreach with our larger investors. Our engagement covers a broad range of governance and business topics, including business strategy and execution, board composition and refreshment, executive compensation practices, risk oversight, climate change, sustainability, employee engagement and culture and workforce development. These meaningful exchanges provide us with a valuable understanding of our shareowners’ perspectives as well as an opportunity to share our views with shareowners. In response to our ongoing engagement with shareowners and the Board’s ongoing assessment and oversight of climate-related matters, the company announced in August 2021 that it had set a net-zero by 2050 greenhouse gas emissions goal, with interim reduction targets of 80% of 2010 levels by 2040 and 70% by 2035.

14 PPL CORPORATION 2022 Proxy Statement

GOVERNANCE OF THE COMPANY

BOARD COMMITTEES

The Board of Directors has five standing committees: Audit Committee; Compensation Committee; Executive Committee; Finance Committee; and Governance, Nominating and Sustainability Committee.

Each non-employee director usually serves on one or more committees. Except for the Executive Committee, all of our committees are composed entirely of independent directors under the listing standards of the NYSE and the company’s standards of independence described under the heading “Independence of Directors.” In addition, all members of the Audit Committee qualify as “audit committee financial experts.” (See the biographies of our Audit Committee members within Proposal 1.) Each committee has a charter, all of which are available in the Corporate Governance section of the company’s website (www.pplweb.com/governance).

The following table shows the directors who are currently members or chairs of each of the standing Board Committees and the number of meetings each committee held in 2021.

Board Committee Membership

Director		Audit	Compensation	Executive	Finance	Governance, Nominating and Sustainability

Arthur P. Beattie(1) (2)	I	Chair		✓	✓

Steven G. Elliott(1) (3)	I	✓			✓

Raja Rajamannar	I		✓			✓

Heather B. Redman(1) (4)	I	✓			✓

Craig A. Rogerson(5)	I/●		✓	Chair

Vincent Sorgi(6)				✓

Natica von Althann(7)	I		Chair	✓	✓

Keith H. Williamson(1)	I	✓				✓

Phoebe A. Wood(1)	I	✓		✓		Chair

Armando Zagalo de Lima(8)	I			✓	Chair	✓

Number of Meetings in 2021		5	5	2	5	4

I Independent Director                         ● Chair of the Board

(1)	Designated as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission, or SEC.

(2)	Joined the Finance Committee on March 1, 2021, became Chair of the Audit Committee on March 1, 2022 and joined the Executive Committee on March 1, 2022.

(3)	Served as Chair of the Audit Committee through February 2022.

(4)	Joined the Audit Committee and Finance Committee on October 11, 2021.

(5)	Became independent Chair of the Board and Chair of the Executive Committee on March 1, 2021; previously served as Chair of the Compensation Committee.

(6)	Joined the Executive Committee on March 12, 2021.

(7)	Became Chair of the Compensation Committee on March 1, 2021; previously served as Chair of the Finance Committee.

(8)	Joined and became Chair of the Finance Committee on March 1, 2021.

PPL CORPORATION 2022 Proxy Statement 15

GOVERNANCE OF THE COMPANY

Principal Functions of Each Committee

The following table describes the principal functions of each committee.

Committee	Principal Function

Audit Committee

•  Oversee:

•  the integrity of the financial statements of the company and its subsidiaries;

•  the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting;

•  the identification, assessment and management of risk;

•  the company’s compliance with legal and regulatory requirements and the company’s compliance and ethics program;

•  the independent registered public accounting firm’s, or “independent auditor’s,” qualifications, independence and selection; and

•  the performance of the company’s independent auditor and internal audit function.

Compensation Committee

•  Oversee the company’s executive compensation philosophy, policies and programs and how these policies and programs align with the company’s overall business strategy;

•  Periodically review and assess the company’s strategy for human capital management;

•  Oversee management’s executive officer succession planning;

•  Discuss results of annual say-on-pay vote and periodically recommend the frequency of such vote;

•  Review and evaluate the performance of the CEO and other executive officers of the company, including setting goals and objectives, and approving their compensation, including incentive awards;

•  Review and approve the stock ownership requirements for the company’s directors and executive officers;

•  Review the fees and other compensation paid to outside directors for their services on the Board and its committees; and

•  Undertake independence and conflicts of interest assessments of its compensation consultant.

Executive Committee

•  Exercise all of the powers of the Board of Directors during periods between Board meetings, with the exception of:

•  submission to shareowners of any action requiring approval of shareowners;

•  creation or filling of vacancies on the Board;

•  changing the membership of and filling of vacancies on any committee of the Board;

•  adoption, amendment or repeal of the Bylaws;

•  amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board;

•  action on matters committed by the Bylaws or resolution of the Board exclusively to another committee of the Board; and

•  taking any action as may not be exercised by a committee under the Pennsylvania Business Corporation Law or the Bylaws.

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Committee	Principal Function

Finance Committee

•  Review and approve annually the business plan, which includes the annual financing plan, as well as the capital expenditure plan for the company and its subsidiaries;

•  Approve third-party financing transactions, guarantees or other credit or liquidity support in excess of $50 million, to the extent not contemplated by the annual financing plan approved by the Finance Committee;

•  Approve reductions of the outstanding securities of the company in excess of $100 million;

•  Authorize capital expenditures in excess of $100 million;

•  Authorize acquisitions and dispositions in excess of $100 million; and

•  Review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

Governance, Nominating and Sustainability Committee (GNSC) (Name revised from Governance and Nominating Committee, effective January 28, 2022, to better reflect its sustainability responsibilities)

•  Oversee corporate governance for the company;

•  Oversee the company’s practices and positions to further its sustainability strategy and corporate governance, including specific environmental and corporate social responsibility initiatives;

•  Provide oversight of the company’s corporate political activity, with such oversight to include receiving reports at least annually as to political spending and related activities by the company, if any;

•  Conduct a reasonable prior review, and provide oversight of, any related-person transactions consistent with the company’s Related-Person Transaction Policy;

•  Establish and administer programs for evaluating the performance of Board members and committees;

•  Recommend to the Board any changes in size or composition of the Board;

•  Recommend to the Board the composition of each committee of the Board; and

•  Identify and recommend to the Board candidates for election to the Board.

Compensation Processes and Procedures

The Compensation Committee undertakes to compensate executive officers effectively and in a manner consistent with our stated compensation and corporate strategies. The Compensation Committee has the exclusive authority to grant equity awards to executive officers and delegates specified administrative functions to certain officers, including the CEO and the Chief Human Resources Officer, or CHRO. The Compensation Committee has strategic and administrative responsibilities with respect to our executive compensation arrangements, including:

•	reviewing and approving the design of the executive compensation program and practices;

•	monitoring new rules and regulations and assessing evolving best practices concerning executive compensation;

•	determining the elements of compensation and the financial and other metrics to be used to measure performance for the upcoming year;

•	setting annual goals and targets for each executive officer, including the NEOs;

•

evaluating the performance and leadership of the CEO, seeking input from all independent directors, and reviewing the performance of the other executive officers against their established goals and objectives; and

•	determining and approving the annual compensation of the executive officers based on such evaluations.

PPL CORPORATION 2022 Proxy Statement 17

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The Compensation Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant to assist the committee in determining whether the company’s executive compensation program is reasonable and consistent with competitive practices. FW Cook provides advice and counsel on executive and director compensation matters and provides information and advice regarding market trends, competitive compensation programs and strategies including:

•

Reporting regularly on current trends in utility industry executive compensation and providing data analyses, market assessments or other information as requested to assist in the administration of the executive compensation programs.

•

Providing a detailed analysis of competitive pay levels and practices to the Compensation Committee, which the Compensation Committee uses to understand current market practices when it assesses performance and considers salary levels and incentive awards at its January meeting following the conclusion of the performance year.

•	Reviewing the pay program for the company’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

•

Providing a review of compensation for the executive officer positions at PPL, including each of the NEOs. This review includes information for both utility and general industry and results in a report on the compensation of executive officers and competitive market data. A detailed discussion of the competitive market comparison process is provided in the CD&A, beginning on page 29.

Although the Compensation Committee considers analysis and advice from its independent consultant when making compensation decisions for the CEO and other NEOs, the committee uses its own independent judgment in making final decisions concerning compensation paid to all executive officers, including the CEO and other NEOs.

FW Cook and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the Compensation Committee on executive officer and director compensation during 2021. In addition, the Compensation Committee annually evaluates whether any work provided by FW Cook may present a conflict of interest and determined that there was no conflict of interest for 2021.

The Compensation Committee can also seek the input of management to inform decision-making. Each year, senior management develops a strategic business plan, which includes recommendations on the proposed goals for the annual cash incentive and long-term incentive programs. The Compensation Committee takes this into account when establishing and setting all incentive goals for executive officers.

No individual is present when matters pertaining to their own compensation are being discussed, and neither the CEO nor any of the other executive officers discusses their own compensation with the Compensation Committee or the Compensation Committee’s independent compensation consultant.

CEO and Other Management Succession

At least annually, consistent with its charter, the Compensation Committee reviews the company’s plan for management succession, both in the ordinary course of business and in response to emergency situations, recognizing the importance of continuity of leadership to ensure a smooth transition for its employees, customers and shareowners. As part of this process, the Compensation Committee reviews the top and emerging talent internally, their level of readiness and development needs. This process is conducted not only for the CEO position but also for other critical senior level positions in the company. The Compensation Committee also reviews external successor candidates for the CEO position, with assistance periodically from an independent third-party consultant.

On April 12, 2021, Gregory N. Dudkin, who had been serving as the President of the company’s subsidiary, PPL Electric Utilities Corporation, was named Executive Vice President and Chief Operating Officer (COO) of the company.

On April 12, 2021, Wendy E. Stark joined the company as Senior Vice President, General Counsel and Corporate Secretary. Effective the same date, Joanne H. Raphael, the former Executive Vice President, General Counsel and Corporate Secretary, became Executive Vice President and Chief Legal Officer (CLO) until her retirement on June 1, 2021. Effective January 1, 2022, Ms. Stark was also named CLO.

18 PPL CORPORATION 2022 Proxy Statement

GOVERNANCE OF THE COMPANY

Director Nomination Process and Proxy Access

The GNSC establishes guidelines for new directors and evaluates director candidates. In its evaluation, the GNSC will consider the qualifications, qualities and skills of director candidates as outlined in our Guidelines for Corporate Governance, including:

•	strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment and who have senior corporate leadership experience;

•	prior business experience at a senior executive level;

•	diverse experience relevant to serving on the Board, such as financial, operating, executive management, technology and regulated industry experience;

•

a broad range of demonstrated abilities and accomplishments beyond corporate leadership, including the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests; and

•	capability to devote the required amount of time to serve effectively, including preparation time and attendance at Board, committee and shareowner meetings.

To reflect its commitment to diversity, the Board amended the Guidelines for Corporate Governance in January 2021 to require the pool of candidates considered by the GNSC to include qualified persons who reflect diverse backgrounds, including diversity of gender and race or ethnicity and if any third-party search firm is used, it will be specifically instructed to include such candidates. The GNSC will assess the effectiveness of this policy as part of its annual review of the Guidelines for Corporate Governance.

Requests to be considered for election as a director may be made by the Board of Directors, the GNSC or any shareowner entitled to vote in the election of directors generally. The GNSC screens all candidates in the same manner regardless of the source of the recommendation.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth beginning on page 7, their past contributions to the company’s success and their expected future engagement and contributions in furtherance of PPL’s strategic goals.

If the GNSC or management identifies a need to add a new Board member to contribute a particular skill or attribute or to fill a vacancy, the GNSC may retain a third-party search firm to identify a candidate or candidates. The GNSC also seeks prospective nominees through personal referrals and independent inquiries by directors. Once the GNSC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the prospective nominee’s background and experience. The Chair of the Board, the CEO, the Chair of the GNSC and other members of the GNSC, as well as additional directors, if available, then interview the prospective candidate. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the standards and qualifications set out in the company’s Guidelines for Corporate Governance, the GNSC makes a recommendation to the full Board as to any persons who should be nominated by the Board. The Board then votes on whether to approve the nominee after considering the recommendation and report of the GNSC. As a result of this process, the GNSC recommended that Ms. Redman be nominated by the Board, and the Board elected Ms. Redman effective October 11, 2021.

The Board of Directors adopted proxy access in 2015. Pursuant to the company’s Bylaws, a shareowner, or a group of up to 25 shareowners, owning 3% or more of PPL’s outstanding common stock continuously for at least three years, may nominate, and include in PPL’s proxy materials, directors constituting up to the greater of (1) 20% of the Board or (2) two directors, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Shareowners interested in recommending nominees for directors should submit their recommendations in writing to:

Corporate Secretary

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

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GOVERNANCE OF THE COMPANY

In order to be considered, we must generally receive nominations by shareowners not less than 90 days nor more than 120 days prior to the Annual Meeting. In order to be included in our proxy statement under the proxy access provisions of our Bylaws for the 2023 Annual Meeting, the company must receive the nominations no earlier than November 7, 2022 and no later than December 7, 2022.

The nominations must also contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominees and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our website (www.pplweb.com/governance).

In addition to satisfying the foregoing requirements under PPL’s Bylaws, to comply with the universal proxy rules (once effective), shareowners who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 19, 2023.

Chair of the Board Succession

Annually, the GNSC reviews a succession plan for the chair of the board, and if applicable, the lead director position. The review covers key skills and competencies of the chair or lead director roles, as applicable, the risk of loss of the current chair, an assessment of the current board members relative to key skills and competencies and the identification of potential chair successors. As part of the regular review of attributes and skills for any potential director candidate, the GNSC also considers whether that candidate might qualify as a future chair or lead director in the succession pipeline.

20 PPL CORPORATION 2022 Proxy Statement

GOVERNANCE OF THE COMPANY

THE BOARD’S ROLE IN RISK OVERSIGHT

Overview. The Board, together with its committees, oversees the company’s risk management practices with the aid and input of our senior management and professional advisors. The Board regularly reviews the material risks associated with the company’s business plans and activities as part of its consideration of the ongoing operations and strategic direction of the company.

Throughout 2021, the Board exercised continuous oversight of the company’s strategy and response to the COVID-19 pandemic, receiving frequent updates from management. These updates and regular discussions provided the Board with opportunities to effectively exercise its oversight function and to provide leadership, guidance and support to management during unprecedented times.

While systemic risk oversight is a function of the full Board, the Board recognizes that material risks may arise from or impact multiple areas of the organization. As such, the Board retains primary oversight of certain risks, including strategic, operational, cultural, legal, regulatory, cyber-related and physical security risks, and tasks its Audit Committee, Compensation Committee, Finance Committee and GNSC with principal oversight of the company’s management of material risks within each respective committee’s areas of responsibility. In turn, each committee reports to the Board regularly, including with respect to material risks within its purview, fostering awareness and communication of significant matters among all directors, and promoting a coordinated approach to risk oversight.

At meetings of the Board and its committees, directors receive updates from management regarding our risk profile and risk management activities. Outside of formal meetings, the Board, its committees and individual Board members have full access to senior executives and other key employees, including the CEO, Chief Financial Officer (CFO), COO, CLO, Chief Compliance Officer, Chief Information Security Officer, or CISO, CHRO, Vice President-Corporate Audit, Vice President-Public Affairs and Sustainability and Senior Director of Risk Management, or SDRM. In addition, the Board, and each committee, may request information from the company’s professional advisors or engage its own independent advisors.

Board Oversight of Key Risks

•

Oversight of Cybersecurity Risks. Cybersecurity and the effectiveness of the company’s cybersecurity strategy are regular topics of discussion at Board meetings. The company’s strategy for managing cyber-related risks is risk-based and, where appropriate, integrated within the company’s enterprise risk management processes. The company’s CISO, who reports directly to the COO, leads a dedicated cybersecurity team and is responsible for the

PPL CORPORATION 2022 Proxy Statement 21

GOVERNANCE OF THE COMPANY

design, implementation, and execution of cyber-risk management strategy. The CISO provides periodic reports to the Board, no less than twice a year, regarding the company’s cybersecurity risk exposures and mitigation strategies. We conduct cybersecurity training annually for all employees and workforce phishing drills several times a year that include supplemental training when appropriate. PPL follows industry best practices, control frameworks, and industry standards to include the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF). Leading third parties periodically assess the maturity of our security practices using the NIST CSF.

•

Oversight of Environmental, Social and Governance (ESG) Risks. The Board has delegated to the GNSC responsibility for overseeing the company’s practices and positions to further its sustainability strategy and corporate governance, including specific environmental and corporate social responsibility initiatives. The committee receives updates, which include climate-related issues, at regularly scheduled meetings, and the full Board receives sustainability updates as significant issues arise. The committee also has oversight of the company’s corporate political activity, and in that capacity, receives reports at least annually as to political spending and related activities by the company, if any. The company has also established a Corporate Sustainability Committee, which includes senior leaders throughout the company. The committee is responsible for reviewing and guiding the development of a sustainability strategy, providing oversight and establishing priorities and performance metrics. The sustainability strategy, commitments and priorities are reviewed and approved by the Corporate Leadership Council, which consists of the CEO, CFO, COO, CLO and CHRO, and presented to the Board. The company also maintains a robust enterprise risk management (ERM) process that provides a business portfolio view of material risks that may impact achievement of the company’s business strategy. As part of the ERM process, representatives from the company’s operating companies and service groups identify, assess, monitor and report on ongoing and emerging risks, including climate-related and broader ESG risks. The company’s Risk Management group oversees this process and reports quarterly to the Audit Committee.

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GOVERNANCE OF THE COMPANY

COMPENSATION OF DIRECTORS

2021 Director Pay Components. Directors who are company employees, currently only Mr. Sorgi, do not receive any separate compensation for service on the Board of Directors or committees of the Board. During 2021, compensation for non-employee directors consisted of the elements described in the table below. The independent Chair of the Board and committee chairs received additional compensation due to the increased workload and additional responsibilities associated with these critical board leadership positions. PPL reimburses each director for usual and customary travel expenses.

Annual Retainer Components	Non- Employee Directors	Additional Retainers for Board Leadership
		Independent Chair of the Board Fee(3)	Audit Committee Chair Fee	All Other Committee Chair Fees (Excluding Executive Committee)

Cash(1)	$115,000	$165,000	$25,000	$20,000

Deferred Stock Units(2)	$150,000	N/A	N/A	N/A

(1)

The annual cash retainer and other fees are payable in quarterly installments to each director unless voluntarily deferred to the director’s deferred stock account or deferred cash account under the Directors Deferred Compensation Plan, or DDCP.

(2)

Each deferred stock unit represents the right to receive a share of PPL common stock and is fully vested upon grant but is not paid to the director until after retirement (as discussed below with respect to payments under the DDCP). Deferred stock units do not have voting rights, but accumulate quarterly dividend equivalents, which are reinvested in additional deferred stock units and are also not paid to the director until retirement.

(3)

Effective March 1, 2021, the Compensation Committee established an annual independent Chair of the Board fee of $165,000 when Mr. Rogerson was named as the independent Chair of the Board. Prior to March 1, 2021, the Board had a lead independent director role for which the annual fee was $30,000, and a non-executive Board Chair role, for which the annual fee was $150,000.

The Compensation Committee assesses the compensation of directors annually and, if applicable, makes recommendations to the Board. As part of this assessment, FW Cook, the Compensation Committee’s independent compensation consultant, provides a Director Pay Analysis, which reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

Directors Deferred Compensation Plan. Pursuant to the DDCP, non-employee directors may elect to defer all or any part of their fees or any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or the deferred stock account. The deferred cash account earns a return as if the funds had been invested in one or more of the core investment options offered to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from -1.63% to 31.73% during 2021. Payment of the amounts allocated to a director’s deferred cash account and accrued earnings, together with deferred stock units and accrued dividend equivalents, is deferred until after the director’s retirement from the Board of Directors, at which time the deferred cash and stock is disbursed in one or more annual installments for a period of up to 10 years, as previously elected by the director.

Director Equity Ownership Guidelines. The Board requires directors to hold, within five years after their election to the Board, shares of company common stock (including deferred stock units held in the DDCP) with a value of at least five times the annual cash retainer fee. All outside directors who have been on the Board more than five years, as well as Ms. Wood, were in compliance with their equity ownership guidelines as of December 31, 2021. Mr. Beattie and Ms. Redman, who have served on the Board less than five years, were on track as of December 31, 2021 to meet their equity ownership requirements within five years of their respective election to the Board.

PPL CORPORATION 2022 Proxy Statement 23

GOVERNANCE OF THE COMPANY

The following table summarizes all compensation earned during 2021 by our non-employee directors with respect to Board of Directors and committee service.

2021 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash
Name of Director	Paid in Cash(1)	Deferred into Restricted Stock Units(2)	Total	Stock Awards(3)	All Other Compensation(4)	Total
Arthur P. Beattie	$57,500	$57,500	$115,000	$150,000	$5,000	$270,000
John W. Conway(5)	51,099	—	51,099	56,868	—	107,967
Steven G. Elliott	140,000	—	140,000	150,000	10,000	300,000
Raja Rajamannar	115,000	—	115,000	150,000	—	265,000
Heather B. Redman	25,625	—	25,625	33,424	2,500	61,549
Craig A. Rogerson	272,500	—	272,500	150,000	10,000	432,500
William H. Spence(6)	71,250	—	71,250	37,500	—	108,750
Natica von Althann	135,000	—	135,000	150,000	5,720	290,720
Keith H. Williamson	115,000	—	115,000	150,000	10,000	275,000
Phoebe A. Wood	135,000	—	135,000	150,000	10,000	295,000
Armando Zagalo de Lima	—	131,667	131,667	150,000	—	281,667

(1)

This column reports the dollar amount of retainers either actually paid in cash or voluntarily deferred into cash accounts under the DDCP for Board and committee service by each director for 2021. The cash retainers for the 2021 committee chairs were: Mr. Elliott (Audit — $25,000); Mr. Rogerson (Compensation and Executive — $20,000 in the aggregate for two months as Compensation Committee Chair and 10 months as Executive Committee Chair); Ms. von Althann (Finance and Compensation — $20,000 in the aggregate for two months as Finance Committee Chair and 10 months as Compensation Committee Chair); Ms. Wood (GNSC — $20,000); and Mr. Zagalo de Lima (Finance — $16,667 for serving 10 months as Chair). Mr. Conway received a prorated $7,500 retainer for serving as the independent Lead Director for January and February 2021 prior to Mr. Rogerson being appointed as independent Chair of the Board on March 1, 2021. Mr. Spence received a prorated $37,500 retainer for serving as non-executive Chairman of the Board prior to Mr. Rogerson being appointed as independent Chair of the Board. Mr. Rogerson received a prorated $137,500 retainer for serving as the independent Chair of the Board from March 1, 2021 through the end of the year. Ms. Redman voluntarily deferred $25,625 of her retainer into the deferred cash account under the DDCP.

(2)	This column reports the dollar amount of retainers voluntarily deferred into deferred stock accounts under the DDCP.

(3)

This column represents the grant date fair value of the mandatorily deferred portion of the annual retainer during 2021 as calculated under ASC Topic 718. The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant.

All deferred stock units held in each director’s deferred stock account are vested. As of December 31, 2021, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Beattie — 9,536; Mr. Conway — 130,822; Mr. Elliott — 64,047; Mr. Rajamannar — 59,392; Ms. Redman — 1,186; Mr. Rogerson — 158,794; Ms. von Althann — 69,858; Mr. Williamson — 96,923; Ms. Wood — 22,238 and Mr. Zagalo de Lima — 72,374.

(4)

This column reflects contributions made under our charitable matching gift program. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees. Under the program, PPL will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions.

(5)	Mr. Conway retired from the Board effective May 18, 2021.

(6)	Mr. Spence retired from the Board effective March 1, 2021.

24 PPL CORPORATION 2022 Proxy Statement

STOCK OWNERSHIP

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

All directors and executive officers as a group hold less than 1% of PPL’s common stock. The table below shows the number of shares of our common stock beneficially owned as of March 2, 2022, by: each of our directors; each NEO for whom compensation is disclosed in the Summary Compensation Table; all of our director nominees and executive officers as a group; and the persons known by the company to be beneficial owners of more than 5% of PPL’s common stock as of February 14, 2022. The table also includes information about stock options, restricted stock units granted to executive officers under the company’s Incentive Compensation Plan for Key Employees, or ICPKE, the company’s Amended and Restated 2012 Stock Incentive Plan, or SIP, and stock units credited to the accounts of our directors under the DDCP.

Name of Directors and NEOs	Shares of Common Stock Owned(1)
Arthur P. Beattie	11,493	(2)
Joseph P. Bergstein, Jr.	81,935	(3)
Gregory N. Dudkin	89,702	(4)
Steven G. Elliott	66,215	(2)
Raja Rajamannar	61,495	(2)
Heather B. Redman	2,488	(2)
Craig A. Rogerson	162,266	(2)
Vincent Sorgi	265,748	(5)
Wendy E. Stark	11,949	(6)
Philip Swift	14,591
Paul W. Thompson	57,870	(7)
Natica von Althann	72,106	(2)
Keith H. Williamson	99,544	(2)
Phoebe A. Wood	23,830	(2)
Armando Zagalo de Lima	75,817	(2)
All 20 executive officers and directors as a group	1,236,134	(8)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(9) 100 Vanguard Blvd. Malvern, PA 19355	88,748,861	11.82%
BlackRock, Inc.(10) 55 East 52nd Street New York, NY 10055	64,561,072	8.60%
State Street Corporation(11) State Street Financial Center One Lincoln Street Boston, MA 02111	40,805,150	5.44%

(1)

The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

PPL CORPORATION 2022 Proxy Statement 25

STOCK OWNERSHIP

(2)	Consists of stock units credited to the director’s deferred stock account under the DDCP.

(3)	Includes 30,856 restricted stock units and 20,645 shares of common stock that may be acquired within 60 days of March 2, 2022 upon the exercise of stock options granted under the ICPKE.

(4)	Includes 31,041 restricted stock units.

(5)	Includes 99,678 restricted stock units and 55,153 shares of common stock that may be acquired within 60 days of March 2, 2022 upon the exercise of stock options granted under the SIP.

(6)	Consists of 11,949 restricted stock units.

(7)	Includes 13,928 restricted stock units.

(8)

Includes 236,855 restricted stock units, 97,752 shares of common stock that may be acquired within 60 days of March 2, 2022 upon the exercise of stock options granted under the ICPKE or the SIP, and 575,254 stock units credited to the directors’ deferred stock accounts under the DDCP.

(9)

Based solely on a review of the Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 9, 2022. As reported on the Schedule 13G/A, as of December 31, 2021, The Vanguard Group beneficially owned, in the aggregate, 88,748,861 shares held by The Vanguard Group affiliates and had shared voting power over 1,508,773 shares, shared dispositive power over 3,428,909 shares and sole dispositive power over 85,319,952 shares.

(10)

Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 1, 2022. As reported on the Schedule 13G/A, as of December 31, 2021, BlackRock, Inc. beneficially owned, in the aggregate, 64,561,072 shares held by BlackRock affiliates and had sole voting power over 56,106,422 shares and sole dispositive power over 64,561,072 shares. We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with BlackRock, Inc. and its affiliates. These transactions are negotiated on arm’s-length bases and contain customary terms and conditions. Affiliates of BlackRock, Inc. also provide investment management services for the company’s pension trusts in the U.S. and in the U.K. prior to the sale of the U.K. utility business in June 2021. The U.K. pension schemes are separate from the company and are managed by independent trustees. The company and the company’s affiliates paid fees of about $1,350,000 in 2021 to BlackRock, Inc. and its affiliates. While BlackRock’s affiliates’ engagement is unrelated to BlackRock’s common stock ownership, these relationships were reviewed, pre-approved and ratified by the GNSC in compliance with the company’s related-person transaction policy.

(11)

Based solely on a review of the Schedule 13G/A filed by State Street Corporation with the SEC on February 11, 2022. As reported on the Schedule 13G/A, as of December 31, 2021, State Street Corporation beneficially owned, in the aggregate, 40,805,150 shares held by State Street affiliates and had shared voting power over 36,761,430 shares and shared dispositive power over 40,788,506 shares.

26 PPL CORPORATION 2022 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written related-party transaction policy that reflects the process the Board uses to identify potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities. There are no related-party transactions to disclose regarding the company’s directors or executive officers. For information on certain transactions involving the company and its 5% shareowners, see “Stock Ownership” above.

Under the policy, the GNSC conducts a reasonable prior review of each related-party transaction, and any material amendment or modification to a related-party transaction, for potential conflicts of interest, and to either (i) approve (or ratify), and, to the extent applicable, provide ongoing GNSC oversight, or (ii) prohibit such a transaction if the GNSC determines it to be inconsistent with the interests of the company and its shareowners.

In connection with its review and approval or ratification of a related-party transaction, the GNSC or the Board, as applicable, will consider the relevant facts and circumstances, including:

•	the importance of the transaction both to PPL and to the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of PPL or the independence of a non-employee director;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by PPL with non-related persons, if any; and

•	any other matters that management or the disinterested directors deem appropriate.

We collect information about potential related-party transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and to or from those companies that either employ a director or an immediate family member of any director or executive officer. In addition, we review any payments made by the company or its subsidiaries to, or any payments received by the company and its subsidiaries from, any shareowner who owns more than 5% of any class of PPL Corporation’s voting securities. The company’s Office of General Counsel determines whether a transaction requires review by the GNSC and transactions that fall within the definition of the policy are reported to the GNSC. The disinterested independent members of the GNSC or the Board, as applicable, review and consider the relevant facts and circumstances and determine whether to approve, deny or ratify the related-party transaction. The GNSC will prohibit a related-party transaction that it determines to be inconsistent with the interests of the company and its shareowners.

PPL CORPORATION 2022 Proxy Statement 27

EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

What are you voting on?	The Board of Directors is asking you to vote, in an advisory manner, to approve the 2021 compensation of our named executive officers, or NEOs, as described on pages 29-79.

The Board recommends a vote FOR this proposal, because it believes our compensation policies and practices are effective in achieving their objectives to:

•	Drive the executive team to produce superior, sustainable financial and operating results.

•	Support strategic initiatives that increase value for shareowners.

•	Align compensation effectively with short- and long-term shareowner interests.

•	Attract and retain talented and experienced individuals.

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. Our NEOs’ compensation is aligned with the interests of shareowners and is linked to short- and long-term company performance. For 2021, we based performance-related compensation for the NEOs primarily on (1) corporate net income from ongoing operations as adjusted for compensation purposes, or Corporate Net Income, (2) net income from ongoing operations of each business segment as adjusted for compensation purposes, (3) corporate and business segment operational goals, (4) individual performance, (5) relative total shareowner return, or TSR, and (6) corporate return on equity, or ROE. All of our goals align with our commitment to create long-term value for shareowners. In 2021, 85% of the CEO’s target compensation opportunity was “at-risk” and 72% was performance-based. For the CFO, 75% of target compensation was “at-risk,” while for the other NEOs other than Mr. Swift, on average, 72% of target compensation was “at-risk.”

In considering your vote, you may wish to review the information on PPL’s compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” beginning on page 29, as well as the discussion regarding “Compensation Processes and Procedures” beginning on page 17.

The company currently holds advisory votes on an annual basis. Although the results of the vote are non-binding and advisory in nature, the Board values the opinions of our shareowners and will consider the outcome of the vote when making future decisions on the compensation of our NEOs and about our executive compensation program. In addition, the company is required at least once every six years to submit to shareowners the question of how frequently the company is required to seek shareowner approval of executive compensation. We currently expect the next shareowner vote on frequency to occur at our 2023 Annual Meeting of Shareowners.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is approved.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve the advisory vote on 2021 compensation of our NEOs.

Your Board of Directors recommends that you vote FOR Proposal 2

28 PPL CORPORATION 2022 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the following Compensation Discussion and Analysis (CD&A) and discussed it with management.

Based on its review and discussions with management, the Compensation Committee recommended to the Board that the CD&A be incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2021 and included in this Proxy Statement.

Compensation Committee

Natica von Althann, Chair

Raja Rajamannar

Craig A. Rogerson

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Table of Contents for CD&A

PPL CORPORATION 2022 Proxy Statement 29

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

For 2021, our named executive officers, or NEOs, were:

Named Executive Officer	Title
Vincent Sorgi	President and Chief Executive Officer (CEO)
Joseph P. Bergstein, Jr.(1)	Executive Vice President and Chief Financial Officer (CFO)
Gregory N. Dudkin(2)	Executive Vice President and Chief Operating Officer (COO)
Paul W. Thompson(3)	Executive Vice President
Wendy E. Stark(4)	Senior Vice President, General Counsel, Corporate Secretary and Chief Legal Officer (CLO)
Philip Swift(5)	Chief Executive of Western Power Distribution (WPD)

(1)	Effective April 12, 2021, Mr. Bergstein was promoted to Executive Vice President and Chief Financial Officer from Senior Vice President and Chief Financial Officer.

(2)	Effective April 12, 2021, Mr. Dudkin was promoted to Executive Vice President and Chief Operating Officer from President of PPL Electric Utilities Corporation (PPL Electric).

(3)	Effective October 1, 2021, Mr. Thompson’s title changed to Executive Vice President from President and CEO of LG&E and KU Energy LLC (LKE) in preparation for his departure effective January 1, 2022.

(4)	Effective April 12, 2021, Ms. Stark joined the company as Senior Vice President, General Counsel and Corporate Secretary. Chief Legal Officer was added to Ms. Stark’s title effective January 1, 2022.

(5)

Effective June 14, 2021, PPL completed the sale of its U.K. utility business of which Mr. Swift served as Chief Executive. Actual compensation for Mr. Swift represents what he earned through this date.

The 2021 compensation of these NEOs is explained in the following sections and in the Executive Compensation Tables that follow this CD&A.

2021 PERFORMANCE ACHIEVEMENTS AND PAY ALIGNMENT

Overview of 2021 Performance

2021 was a significant year for PPL as we strategically repositioned the company for long-term growth, continued to deliver outstanding operational performance, advanced our clean energy strategy and positively impacted the lives of millions in the communities we serve.

Most importantly, we provided energy safely, reliably and affordably for more than 2.7 million customers in Pennsylvania, Kentucky and Virginia. At the same time, our employees demonstrated tremendous resilience, acting responsibly to navigate the pandemic.

The past year was very much about repositioning PPL and laying a strong foundation for future success. Included are highlights of our 2021 performance.

Repositioning PPL to drive long-term value for all stakeholders

In 2021, we took bold steps to reposition PPL as a U.S.-focused energy company driving sustainable growth and poised to deliver an affordable clean energy transition while maintaining reliability for our customers.

In March, we announced agreements to sell our U.K. utility business to National Grid plc for £7.8 billion and, in a separate transaction, to acquire National Grid’s Rhode Island utility business, The Narragansett Electric Company, for $3.8 billion. Following the announcement, in June we completed the sale of our U.K. utility business, which consisted primarily of Western Power Distribution plc and its operating subsidiaries (WPD), achieving exceptional value at almost $11 billion for the U.K. assets, simplifying our business mix, and eliminating risks associated with foreign ownership. The sale of the U.K. utility business is sometimes referred to in this Compensation Discussion & Analysis as the sale of WPD. We’ve received all the necessary regulatory approvals to acquire Narragansett Electric and are now working diligently through state appeals processes in order to close the transaction.

30 PPL CORPORATION 2022 Proxy Statement

EXECUTIVE COMPENSATION

Delivering exceptional service and continuous improvement

As we refocused PPL for the future, we also delivered in the moment. We sustained strong reliability, achieved award-winning customer satisfaction, improved safety performance and maintained affordable energy rates below regional averages. In addition, we executed more than $2 billion in infrastructure improvements to build smarter, more dynamic, more resilient energy networks.

Regarding reliability, both PPL Electric and our Kentucky operations achieved one of their best years on record for SAIFI — which measures the average number of outages our customers experience — despite the companies’ significant storm season. In Kentucky, we also maintained industry-leading generation availability.

Regarding customer satisfaction, both PPL Electric and Kentucky Utilities Company (KU) ranked highest in their respective regions and segments in independent nationwide surveys of electric utility residential and business customer satisfaction. It was the 10th year in a row that PPL Electric earned top honors for residential customer satisfaction in its region and segment and 6th consecutive year KU earned the distinction.

Regarding safety, our Pennsylvania and Kentucky utilities all demonstrated year-over-year DART rate improvements. DART, short for Days Away Restricted Time, is a key measure that the Occupational Safety and Health Administration uses to track workplace safety.

Advancing our clean energy strategy and charting a path to net-zero

Over the past year, we also made significant progress as we pursued our broad-based clean energy strategy focused on decarbonizing our operations, investing in clean energy research and development, and positioning the grid as an enabler of clean energy resources.

Among our 2021 highlights, we set a new goal to achieve net-zero carbon emissions by 2050, with interim emissions reduction targets of 80% from 2010 levels by 2040 and 70% by 2035. We announced a commitment of more than $50 million in new investments to drive clean energy innovation and deep decarbonization research and development. Louisville Gas and Electric Company and KU launched a new partnership with the University of Kentucky’s Center for Applied Energy Research to study carbon capture at natural gas combined-cycle power plants and reached new agreements to provide the output from a planned 125 megawatt solar facility to large customers in their service areas. Our utilities in Pennsylvania and Kentucky also joined a national coalition to support greater adoption of electric vehicles.

In addition, we published our latest comprehensive climate assessment report in November, which is available on our website. The report highlighted the risks and opportunities associated with climate change; evaluated potential future emissions under multiple scenarios, including a scenario consistent with limiting global warming to 1.5 degrees Celsius; and outlined our strategy to enable a responsible transition that balances our commitments to the environment, our customers, our employees and our communities. We also completed our triennial Kentucky Integrated Resource Plan in October, which reflected a significant increase in projected renewable additions in the 15-year planning horizon compared to our prior plan.

Creating shareowner value and maintaining a strong financial foundation

As we worked to create shareowner value and maintain a strong financial foundation, we executed our business plan and continued to deliver equity returns for shareowners that were in line with those allowed by regulators.

We secured a successful outcome in our Kentucky rate review that supports infrastructure investments that will drive value for our customers and shareowners. Our ability to fully deploy advanced metering infrastructure and utilize a new recovery rider to retire our aging coal plants positions PPL to deliver an affordable clean energy transition in Kentucky that balances the interests of all stakeholders going forward.

Using $3.9 billion of proceeds from the sale of our U.K. utility business, we reduced corporate debt by $3.5 billion, significantly strengthening our balance sheet. We also identified opportunities to deploy over $1 billion in incremental investment opportunities at our existing utilities in Pennsylvania and Kentucky through 2025. These investments will support grid modernization and advance a sustainable energy future.

PPL CORPORATION 2022 Proxy Statement 31

EXECUTIVE COMPENSATION

Lastly, we returned $2.3 billion to shareowners through dividends and share repurchases.

Building strong communities and fostering a diverse and inclusive workforce

PPL advanced initiatives to strengthen economic vitality and quality of life in the communities we serve. Overall, our companies and foundations contributed more than $12 million to improve education; foster diversity, equity and inclusion (DEI); promote sustainable communities; and support local programs focused on strengthening the communities we serve. And in the aftermath of devastating December tornadoes in Kentucky, we responded quickly, providing financial support to assist Kentucky families and businesses. Together with our employees and retirees, our Pennsylvania and Kentucky foundations contributed $7 million to the United Way and partner agencies as part of our annual giving campaigns.

Within PPL, we implemented an enterprise-wide diversity, equity and inclusion strategy; adopted DEI commitments; strengthened diversity within our leadership ranks, overall workforce and the board; and expanded our support for social justice and equity initiatives in our local communities. Our strong commitment to DEI resulted in the company being named a best place to work for LGBTQ equality by the Human Rights Campaign Foundation, a best place to work for disability inclusion by Disability:IN and the American Association of People with Disabilities (AAPD); and a top utility for workforce diversity by DiversityInc.

The above successes and many others in 2021 reflect the collective contributions of our engaged Board, our experienced management team and our talented employees across PPL.

How We Align PPL’s Compensation Program with Performance

For 2021, we based performance-related compensation for the NEOs primarily on (1) corporate net income from ongoing operations as adjusted for compensation purposes, or Corporate Net Income, (2) net income from ongoing operations of each business segment as adjusted for compensation purposes, (3) corporate and business segment operational goals, (4) individual performance, (5) relative total shareowner return, or TSR, and (6) corporate return on equity, or ROE. All of our goals align with our commitment to create long-term value for shareowners.

The selection of measures is given careful consideration, with a view to both short-term and longer-term strategic goals, while focusing on areas most within management’s control. Our annual cash incentive awards measure performance based upon achievement of select financial and operational goals. Earnings are central to our business strategy and a primary focus of the investment community. Consequently, Corporate EPS performance measures have historically been central to the annual compensation program for our NEOs. However, in light of potential share repurchases following the sale of WPD, for 2021 only, the corporate financial metric was changed to Corporate Net Income, rather than Corporate EPS, as discussed in more detail below. In addition to Corporate Net Income for compensation purposes, our business segment heads are also expected to meet their respective business segment’s adjusted net income goals. For 2021, all NEOs were also compensated based on achievement of operational goals at each business segment.

Our equity-based awards use relative TSR and corporate ROE to further align executives’ interests with the long-term interests of shareowners. The TSR metric provides a comparison of our three-year TSR performance relative to the companies in the PHLX Utility Sector Index (UTY). No company in the UTY has significant U.K. utility operations. The corporate ROE metric provides a measurement of our performance across our entire business, including our U.K. operations through June 14, 2021. This approach provides an objective assessment of how the market is responding to our current and prospective operational performance in comparison to our peers, which is correlated to market performance.

32 PPL CORPORATION 2022 Proxy Statement

EXECUTIVE COMPENSATION

Although virtually all PPL operations are fully regulated, the company operates in multiple regulatory environments that can and do vary significantly by region. To align our NEOs’ actions with the company’s overall goals, NEO performance objectives are focused on enterprise-wide metrics that measure the financial and operational performance of PPL, as well as financial and operational metrics for its largest business segments during 2021. This provides direct alignment to our goal of increasing shareowner value.

	How We Define It	Where We Use It

Corporate Net Income

•  PPL Corporation net income from ongoing operations

•  Corporate Net Income is adjusted for compensation purposes to reflect, if any, impacts of merger, acquisition and disposition activity; benefits from the use of proceeds from WPD sale; and regulatory agreements that are economically net neutral

•  See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation

• Portion of Annual Cash Incentive

Corporate Operational Goals	• Operational goals of LKE, PPL Electric and WPD weighted for each business segment (see page 43 for a description of the goals and the respective weighting)	• Portion of Annual Cash Incentive

Business Segment Adjusted Net Income	• Net income from ongoing operations of each business segment • See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation	• Portion of Annual Cash Incentive for each business segment

Business Segment Operational Goals	• Operational goals for each of LKE, PPL Electric and WPD (see page 43 for a description of the goals for each business segment)	• Portion of Annual Cash Incentive for each business segment

Individual Performance

•  Individual performance goals for each NEO based upon results and personal leadership in the areas of safety; diversity, equity and inclusion; employee engagement; environmental stewardship; and the modeling of PPL corporate values

• Portion of Annual Cash Incentive

TSR	• Total shareowner return, which is a combination of share price appreciation and reinvested dividends • Performance assessed relative to companies in the UTY	• Performance Units • Portion of long-term incentive, or LTI, compensation

ROE

•  Corporate return on equity, which is the average of PPL Corporation’s annual corporate ROE for the performance period with a three-year restriction period. For 2021 only, the performance period was one-year as discussed on page 48 of this CD&A.

• Performance Units • Portion of LTI compensation

PPL CORPORATION 2022 Proxy Statement 33

EXECUTIVE COMPENSATION

Further information about the targets that apply to specific awards for each NEO is set out in “2021 Named Executive Officer Compensation” beginning on page 39 of this CD&A.

A substantial portion of NEO compensation is delivered in the form of equity, and our senior executives are subject to significant Executive Equity Ownership Guidelines as described on page 55. These practices directly align our compensation structure with our performance by linking NEO compensation to share price appreciation and sustainable long-term growth.

Changes to the Compensation Program for 2021 and 2022

As the Compensation Committee determined what would be an appropriate incentive compensation structure, in light of the sale of WPD and PPL’s strategic repositioning, it considered a number of factors that would be disproportionately affected by the sale.

Changes Due to the Sale of WPD

In August 2020, PPL announced that it initiated a formal process to sell its U.K. utility business, WPD, in 2021. As a result of the anticipated sale of WPD, the Compensation Committee made the following changes to NEO compensation program, each of which is applicable for 2021 only:

•

In light of potential share repurchases following the anticipated sale of WPD, the corporate financial metric under the annual incentive program was changed from Corporate EPS to Corporate Net Income for 2021 only. In making this decision, the Compensation Committee considered the possibility that potentially significant share repurchases using a portion of the proceeds from the sale would result in a reduction of outstanding shares that could have disproportionately inflated the Corporate EPS for 2021.

•

The Compensation Committee approved Corporate Net Income goals, which include: (1) targets and attainment for all business segments through April 30, 2021, which apply only to Mr. Swift, and (2) targets and attainment for only the US-based business segments for the full year, which apply to all NEOs other than Mr. Swift.

•

ROE-based performance unit grants historically had a three-year performance period, but for 2021 only, the Compensation Committee shifted to a one-year performance period from January 1, 2021 through December 31, 2021, while maintaining the three-year vesting schedule and other grant characteristics. In making this decision, the Compensation Committee considered that 2021 was a transitional year for the company and that it was not practicable to set ROE targets for a three-year period based on information available going into 2021.

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Other Changes for 2021 and 2022

PPL also incorporated certain other changes to NEO compensation in 2021 and 2022 as part of its ongoing commitment to evaluate and, where applicable, adapt its practices to continue to drive its pay-for-performance philosophy.

•  To link safety and social factors to NEO compensation, the Compensation Committee included an individual performance portion of the NEO’s annual short-term incentive goals weighted at 10% of the total incentive beginning in 2021. Goal achievement will be assessed in January following the performance year based on results and personal leadership in the areas of safety; diversity, equity and inclusion; employee engagement; environmental stewardship; and the modeling of PPL corporate values.

•  In 2022, the Compensation Committee evaluated PPL’s LTI mix and considered how to further link executive compensation to its future strategy, which resulted in adding earnings growth (EG) and environmental, social and governance (ESG) metrics to the LTI mix at 20% each. Priority ESG metrics are tied to climate-related performance. TSR continues to be one of the leading performance measures among utilities and a vital metric that recognizes PPL’s share performance compared with that of other utilities in the UTY. TSR-based performance unit grants will continue to comprise 40% of the NEO’s total LTI, and RSUs will continue to comprise 20% of the NEO’s total LTI.

2021 Pay and Performance

In 2021, PPL reported losses for the year that were non-cash in nature and primarily related to the sale of WPD and certain tax changes in the U.K. Excluding the accounting effect of these one-time events, PPL’s operating businesses and PPL on a consolidated basis had strong financial and operational performance in 2021, which correlated with 2021 compensation:

•	Annual cash incentive award payouts ranging from 167.98% to 187.56% of target.

•	2019-2021 equity performance awards were paid out at 100% of target in the aggregate.

•	TSR-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2019, were forfeited due to below threshold level performance for the 2019-2021 performance period.

•	ROE-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2019, paid out at 200% of target for the 2019-2021 performance period.

We provide further details of these matters throughout this CD&A and particularly in “2021 Named Executive Officer Compensation” beginning on page 39.

2021 Say-on-Pay Advisory Vote and Shareowner Engagement

The Compensation Committee considered the results of the last shareowner advisory vote on executive compensation when reviewing potential changes to PPL’s executive compensation program. PPL received a shareowner vote of over 95% in support of the compensation of our NEOs in response to our say-on-pay proposal at the company’s 2021 Annual Meeting.

During our annual engagement efforts in the fall of 2021, we discussed our corporate governance practices, including our executive compensation program, with a number of our shareowners. See “Shareowner Engagement” on page 14 for annual outreach efforts. We did not receive recommendations for substantial changes to our executive compensation program. Taking this feedback and the significant level of support received for the 2021 say-on-pay advisory vote into account, the Compensation Committee determined that our executive compensation philosophy, compensation objectives and program design remain appropriate and decided not to make significant changes to the core design of our program.

PPL CORPORATION 2022 Proxy Statement 35

EXECUTIVE COMPENSATION

OVERVIEW OF PPL’S EXECUTIVE COMPENSATION PROGRAM FRAMEWORK

Our executive compensation program reflects PPL’s ongoing commitment to pay-for-performance, with executive compensation aligned to shareowner interests and linked to short- and long-term company performance.

Aligning Employees and Compensation Strategies with Our Corporate Strategic Framework

PPL’s corporate strategic framework provides the basis for determining annual and longer-term performance goals and objectives under our executive compensation program.

The performance goals that PPL has established reinforce the core features of our operational mission to deliver power safely, reliably and affordably. If we are effective in these areas, our underlying performance should increase shareowner value. Our executive compensation program is structured to reward our executives for performance toward these goals.

Elements of NEO Compensation

The executive compensation program is composed of three key elements — base salary, an annual cash incentive and long-term equity incentives — which make up total direct compensation.

Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Base Salary	To reward sustained performance, experience, value in the market and to PPL, and individual skills, knowledge and behaviors	• Compensation Committee applies judgment in setting annual salary to reflect performance, experience and responsibility, and considers market data	• Review annually individual performance and market position

Annual Cash Incentive	To motivate and reward corporate performance over the short term	• Paid in cash • Combination of corporate and business segment financial and operational performance, as well as individual performance • Capped at two times target payout for top performance	• Financial measures, which include Corporate Net Income and business segment adjusted net income, business segment operational goals, and individual goals • One-year performance period

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Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Long-term Equity Incentives

Performance Units Based on TSR and ROE	To align shareowner and executive interests and to drive sustainable growth over the long term

•  Vests between 0% and 200% of target payout, subject to certification of performance at the end of the three-year performance period

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly in the form of additional performance units, and vest according to the applicable level of achievement of the performance goal, if any

•  Represents 80% of the total long-term equity incentive opportunity

•  50% relative TSR, using the UTY over a three-year performance period

•  50% corporate ROE; the average of PPL Corporation’s annual corporate ROE for the performance period. For 2021 only, the performance period was one-year as discussed on page 48 of this CD&A.

•  Three-year restriction period

Restricted Stock Units	To align shareowner and executive interests while rewarding and encouraging retention

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly in the form of additional restricted stock units, but are not paid unless and until underlying award vests

•  Represents 20% of the total long-term equity incentive opportunity

• Time based • Restricted for three years following grant

In addition, the NEOs receive modest perquisites, such as executive physicals, financial planning, tax preparation services and matching charitable contributions, as well as certain retirement benefits. Executive officers may also receive periodic residential security system upgrades and relocation benefits. For additional information, see “Other Elements of Compensation” section on page 51.

The PPL compensation framework places a heavy emphasis on performance-based pay through the use of annual and long-term performance-based compensation elements. In 2021, 85% of the CEO’s target compensation opportunity was “at-risk” and 72% was performance-based. For the CFO, 75% of target compensation was “at risk,” for the other NEOs, excluding Mr. Swift who separated from the company in June 2021, on average, 72% of target compensation was “at risk.”

PPL CORPORATION 2022 Proxy Statement 37

EXECUTIVE COMPENSATION

The following charts illustrate the 2021 elements of compensation divided among base salary, target annual cash incentive and target long-term incentive opportunity.

Elements of Compensation as a Percentage of Target Total Direct Compensation — 2021(1)

(1)	Based on target compensation as a percentage of target total direct compensation for performance as of December 31, 2021.

(2)	Includes Messrs. Dudkin and Thompson and Ms. Stark. Excludes Mr. Swift who separated from the company in June 2021.

(3)	At-Risk Compensation includes target short-term incentive and all long-term equity awards.

(4)	Performance-Based Compensation includes target short-term incentive and performance-based equity awards.

Process for Setting Executive Compensation

As part of its duties, there are a number of activities the Compensation Committee undertakes each year in reviewing the operation and effectiveness of the executive compensation program.

Use of Market Data

The Compensation Committee uses market compensation data from the Willis Towers Watson General Industry Executive Compensation Survey as one of several criteria when reviewing individual NEO compensation levels. The survey data provide a large sample size resulting in more consistent and reliable market comparisons. Although the survey participants can vary slightly from year to year, the large nature of the sample size minimizes the risk that this change could distort general market trends. The market data are adjusted to appropriately reflect our size.

The Compensation Committee also uses information on compensation practices from a select group of industry companies, which includes public utilities with revenue, market capitalization and enterprise value that are generally between one-half to two times those of PPL.

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For additional insight into executive compensation practices, the Compensation Committee directed Frederic W. Cook & Co., Inc., or FW Cook, the Compensation Committee’s independent compensation consultant, to conduct an executive market assessment and present market findings to the Compensation Committee. When determining 2021 compensation for our NEOs, the Compensation Committee considered these compensation data points.

Establishing Performance Targets

Each year, the Compensation Committee reviews and sets the performance targets that apply to incentive awards. This process is particularly important in seeking to ensure alignment between pay and performance over short- and long-term periods. Incentive targets are aligned with annual business plans and budgets. The Compensation Committee sets goals that it deems as rigorous but attainable with strong performance.

In setting the PPL Corporate Net Income performance target for compensation purposes for 2021, the Compensation Committee reviewed comprehensive data and systematically assessed PPL’s targets by considering the following.

•	PPL’s historical performance

•	Historical performance within the industry

•	PPL’s earnings forecasts for the coming year

•	Implications of the expected sale of WPD in 2021

In setting the targets for the business segments, the Compensation Committee considers historical business segment performance and segment business plans that support PPL’s earnings forecasts for the coming year, as well as key operational metrics to support our mission of providing safe, affordable, reliable, sustainable energy to our customers and superior, long-term returns to our shareowners. This information is used to set goals that are considered challenging and competitive within the industry. The targets for the 2021 awards were reviewed during the first quarter of 2021 and are summarized beginning on page 40.

2021 NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Each year, the Compensation Committee reviews base salary in the context of responsibilities, experience, value in the market and to PPL, sustained individual performance and internal parity to determine whether an executive’s base salary will be increased. In reaching a decision, the Compensation Committee reviews market compensation data and whether each executive’s current salary is competitive and commensurate with their performance, skills and experience.

In 2021, the Compensation Committee approved base salary increases effective January 1, 2021 ranging from 3% to 10% as well as mid-year base salary increases due to new appointments or promotions. The table below reflects base salary increases during the year.

Name	2020 Year-End Salary	2021 Salary	% Change

Vince Sorgi	$1,100,000	$1,133,000	3.0%

Joe Bergstein	$575,000	$632,500	10.0%

Greg Dudkin	$607,700	$740,000	21.8%

Paul Thompson	$662,900	$682,800	3.0%

Wendy Stark	—	$525,000	—

Phil Swift	£420,000	£441,000	5.0%

PPL CORPORATION 2022 Proxy Statement 39

EXECUTIVE COMPENSATION

Individual base salaries for each of the NEOs were generally adjusted to bring salaries in line with market and maintain market competitiveness. Additionally, the following points are noted:

•	Messrs. Sorgi and Thompson each received a 3.0% increase in base salary in January 2021 to maintain market competitiveness aligned with their performance, skills and experience in their positions.

•

Mr. Dudkin received a 3.0% increase in base salary in January 2021 to maintain market competitiveness. When he assumed the role of COO in April 2021, he received an adjustment of 18.2% to his base salary to bring him within a competitive range of market for his new role as COO.

•

Mr. Bergstein received a 10.0% increase to bring his base salary closer to market and to recognize his continued performance. No additional compensation changes were made as a result of his promotion to Executive Vice President.

•	Ms. Stark joined the company in April 2021 and her initial base salary was set by the Compensation Committee based on her prior experience and market competitiveness.

•	Mr. Swift received a 5.0% increase to maintain market competitiveness.

2021 Annual Cash Incentive Awards

The annual cash incentive awards measure and reward performance against the company’s financial and operational goals for the year and the individual contributions towards the achievement of those goals. The measures used to assess management’s success in executing the company’s strategy and initiatives were (1) Corporate Net Income, (2) corporate operational goals that include all three business segments weighted for the forecasted contribution to earnings, (3) business segment adjusted net income, (4) business segment operational goals and (5) individual performance. These measures align with our goals of increasing shareowner value and were set and communicated to the NEOs in the first quarter of 2021.

In summary, the performance measures for 2021 were as follows:

2021 PPL Cash Incentive Goal Weighting
Name	Proration for Time in Position	Financial Performance		Operational Performance		Individual Performance
		Corporate	Business Segment	Corporate	Business Segment

Vince Sorgi		70%	—	20%	—	10%

Joe Bergstein		70%	—	20%	—	10%

Greg Dudkin(1)	27.67%	30%	30%	10%	20%	10%

	72.33%	70%	—	20%	—	10%

Paul Thompson		30%	30%	10%	20%	10%

Wendy Stark		70%	—	20%	—	10%

Phil Swift		30%	30%	10%	20%	10%

(1)

Consistent with our compensation program, Mr. Dudkin’s promotion to COO during 2021 resulted in a mid-year change to his cash incentive goal weighting to reflect his new position with 27.67% of his cash incentive based on his time as President of PPL Electric and 72.33% based on his time as Executive Vice President and COO of PPL Corporation.

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2021 PPL Corporate Financial Performance

Corporate Net Income

For compensation purposes, annual cash incentive awards are based, in part, on PPL Corporation Net Income, which is from ongoing operations as adjusted for compensation purposes, to reflect, if any, impacts of merger, acquisition and disposition activity; benefits from the use of proceeds from WPD sale; and regulatory agreements that are economically net neutral (see Annex A for a description of the adjustments).

In January 2021, the Compensation Committee approved an alternative version of the Corporate Net Income goal due to the anticipated sale of WPD, which would apply only to Mr. Swift. The Corporate Net Income goal, which included only the US-based business segments for the full year’s targets and attainment, was applicable to all NEOs other than Mr. Swift.

Financial Goal	Threshold	Target	Maximum	Actual Results	Attainment Score
All NEOs except Mr. Swift (without WPD – Domestic only)

Achieve ongoing PPL Corporation Net Income goal target (in millions) – Domestic Only	$616.994	$725.875	$780.316	$782.205	200.00%
(No payout if corporate financial goal is below 50% target)

Mr. Swift (with WPD)

Achieve ongoing PPL Corporation Net Income goal target (in millions)	$580.638	$683.151	$734.387	$760.120	200.00%
(No payout if corporate financial goal is below 50% target)
Target and Actual Results calculated using January through April, 2021.

The percent of target opportunity earned in relation to PPL’s Corporate Net Income goal was 200% of target for each of the two versions of the Corporate Net Income goal.

No payout for the corporate financial goal would have been made to NEOs for 2021 if Corporate Net Income had been below the 50% goal of $631.914 million with WPD or $671.434 million for domestic only.

No annual cash incentive award would have been made to NEOs for 2021 if Corporate Net Income had been below the 0% goal of $580.638 million with WPD or $616.994 million for domestic only.

PPL CORPORATION 2022 Proxy Statement 41

EXECUTIVE COMPENSATION

The adjusted net income goal for each business segment is aligned with the segment’s expected contribution to PPL’s overall financial performance and is set based on the business plan approved by PPL’s Board of Directors.

2021 PPL Business Segment Financial Performance

LKE – Paul Thompson
Adjusted Net Income

Financial Goal	Threshold	Target	Maximum	Actual Results	Attainment Score
LKE

Achieve ongoing LKE Net Income goal target (in millions)	$370.628	$436.033	$468.736	$472.062	200.00%
LKE’s adjusted net income exceeded target primarily due to continued focus on operating efficiency and financing optimization.
PPL Electric – Greg Dudkin (applicable until his promotion on April 12, 2021)
Adjusted Net Income

Financial Goal	Threshold	Target	Maximum	Actual Results	Attainment Score

PPL Electric

Achieve ongoing PPL Electric Net Income goal target (in millions)	$405.801	$477.413	$513.219	$503.387	172.54%
PPL Electric’s adjusted net income exceeded target primarily due to higher distribution sales volumes and lower interest expense.
WPD – Phil Swift
Adjusted Net Income

Financial Goal	Threshold	Target	Maximum	Actual Results	Attainment Score

WPD

Achieve the ongoing WPD Net Income goal target (in millions)	$290.367	$341.608	$367.229	$379.409	200.00%
WPD’s adjusted net income exceeded target primarily due to higher than forecasted distribution volume.

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2021 PPL Operational Performance

Goal Summary Statement	Target	Actual Results	Attainment Score	Goal Weight	Goal Score	Corporate Weight	Corporate Goal Score
LKE

Achieve the Customer Satisfaction Rating target	18.0	15.0	87.50%	50%	43.75%

Achieve the reliability System Average Duration Index (SAIDI) goal target *	86.38	80.33	154.82%	40%	61.93%

Achieve Equivalent Forced Outage Rate (EFOR) goal target *	0.045	0.0176	200.00%	10%	20.00%

Total Operational Performance for LKE					125.68%	23%	28.91%
PPL Electric

Achieve Customer Satisfaction (CSAT) targeted rating	85%	90%	200.00%	50%	100.00%

Achieve the reliability non-storm System Average Interruption Frequency Index (SAIFI) goal target *	0.650	0.680	62.50%	50%	31.25%

Total Operational Performance for PPL Electric					131.25%	26%	34.13%
WPD

Achieve the Operational Incentive Revenues (Stakeholder Engagement, Customer Minutes Lost, Customer Interruptions, Broad Measure Customer Satisfaction (BMCS), Time to Connect, Incentive on Connection Engagement) goal target (in millions)	£76.42	£79.24	169.95%	100%	169.95%

Total Operational Performance for WPD					169.95%	51%	86.67%

Total Weighted Corporate Operational Performance						100%	149.71%

*	Indicates a lower number is better

LKE

LKE’s Customer Satisfaction metric is based upon points earned for performance compared to a competitive group of six utilities selected to ensure a meaningful comparison to appropriate industry peers as conducted by a third party. Performance is assessed quarterly, and points are given for performance above (six points) or within (three points) the competitive range. Bonus points are achieved by finishing first (two points) or second (one point) in an absolute ranking. To achieve the targeted customer satisfaction objective of 18 points, LKE needed to perform above the competitive range for at least two quarters and within the range for two quarters. Due to the rate case and resumption of customers disconnects, LKE saw a decline in customer satisfaction, finishing above the competitive range in the first quarter and within the competitive range the last three quarters.

PPL CORPORATION 2022 Proxy Statement 43

EXECUTIVE COMPENSATION

LKE’s reliability metric is based upon LKE’s combined Transmission and Distribution SAIDI, the average outage duration for each customer served, with the objective of achieving the lowest possible actual result. LKE had excellent Transmission reliability performance, causing the achievement above target.

LKE’s EFOR is the measurement of the percent of steam generation not available due to forced outages or reduction in generation output, with the objective of achieving the lowest possible actual result. Targets are set using historical regional results to drive optimal business performance. Through a concentrated effort on long-term outage planning, process standardization across the fleet and ongoing focus on process improvement, LKE performed exceptionally well with limited plant outages resulting in achievement of a maximum payout.

PPL Electric

PPL Electric’s CSAT target measures overall customer satisfaction and other key components that impact performance. The metric is gathered by a third-party vendor and represents the percent of customers who select 8, 9 or 10 on a 10-point scale for their overall satisfaction with PPL Electric as a provider of electric service to their home or business. Responses are weighted between residential and business customers to achieve a blended overall CSAT rate. The annual target is set based on previous performance and current management expectations. For 2021, CSAT was above target, which is attributable to sustained improvement in residential CSAT throughout the year.

PPL Electric’s non-storm SAIFI target is based on an industry-recognized metric used to measure reliability by electric utilities. The metric measures the average number of interruptions per customer, based on standards set by the Institute of Electrical and Electronics Engineers (IEEE), with the objective of achieving the lowest possible actual result. The annual target is set based on previous performance and current management expectations. For 2021, IEEE SAIFI was below target primarily due to increased weather-related outages.

WPD

WPD’s Operational Incentive Revenues represent earned payouts authorized by WPD’s regulator, Ofgem, for WPD’s operational performance. Performance is assessed in the following five areas.

•

Stakeholder Engagement and Customer Vulnerability Incentive is a competitive incentive across all U.K. gas, electric and transmission companies that rewards outstanding performance. WPD previously held the top position for six consecutive years in RIIO-ED1, contributing to strong Operational Incentive Revenue payouts.

•

Customer Minutes Lost / Customer Interruptions is measured against a target, tightened annually, set on a mixture of benchmark and WPD’s own performance. Since inception, WPD has earned the highest overall percent revenue of any Distribution Network Operator (DNO) group, in the latest 2020/21 regulatory year achieving over 72% of the maximum available revenue, which has produced strong Operational Incentive Revenue payouts.

•	BMCS provides customer satisfaction survey results from an Ofgem-sponsored survey of WPD customers. WPD earned the maximum available revenue in 2020/21.

•

Time to Connect is comprised of two components: (1) elapsed time to quote for new service installation and (2) elapsed time to connect new customers. Operational Incentive Revenue is paid or based on a common DNO target set by Ofgem. WPD achieved over 78% of the maximum available revenue in 2020/21.

•	Incentive on Connection Engagement is a discretionary, penalty only component decided by Ofgem. WPD has not received such a penalty in the past five years since this incentive was introduced.

WPD’s 2021 Operational Incentive Revenue target was £76.42 million. With WPD operational performance historically at or near the top for DNOs, and Ofgem increasing performance expectations each year, the performance range for minimum, targeted and maximum payout was rigorous.

The performance period for WPD’s Operational Incentive Revenue target runs on fiscal year March 1 through April 30. The fiscal year for 2021 goal attainment completed on April 30, 2021, prior to the sale of WPD and the payout of Mr. Swift’s prorated annual cash incentive award.

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Safety at PPL

PPL is committed to the health, safety and welfare of its employees and of those with whom we do business. Because safety is an integral part of our values and culture, beginning in 2021 leadership in safety was included as a component of the individual performance portion of annual cash incentive awards for NEOs. Additionally, in the event of a workplace fatality, the Compensation Committee may exercise discretion as to cash incentive payouts.

Individual Annual Cash Incentive Awards for 2021 Performance

The following annual incentive awards were approved by the Compensation Committee for 2021 performance and ranged from 167.98% of target to 187.56% of target:

Name	Proration for Time in Position	Weight x Goal Results				Individual Performance	2021 Earned Award
		Financial Performance		Operational Performance
		Corporate	Business Segment	Corporate	Business Segment

Vince Sorgi		70% x 200%	—	20% x 149.71%	—	10% x 175%	187.44%

Joe Bergstein		70% x 200%	—	20% x 149.71%	—	10% x 135%	183.44%

Greg Dudkin(1)	27.67% 72.33%	30% x 200% 70% x 200%	30% x 172.54% —	10% x 149.71% 20% x 149.71%	20% x 131.25% —	10% x 150% 10% x 150%	167.98% 184.94%

Paul Thompson		30% x 200%	30% x 200%	10% x 149.71%	20% x 125.68%	10% x 100%	170.11%

Wendy Stark		70% x 200%	—	20% x 149.71%	—	10% x 135%	183.44%

Phil Swift		30% x 200%	30% x 200%	10% x 135.67%	20% x 169.95%	10% x 200%	187.56%

(1)	Consistent with our compensation program, Mr. Dudkin’s promotion to COO during 2021 resulted in a mid-year change to his cash incentive goal attainment to reflect his new position.

Beginning in 2021, NEOs have an individual goals portion of the annual cash incentive awards weighted at 10% of the total annual incentive. Goal achievement was assessed by the Compensation Committee in January following the performance year, based on results and personal leadership in the areas of safety; diversity, equity and inclusion; employee engagement; environmental stewardship; and the modeling of PPL corporate values. Consistent with other goals, individual performance was assessed using a scale of 0-200% of target. The evaluation was holistic and considered, in part, absolute and relative performance, improvement or decline during the performance period and headwinds/tailwinds experienced.

In determining that Mr. Sorgi achieved performance of 175% of target for this component, the Compensation Committee recognized his outstanding leadership in PPL’s strategic repositioning through the sale of WPD, progress towards the purchase of Narragansett Electric, establishing and executing the vision for PPL’s strategic repositioning, and his continued commitment to advancing the operations, financial strength and culture of the organization.

In determining that Mr. Bergstein achieved performance of 135% of target for this component, the Compensation Committee recognized his achievements in modeling PPL corporate values and his significant involvement in the strategic repositioning of PPL through the sale of WPD, progress towards the purchase of Narragansett Electric, and PPL’s strategic repositioning.

In determining that Mr. Dudkin achieved performance of 150% of target for this component, the Compensation Committee recognized his achievements in leading PPL Electric in achieving excellent customer satisfaction, maintaining health and safety as a priority, and fostering DEI as an essential part of the company culture; his leadership in the strategic repositioning of PPL; his direct leadership over the regulatory approval process and integration planning activities related to the Narragansett Electric acquisition; and his involvement in helping to decarbonize PPL’s operations.

PPL CORPORATION 2022 Proxy Statement 45

EXECUTIVE COMPENSATION

In light of his transition from President and Chief Executive Officer of LKE and its subsidiaries to the role of Executive Vice President effective October 1, 2021 and retirement effective January 1, 2022, Mr. Thompson’s individual component was assessed at 100% of target. See “Additional Information — Other Compensation — Transition and Retirement Agreement for Mr. Thompson” on page 57 for more information regarding the payments to which Mr. Thompson is entitled in connection with his separation.

In determining that Ms. Stark achieved performance of 135% of target for this component, the Compensation Committee recognized her achievements in leadership in PPL’s strategic repositioning and completing the sale of WPD and the progress towards the purchase of Narragansett Electric and providing leadership related to PPL’s regulatory strategy while modeling PPL corporate values at the highest level.

In determining that Mr. Swift achieved performance of 200% of target for this component, the Compensation Committee recognized his achievements in leading WPD during the sale process and the successful sale of WPD. See “Compensation for Mr. Swift Associated with the Sale of WPD” on page 50 for more information regarding the payments to which Mr. Swift is entitled in connection with his separation.

This resulted in the following annual cash incentive awards approved for the NEOs:

Name	Proration for Time in Position(1)	2021 Base Salary(2)	Target Opportunity (% of Base Salary)	2021 Earned Award	2021 Annual Cash Incentive Award
					Prorated	Total

Vince Sorgi		$1,133,000	125%	187.44%		$2,654,619

Joe Bergstein		$632,500	80%	183.44%		$928,206

Greg Dudkin(3)	27.67%	$740,000	80%	167.98%	$275,174

	72.33%			184.94%	$791,888

						$1,067,062

Paul Thompson		$682,800	85%	170.11%		$987,284

Wendy Stark		$525,000	75%	183.44%		$722,295

Phil Swift	45.21%	£441,000	55%	187.56%		£205,672

(1)	Cash incentive awards were prorated based upon the number of days in each position, to the extent applicable. Ms. Stark’s annual incentive award was not prorated per the terms of her offer letter.

(2)

Cash incentive awards were calculated based on year-end base salary of the performance period, with the exception of Mr. Swift, whose cash incentive was calculated as of June 14, 2021, the date WPD was sold.

(3)	Consistent with our compensation program, Mr. Dudkin’s promotion to COO during 2021 resulted in a mid-year change to his cash incentive goal attainment to reflect his new position.

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2021 Long-term Equity Incentive Awards

The purpose of the long-term incentive program is to align our executives’ interests with those of shareowners by providing long-term equity incentives that are earned based on company performance. This goal is achieved through two distinct equity awards — performance units and restricted stock units. Performance units tie compensation to the financial performance and share price of PPL based on TSR and ROE performance measured over a defined performance period. Restricted stock units align shareowner and executive interests while rewarding and encouraging retention.

Target Opportunity (% of Base Salary)
Name	Proration for Time in Position(1)	Total Long-term Incentive (LTI)	20% Restricted Stock Units	40% Performance Units (Based on TSR)	40% Performance Units (Based on ROE)

Vince Sorgi		425%	85%	170%	170%

Joe Bergstein		220%	44%	88%	88%

Greg Dudkin(2)	25%	180%	36%	72%	72%

	75%	220%	44%	88%	88%

Paul Thompson		150%	30%	60%	60%

Wendy Stark(3)	75%	155%	31%	62%	62%

Phil Swift		120%	24%	48%	48%

(1)	LTI awards were prorated based upon the number of months in each position, to the extent applicable.

(2)	Consistent with our compensation program, Mr. Dudkin’s promotion to COO during 2021 resulted in a mid-year change to his LTI target opportunity.

(3)	Ms. Stark did not join the company until April 12, 2021, so as a result, consistent with our compensation program, her 2021 LTI award was prorated for the time served in her position.

The Compensation Committee customarily grants the annual long-term incentive awards at its regularly scheduled January meeting. Consistent with our compensation program, off-cycle awards may be made from time-to-time, for example, on the date of hire, appointment or promotion of an executive officer.

2021 Restricted Stock Units (20% of Total LTI)

Restricted stock units are PPL stock-equivalent units representing a future delivery of a specified number of shares of PPL common stock at the end of three years. The value of the shares that may ultimately vest may be greater than or less than the targeted value, depending on future increases or decreases in PPL’s common stock share price.

Restricted Stock Unit Awards Granted in 2021(1)
Name	Adjustment / Proration(2)	2021 Base Salary	Target (% of Salary)	Target Value	Award Value	Units Granted(3)

Vince Sorgi		$1,133,000	85%	$963,050	$963,050	34,692

Joe Bergstein		$632,500	44%	$278,300	$278,300	10,026

Greg Dudkin(2)	January 2021	$626,000	36%	$225,360	$225,360	8,119

	April 2021	$740,000	44%	$325,600

	Difference(4)			$100,240

	75% Proration(5)				$75,180	2,617

Paul Thompson		$682,800	30%	$204,840	$204,840	7,379

Wendy Stark(2)	April 2021	$525,000	31%	$162,750	$122,063	4,249

Phil Swift		£441,000	24%	£105,840	£105,840	5,238

(1)

Number of restricted stock units granted is the award value divided by the closing price of PPL common stock on the date of approval or, if later, the effective date (January 21, 2021, $27.76 equivalent to £20.21 using an exchange rate of £0.72817 for Mr. Swift’s award; April 12, 2021, $28.73). All NEO’s, except Ms. Stark, were awarded grants on January 21, 2021.

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EXECUTIVE COMPENSATION

(2)

Consistent with our compensation program, LTI awards were prorated based upon the number of months in each position, to the extent applicable. Mr. Dudkin’s LTI targets changed upon his promotion to COO and, as a result, Mr. Dudkin received a prorated grant on April 12, 2021. Ms. Stark received a prorated LTI award upon her joining the company on April 12, 2021.

(3)	The number of units is rounded up to the nearest full unit.

(4)	This reflects the difference in the full-year target value of the LTI award in each position.

(5)	The difference in the full-year target values was prorated based upon the number of months Mr. Dudkin served as COO.

2021 Performance Unit Awards (80% of Total LTI)

The performance units awarded in 2021 were designed to align the interests of our NEOs with those of our shareowners by directly linking NEO pay with sustained long-term company performance over a designated performance period. Performance units granted in 2021 were calculated based on 2021 salary.

Target award values are established at the start of the year, and the actual number of shares that an NEO receives is contingent on PPL’s TSR performance relative to the companies in the UTY and corporate ROE performance, as follows.

Performance Units – TSR (50% of the performance units granted)

TSR combines the impact of share price movement and reinvested dividends during the three-year performance period from January 1, 2021 to December 31, 2023.

The Compensation Committee determined that the UTY is an appropriate TSR industry group for PPL. The UTY is a market capitalization-weighted index of 20 geographically diverse, North American utility companies that are considered to be our peers by analysts and investors.

To achieve the target TSR award value granted in 2021, PPL’s TSR performance must be at or above the 50th percentile relative to the companies in the UTY at the end of the three-year performance period.

At the end of the performance period, awards can range from 0% to 200% of target depending on relative performance. TSR awards are forfeited if PPL ranks below the 25th percentile of the companies in the UTY at the end of the three-year period.

Performance Units – ROE (50% of the performance units granted)

ROE is more directly impacted by executive performance and aligns with operational performance and capital allocation. ROE achievement is calculated based on the average of PPL Corporation’s annual corporate ROE for the performance period with a three-year restriction period. For 2021 only, the performance period was one-year as discussed below.

Annual ROE is calculated by taking earnings from ongoing operations of PPL Corporation, divided by the average total equity.

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In setting ROE targets, PPL considered its business plan and ROE forecast as well as that of other utilities. PPL must achieve ROE from ongoing operations in 2021 at or above the 50th percentile of companies in the UTY for an above-target payout, and ROE of at least 15% for the maximum payout. Similar to past years, ROE awards will be forfeited if the annual ROE for 2021 performance period is below 8%. As an additional governor, the maximum award will not exceed 100% payout if PPL’s credit rating should drop below investment grade.

Over the one-year performance period of January 1, 2021 to December 31, 2021, PPL’s annual ROE was 13.63%. Having met all requirements for payout, the 2021 ROE-based performance units, and accrued dividend equivalents on the units, will pay out at 165% following the end of the three-year restriction period in early 2024.

The Compensation Committee granted the following performance unit awards for 2021 subject to PPL’s relative TSR ranking over the 2021-2023 performance period and attainment of ROE during 2021.

Performance Unit Awards Granted in 2021(1) 50% TSR and 50% ROE
Name	Adjustment / Proration(2)	2021 Base Salary	Target (% of Salary)	Target Value	Award Value	TSR Units Granted	ROE Units Granted(3)

Vince Sorgi		$1,133,000	340%	$3,852,200	$3,852,200	69,384	69,384

Joe Bergstein		$632,500	176%	$1,113,200	$1,113,200	20,051	20,051

Greg Dudkin(2)	January 2021	$626,000	144%	$901,440	$901,440	16,237	16,237

	April 2021	$740,000	176%	$1,302,400

	Difference(4)			$400,960

	75% Proration(5)				$300,720	5,234	5,234

Paul Thompson		$682,800	120%	$819,360	$819,360	14,758	14,758

Wendy Stark(2)	April 2021	$525,000	124%	$651,000	$488,250	8,498	8,498

Phil Swift		£441,000	96%	£423,360	£423,360	10,475	10,475

(1)

Number of performance units granted is the award value divided by the closing price of PPL common stock on the date of approval or, if later, the effective date (January 21, 2021, $27.76 equivalent to £20.21 using an exchange rate of £0.72817 for Mr. Swift’s award; April 12, 2021, $28.73). All NEO’s except Ms. Stark were awarded grants on January 21, 2021.

(2)

Consistent with our compensation program, LTI awards were prorated based upon the number of months in each position, to the extent applicable. Mr. Dudkin’s LTI targets changed upon his promotion to COO in April and, as a result, Mr. Dudkin received a prorated grant on April 12, 2021. Ms. Stark received a prorated LTI award upon her joining the company on April 12, 2021.

(3)	The number of units is rounded up to the nearest full unit.

(4)	This reflects the difference in the full-year target value of the LTI award in each position.

(5)	The difference in the full-year target values was prorated based upon the number of months Mr. Dudkin served in each position.

PPL CORPORATION 2022 Proxy Statement 49

EXECUTIVE COMPENSATION

Following the Compensation Committee’s assessment and certification of performance in early 2024, the applicable percentage of the performance unit awards and dividend equivalents will vest, if any. The Compensation Committee has no discretion to provide for payment other than as reflected in the actual attainment of the stated performance goals. Dividend equivalents accrue on the performance units as additional performance units and will vest and be paid according to the applicable level of achievement of the performance goal, if any.

2019–2021 Performance Units

TSR-based performance unit awards, accounting for 40% of the total LTI award, were made to the NEOs in 2019, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s TSR from January 1, 2019 to December 31, 2021 relative to companies in the UTY.

ROE-based performance unit awards, accounting for 40% of the total LTI award, were made to the NEOs in 2019, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s average annual ROE from January 1, 2019 to December 31, 2021.

Forfeiture of 2019–2021 TSR-based Performance Units

Over the three-year performance period, PPL’s TSR ranked at the 15th percentile relative to companies in the UTY. As a result, the 2019-2021 TSR-based performance units, and accrued dividend equivalents on the units, were forfeited. Performance units forfeited as a result of 2019–2021 TSR performance had a grant date value of over $1.63 million in the aggregate for the NEOs, including $593,013 for Mr. Sorgi and $1.038 million in the aggregate for Messrs. Bergstein, Dudkin and Thompson.

Payout of 2019–2021 ROE-based Performance Units

Over the three-year performance period, PPL’s annual ROE was 14.65% in 2019, 14.01% in 2020, and 13.48% in 2021, resulting in a three-year average of 14.05%. In order to pay at or above target of 10% or maximum of 14%, PPL’s credit rating was also required to be above investment grade. Having met these requirements, the 2019-2021 ROE-based performance units, and accrued dividend equivalents on the units, paid out at the maximum of 200%. Performance units that paid out at maximum as a result of PPL’s 2019-2021 ROE performance had a grant date value of $1.63 million in the aggregate for the NEOs, including $593,013 for Mr. Sorgi and $1.038 million in the aggregate for Messrs. Bergstein, Dudkin and Thompson.

Due to the sale of WPD on June 14, 2021, all outstanding long-term incentive awards for Mr. Swift vested at target.

Compensation for Mr. Swift Associated with the Sale of WPD

The successful sale of WPD in June 2021 was one of the most strategic transactions in the repositioning of PPL. To acknowledge Mr. Swift’s expected substantial role in connection with the WPD sale process, in addition to his ongoing obligations leading WPD in the ordinary course of business, the Compensation Committee approved the following compensation for him:

•

A one-time cash Transition Incentive Award was granted to Mr. Swift to encourage him to remain with WPD and continue performing his obligations in the best interest of WPD and PPL through the closing of the transaction. In addition to continuing to lead WPD in the ordinary course of business, Mr. Swift would have a significant role in shepherding an expedient, efficient and cooperative diligence process and supporting the consummation of the transaction. As such, the Committee approved a cash award in the amount of £1,786,050, to be paid 50% upon the signing of the initial sale agreement and 50% upon the closing of the sale transaction.

•	Upon closing of the sale of WPD, Mr. Swift was to be paid a prorated portion of his annual cash incentive award based upon financial and operational goal attainment at the time of closing.

•	Upon closing of the sale of WPD, all outstanding LTI awards for Mr. Swift were to vest in full at target.

In connection with the closing of the sale of WPD on June 14, 2021, Mr. Swift received his prorated Annual Cash Incentive Award and all outstanding LTI awards previously granted to Mr. Swift vested at target.

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Other Elements of Compensation

In addition to the three elements of total direct compensation (base salary, annual cash incentive and long-term equity incentives in the form of performance units and restricted stock units), the company also provides other forms of compensation to the NEOs, which are summarized below.

Limited Perquisites

PPL provides limited executive perquisites to its NEOs. We believe these perquisites are consistent with market practice and serve a direct business interest.

Financial planning and tax preparation and support, up to an aggregate cost of $11,000 per year, and estate planning, not to exceed $5,000 in the aggregate, are offered to each NEO. These services are provided in recognition of time constraints on executives and their more complex compensation program that requires professional financial, tax and estate planning. We believe that good financial planning by experts reduces the amount of time and attention that executive officers must spend on such issues. Such planning also helps ensure the objectives of our compensation program are met and not hindered by unexpected tax or other consequences.

Additionally, each NEO is eligible for an executive physical, up to an aggregate cost of $6,000 every two years, and genetic testing not to exceed $5,000 in the aggregate. The Compensation Committee believes the benefit is beneficial to both the employee and the company through potential reduced costs and increased productivity.

PPL periodically provides security assessments and residential security system upgrades to its NEOs. The company also provides relocation benefits to employees in connection with joining the company.

The incremental cost to PPL of all perquisites received by each of our NEOs for the year is summarized in Note 6 to the Summary Compensation Table on page 59.

Retirement Programs

The company provides eligible employees with the opportunity to build financial resources for retirement through tax-qualified pension benefit plans and defined contribution plans (401(k) plans). In addition, the company provides eligible executives with non-tax-qualified supplemental pension benefit and deferred compensation opportunities. We have historically viewed our retirement benefits as a means of providing financial security to our salaried employees after they have spent a substantial portion of their careers with the company.

PPL CORPORATION 2022 Proxy Statement 51

EXECUTIVE COMPENSATION

NEOs are eligible for the following pension benefit plans.

Retirement Plan	Description	NEO Participants

PPL Retirement Plan	• Tax-qualified defined benefit pension plan • Closed to new salaried employees after December 31, 2011	Messrs. Sorgi, Bergstein and Dudkin

PPL Supplemental Executive Retirement Plan (PPL SERP)

•  Nonqualified defined benefit pension plan to provide for retirement benefits above amounts available under the PPL Retirement Plan

•  Vested and eligible to commence payment at age 50 with 10 years of service

•  Closed to new officers after December 31, 2011

Messrs. Sorgi and Dudkin

PPL Supplemental Compensation Pension Plan	• Nonqualified defined benefit pension plan that applies to certain employees hired before January 1, 2012 who are not eligible for the PPL SERP	Mr. Bergstein

LG&E and KU Pension Plan (LG&E Pension Plan)	• Tax-qualified defined benefit pension plan • Closed to new participants after December 31, 2005	Mr. Thompson

LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP)	• Nonqualified defined benefit pension plan • Closed to new participants after December 31, 2011	Mr. Thompson

Electricity Supply Pension Scheme (ESPS)	• U.K. tax-approved defined benefit pension scheme	Mr. Swift

Additional details about these plans are provided under “Executive Compensation Tables — Pension Benefits in 2021” beginning on page 65.

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NEOs are eligible for the following voluntary retirement savings opportunities.

Savings Plans	Description	NEO Participants

PPL Deferred Savings Plan (PPL DSP)

•  Tax-qualified defined contribution plan

•  PPL provides matching contributions of up to 3% of the participant’s compensation subject to contribution limits imposed by the Internal Revenue Service, or IRS

•  Compensation includes base salary plus annual cash incentive award

•  Participants vest in PPL’s matching contributions after one year of service

•  Participants may request distribution of their account at any time following termination of employment

Messrs. Sorgi, Bergstein and Dudkin

PPL Retirement Savings Plan (PPL RSP)

•  Tax-qualified defined contribution plan

•  PPL provides matching contributions of up to 4.5% of the participant’s compensation subject to contribution limits imposed by the IRS

•  PPL provides an additional 3% fixed contribution subject to contribution limits imposed by the IRS

•  Compensation includes base salary plus annual cash incentive award

•  Participants vest in PPL’s matching contributions after two years of service

•  Participants may request distribution of their account at any time following termination of employment

Ms. Stark

PPL Executive Deferred Compensation Plan (PPL EDCP)

•  Non-qualified deferred compensation plan

•  Participants may defer some or all of their compensation in excess of the estimated minimum legally required annual payroll tax withholding and in excess of the amounts allowed by statute under the PPL DSP and PPL RSP

•  For participants in the PPL DSP, matching contributions of up to 3% of the participant’s compensation are made under this plan on behalf of participating officers to make up for matching contributions that could not be made on behalf of such officers under the PPL DSP because of statutory limits on qualified plan benefits

•  For participants in the PPL RSP, matching contributions of up to 4.5% and fixed contributions of 3% of the participants’ compensation are made under this plan on behalf of participating officers to make up for matching contributions that could not be made on behalf of such officers under the PPL RSP because of statutory limits on qualified plan benefits

•  Compensation includes base salary plus annual cash incentive award

•  There is no vesting condition for the company matching contributions

Messrs. Sorgi, Bergstein and Dudkin, and Ms. Stark

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Savings Plans	Description	NEO Participants

LG&E and KU Savings Plan

•  Tax-qualified defined contribution plan

•  For each dollar deferred, up to 6% of compensation, LKE contributed 35 cents subject to contribution limits imposed by the IRS

•  Compensation includes base salary, plus deferrals to Company-sponsored benefit plans, Section 402(g) salary redirection, qualified transportation fringe benefit plans, short term incentive compensation, cost of living adjustments, commissions and overtime

•  Participants may request distribution of their account at any time following termination of employment, though there may be applicable tax consequences

Mr. Thompson

LG&E and KU Energy LLC Nonqualified Savings Plan

•  Non-qualified deferred compensation plan

•  Participants may defer up to 75% of their compensation in accordance with the terms and conditions of the plan

•  Matching contributions are made under this plan on behalf of eligible participants to make up for matching contributions that could not be made on behalf of such participants under the LG&E and KU Savings Plan because of statutory limits on qualified plan benefits

•  Compensation includes base salary plus annual cash incentive award

•  There is no vesting condition for the company matching contributions

Mr. Thompson

In addition to the retirement programs described above, the primary capital contribution opportunities for NEOs are stock gains under the company’s long-term equity incentive program (as described above) and the employee stock ownership plan, or ESOP. The ESOP is a tax-qualified, employee stock ownership plan. Messrs. Thompson and Swift and Ms. Stark did not participate in the ESOP. No contributions have been made to the ESOP since 2012. Mr. Swift did not participate in any of the savings plans described in the table.

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GOVERNANCE POLICIES UNDERPINNING OUR COMPENSATION FRAMEWORK

At PPL, the Compensation Committee and the Governance, Nominating and Sustainability Committee have adopted strong corporate governance practices that are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓ Conduct annual pay risk assessment	✗ No “single trigger” change-in-control severance agreements

✓ Require significant equity ownership: 2x to 6x base salary for executive officers; 5x cash retainer for directors	✗ No hedging or pledging of PPL stock by officers and directors permitted

✓ Maintain clawback policy	✗ No dividend equivalents paid on unvested equity awards granted to executive officers

✓ Provide proxy access	✗ No tax “gross-ups” in change-in-control severance agreements

✓ Limit perquisites	✗ No new participants in the PPL SERP or LG&E SERP

Additional information on PPL’s Executive Equity Ownership Guidelines, hedging and pledging policy and clawback policy can be found below.

Executive Equity Ownership Guidelines

An important part of PPL’s compensation philosophy is ensuring a strong linkage between executives and shareowners. The Executive Equity Ownership Guidelines enable the company to align executives with this philosophy. The guidelines provide that NEOs should maintain the following robust levels of ownership in PPL stock.

Executive Officer Level	Equity Guideline (Multiple of Salary)

CEO (PPL Corporation)	6x

Executive Vice Presidents (PPL Corporation)	3x

Senior Vice Presidents (PPL Corporation)	2x

Presidents of business segments	2x

NEOs must attain the minimum ownership requirement that applies to their level by the end of their fifth anniversary at that level. If an NEO fails to achieve the required level within the specified time frame, the following additional requirements apply until the guideline is exceeded:

•	The NEO must not sell any shares of PPL stock.

•	The NEO will be required to retain any vesting equity awards, net of required tax withholding.

•	The Compensation Committee retains the right, at its discretion, to deliver annual cash incentive awards in the form of restricted stock unit grants.

All NEOs who have served in their current position more than five years were in compliance with their equity ownership guidelines as of December 31, 2021. All other NEOs were on track as of December 31, 2021 to meet their equity ownership requirements as of the required date. Mr. Swift is no longer subject to executive equity ownership requirements due to the sale of WPD by PPL on June 14, 2021.

PPL CORPORATION 2022 Proxy Statement 55

EXECUTIVE COMPENSATION

Hedging and Pledging Prohibitions

In accordance with best governance practices, the company has an established policy that prohibits its officers and directors from the following actions:

•	Pledging shares of company stock as collateral for any loans.

•	Engaging in any form of hedging transaction.

•	Trading in derivatives of PPL common stock.

Clawback Policy

The Compensation Committee has a policy regarding the recoupment of executive compensation, commonly referred to as a “clawback.” Subject to the discretion and approval of the Board, this policy enables the company to seek recoupment of incentive-based compensation awarded to any current executive officer of the company in situations where the Board has determined that:

•	the company is required to prepare an accounting restatement due to the material noncompliance by the company with any financial reporting requirement under the securities laws, and

•	a lower award would have been made to the executive officer based upon the restated financial results.

The Board has full and final authority to make all determinations under this policy, including, without limitation, whether the policy applies and, if so, the amount of cash bonus or other incentive-based compensation, if any, to be repaid by any executive officer. In each such instance, as determined by the Board, the company will, to the extent permitted by applicable law, seek to recover incentive-based compensation received by such individual in excess of the amount that would have been received under the accounting restatement. Any recoupment under this policy is to be in addition to any other remedies that may be available to the company under applicable law, including such remedies contained in the company’s equity grant agreements or employment letters, if any.

Compensation Risk Assessment

The Compensation Committee regularly considers risks related to the attraction and retention of talent, the design of our compensation programs, and succession planning. Specifically, the Compensation Committee annually reviews management’s assessment of whether risks arising from our compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the company. To do so, the Compensation Committee follows a risk assessment process that formally identifies and prioritizes compensation plan features that could induce excessive risk-taking, misstatement of financial results or fraudulent misconduct to enhance an employee’s compensation and cause material harm to the company. Based on this detailed risk assessment process, the Compensation Committee determined that PPL’s compensation programs do not encourage risk-taking incentives that are reasonably likely to have a material adverse effect on PPL.

ADDITIONAL INFORMATION

Other Compensation

In addition to the annual direct compensation and retirement programs described above, the company provides other compensation under specific situations as described below.

Employment Agreements. We generally do not enter into traditional employment agreements with our NEOs. There are no specific agreements with respect to length of employment that would commit the company to pay an NEO for a specific period. Generally, our NEOs are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

Change-in-Control Protections. The company believes certain executive officers who are terminated without cause or who resign for “good reason” (as defined in “Change-in-Control Benefits” on page 71) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure

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that executives focus on serving the company and shareowner interests without the distraction of possible job and income loss. All of our NEOs have, or in the case of Messrs. Thompson and Swift before their respective departures, had, agreements with the company providing for benefits upon qualifying terminations of employment in connection with a change in control, which generally include cash severance and accelerated vesting of specific outstanding equity awards. The company believes that its change-in-control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company. Details on current arrangements and agreements are discussed further in “Change-in-Control Benefits,” beginning on page 71, and “Termination Benefits” on page 73.

Severance Benefits. To continue to retain and protect our executives, the company has an Executive Severance Plan that provides severance benefits for officers, including all NEOs other than Mr. Swift, terminated for reasons other than cause.

The key features of the plan include (1) two years of base pay; (2) an allowance for benefit continuation; and (3) outplacement or career services support. Severance benefits payable under this program are conditioned on the executive officer agreeing to release the company from any liability arising from the employment relationship.

As noted above, the company has agreements with all of the NEOs, other than Mr. Swift, that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation, including the Executive Severance Plan or any prior severance agreement.

Additional details on current arrangements and agreements for NEOs are discussed further below under “Change-in-Control Benefits” beginning on page 71 and “Termination Benefits” on page 73.

Transition and Retirement Agreement for Mr. Thompson

In August 2021, Mr. Thompson entered into a Transition and Retirement Agreement with LG&E and KU Services Company and PPL, which governed his departure from LKE and its affiliates effective January 1, 2022. Mr. Thompson agreed to resign as President and Chief Executive Officer of LKE effective October 1, 2021 and to continue to serve as Executive Vice President to assist with an orderly transition to the new president until Mr. Thompson’s retirement. PPL agreed that Mr. Thompson would be entitled to the benefits pursuant to the terms of PPL’s Executive Severance Plan effective upon his departure. The Severance Plan provides for a severance payment of $1,365,600, equal to two times Mr. Thompson’s base salary, which was accrued as of December 31, 2021, the last business day of his employment period, and to be paid six months following his retirement date. Mr. Thompson is also entitled to receive a lump sum cash payment equal to (i) the aggregate amount of $18,158, which is the employee portion of COBRA premiums for 24 months and (ii) $22,000 in lieu of outplacement and financial planning services, each payable six months following his separation date.

Tax Implications of Our Executive Compensation Program

Section 162(m) of the Internal Revenue Code precludes deduction for compensation awarded to certain of our executive officers in excess of $1 million (other than with respect to certain grandfathered stock options that were in place on November 2, 2017 and that were not later modified in any respect). While the Compensation Committee continues to consider tax deductibility in structuring compensation paid to executive officers, the primary goals of our executive compensation program are to attract, incentivize and retain key employees and align pay with performance. The Compensation Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate.

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EXECUTIVE COMPENSATION TABLES

The following table summarizes all compensation for our chief executive officer, our chief financial officer, our next three most highly compensated executives and a former executive, known as our named executive officers, or NEOs, for service to PPL and its subsidiaries.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total	Total Without Change in Pension Value(7)
Vincent Sorgi President and Chief Executive Officer (CEO)	2021	$1,132,492	—	$5,111,866	—	$2,654,619	$2,361,092	$ 96,412	$11,356,481	$8,995,389
	2020	987,569	—	3,514,187	—	1,238,050	1,940,207	94,430	7,774,443	5,834,236
	2019	644,678	—	1,575,013	—	1,089,766	1,355,645	66,307	4,731,409	3,375,764
Joseph P. Bergstein, Jr. Executive Vice President and Chief Financial Officer (CFO)	2021	631,615	—	1,477,271	—	928,206	868,741	32,936	3,938,769	3,070,028
	2020	604,711	—	1,177,243	—	431,250	1,283,165	38,638	3,535,007	2,251,842
	2019	399,720	—	603,465	—	516,885	677,931	27,440	2,225,441	1,547,510
Gregory N. Dudkin Executive Vice President and Chief Operating Officer (COO)	2021	706,834	—	1,595,364	—	1,067,062	652,524	19,700	4,041,484	3,388,960
	2020	641,943	—	1,119,749	—	560,251	723,866	16,284	3,062,093	2,338,227
	2019	588,731	—	1,128,314	—	709,605	810,821	23,290	3,260,761	2,449,940
Paul W. Thompson Executive Vice President - LG&E and KU Energy LLC (LKE)	2021	687,746	—	1,087,296	—	987,284	—	1,435,002	4,197,328	4,197,328
	2020	687,503	—	1,017,912	—	481,255	2,913,898	48,187	5,148,755	2,234,857
	2019	642,563	—	1,025,636	—	985,249	2,699,085	68,430	5,420,963	2,721,878
Wendy E. Stark Senior Vice President, General Counsel, Corporate Secretary and Chief Legal Officer (CLO)	2021	373,558	$250,000	647,967	—	722,295	—	166,582	2,160,402	2,160,402

Philip Swift Chief Executive - Western Power Distribution (WPD)	2021	280,067	2,499,086	771,760	—	290,255	1,420,135	284,825	5,546,128	4,125,993

(1)	This column reflects the title of each NEO as of December 31, 2021.

Effective April 12, 2021, Mr. Bergstein was promoted to Executive Vice President and Chief Financial Officer from Senior Vice President and Chief Financial Officer.

Effective April 12, 2021, Mr. Dudkin was promoted to Executive Vice President and Chief Operating Officer from President of PPL Electric Utilities Corporation (PPL Electric).

Effective October 1, 2021, Mr. Thompson’s title changed to Executive Vice President from President and CEO of LKE in preparation for his departure effective January 1, 2022.

Effective April 12, 2021, Ms. Stark joined the company as Senior Vice President, General Counsel and Corporate Secretary. Chief Legal Officer was added to Ms. Stark’s title effective January 1, 2022.

Effective June 14, 2021, PPL completed the sale of its U.K. utility business of which Mr. Swift served as Chief Executive. Mr. Swift was based in the United Kingdom and was compensated in British pounds sterling. We converted his 2021 cash compensation and personal benefits to U.S. dollars at an exchange rate of $1.3941, which is the average 2021 monthly translation rate through June 14, 2021, except with respect to the Bonus amount, which was split into equal payments on March 19, 2021 and June 14, 2021 and converted to U.S. dollars at exchange rates on the dates of payment of $1.3872 and $1.41125, respectively, and the Non-Equity Incentive Plan Compensation amount, which was converted to U.S. dollars at an exchange rate of $1.41125, the translation rate for June 14, 2021, the date the cash incentive award was paid.

(2)

Salary includes cash compensation deferred to the PPL Executive Deferred Compensation Plan or, for Mr. Thompson, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred salary in 2021 in the amounts indicated: Mr. Sorgi ($33,975); Mr. Bergstein ($44,213); Mr. Thompson ($41,265); and Ms. Stark ($20,596). These amounts are included in the “Nonqualified Deferred Compensation in 2021” table on page 70 as executive contributions for the last fiscal year. For Thompson, Salary also includes a cash in lieu of vacation payout, which is a regular benefit offered to all non-union employees and certain union employees in Kentucky of an automatic payout of up to one week after using at least two weeks of vacation and rolling over one week of vacation.

58 PPL CORPORATION 2022 Proxy Statement

EXECUTIVE COMPENSATION

(3)

This column represents the aggregate grant date fair value of restricted stock units and performance units as calculated under ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of restricted stock units is calculated using the closing price of PPL common stock on the NYSE on the date of grant. The grant date fair value of the performance units reflected in this column are the target payouts based on the probable outcome of the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards During 2021” table on page 61. The maximum potential values as of the grant date of the TSR-based performance units granted in 2021 assuming the highest level of performance are as follows: Mr. Sorgi — $4,445,433; Mr. Bergstein — $1,284,668; Mr. Dudkin — $1,387,365; Mr. Thompson — $945,545; Ms. Stark — $563,492; and Mr. Swift — $671,133. The maximum potential values as of the grant date of the ROE-based performance units granted in 2021 assuming the highest level of performance are as follows: Mr. Sorgi — $3,852,200; Mr. Bergstein — $1,113,232; Mr. Dudkin — $1,202,224; Mr. Thompson — $819,364; Ms. Stark — $488,295; and Mr. Swift — $581,572. For additional information on the assumptions made in the valuation of performance units, refer to Note 11 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC. Further information regarding the 2021 awards is included in the “Grants of Plan-Based Awards During 2021” and “Outstanding Equity Awards at Fiscal Year-End 2021” tables elsewhere in this proxy statement.

(4)

Amounts represent cash awards paid in March 2022 for performance under the company’s annual cash incentive award program for 2021, which were made under PPL’s 2016 Short-term Incentive Plan for all NEOs. These amounts include amounts the NEOs have elected to defer to the PPL Executive Deferred Compensation Plan or, for Mr. Thompson, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred cash awards in the amounts indicated: Mr. Sorgi — $159,277; Mr. Bergstein — $185,641; Mr. Thompson — $59,237 and Ms. Stark — $72,230. These amounts will be included in the “Nonqualified Deferred Compensation in 2022” table as executive contributions in next year’s proxy statement if the executive is an NEO for 2022.

(5)

This column represents the sum of the changes during 2021 in the actuarial present value of accumulated benefit in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan, or PPL SERP, for Messrs. Sorgi and Dudkin; the PPL Retirement Plan and PPL Supplemental Compensation Pension Plan for Mr. Bergstein; the LG&E and KU Pension Plan and the LG&E and KU Supplemental Executive Retirement Plan for Mr. Thompson; and the Electricity Supply Pension Scheme for Mr. Swift. The amount shown for Mr. Swift does not include accrual of additional benefits as he ceased participation in 2016 and has been receiving cash payments in lieu of ongoing accrual of benefits, which are included in All Other Compensation above. No above-market or preferential earnings under the PPL Executive Deferred Compensation Plan, the LG&E and KU Nonqualified Savings Plan or the LG&E Energy Corp. Nonqualified Savings Plan were reportable for 2021. No amounts are shown for 2021 for Mr. Thompson because his change in pension value during 2021 was a negative amount. Mr. Thompson’s net decrease in pension value for 2021 was $329,452 and consisted of a decrease in the value of his accumulated benefit under the LG&E SERP of $54,114 and a decrease in the value of his accumulated benefit under the LG&E and KU Retirement Plan of $275,338.

See “Nonqualified Deferred Compensation in 2021” beginning on page 69 for additional information. Mr. Swift did not participate in a deferred compensation plan.

(6)

The table below reflects the components of this column for 2021, which include (i) the company’s matching contribution for each individual’s 401(k) plan contributions, (ii) the company’s fixed contribution for any individual participating in the PPL RSP, (iii) the company’s contributions under nonqualified deferred compensation plans, or NQDC, (iv) certain perquisites including financial planning and tax preparation services, executive physicals, and (v) other benefits or payments as noted.

Name	401(k) Match	401(k) Fixed Contribution		NQDC Employer Contributions	Financial Planning and Tax Preparation	Executive Physical	Other		Total

Sorgi	$8,700	N/A		$63,417	$11,000	$3,295	$ 10,000	(b)	$96,412

Bergstein	8,700	N/A		23,186	1,050	—	—		32,936

Dudkin	8,700	N/A		—	11,000	—	—		19,700

Thompson	6,090	N/A		18,459	4,695	—	1,405,758	(c)	1,435,002

Stark	—	—	(a)	25,745	9,000	3,295	128,542	(b)	166,582

Swift	—	N/A		—	—	—	284,825	(d)	284,825

(a)	Ms. Stark did not receive any company contributions in her 401(k) because she reached the IRS limit at her previous employer before joining PPL.

(b)

For Mr. Sorgi includes contributions made by the company under our charitable matching gift program, pursuant to which we will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions. For Ms. Stark, includes $116,609 of relocation costs as well as $11,933 of residential security updates.

PPL CORPORATION 2022 Proxy Statement 59

EXECUTIVE COMPENSATION

(c)

For Mr. Thompson, includes a $1,365,600 severance payment equal to two times his base salary, a $22,000 lump sum payment equal to the employee portion of COBRA premiums for 24 months and a $18,158 cash payment in lieu of outplacement and financial planning services. See “Transition and Retirement Agreement for Mr. Thompson” beginning on page 57 for additional information. See also “Summary of Benefits – Termination Events” beginning on page 74 for information regarding the value of his accelerated equity awards.

(d)

For Mr. Swift, includes a $274,842 cash payment in lieu of a pension accrual as well as an executive car allowance of $9,010, $800 for the cost of his private medical insurance plan in the United Kingdom and $173 for phone service. Mr. Swift was based in the United Kingdom and was compensated in British pounds sterling. See footnote 1 above for a description of the exchange rate used to convert his 2021 personal benefits to U.S. dollars. See also “Summary of Benefits — Termination Events” beginning on page 74 for information regarding the value of his accelerated equity awards.

(7)

In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as interest rates, assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are not related to the company’s performance and are outside of the control of the Compensation Committee.

60 PPL CORPORATION 2022 Proxy Statement

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2021

The following table provides information about equity and non-equity incentive plan awards granted to the NEOs in 2021.

	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum

Vincent Sorgi	1/21/2021		$708,125	$1,416,250	$2,832,500

	1/21/2021								34,692	$ 963,050

	1/21/2021	(5)				17,346	69,384	138,768		2,222,716

	1/21/2021	(6)				34,692	69,384	138,768		1,926,100

Joseph P. Bergstein, Jr.	1/21/2021		253,000	506,000	1,012,000

	1/21/2021								10,026	278,322

	1/21/2021	(5)				5,013	20,051	40,102		642,334

	1/21/2021	(6)				10,026	20,051	40,102		556,616

Gregory N. Dudkin	1/21/2021		296,000	592,000	1,184,000

	1/21/2021								8,119	225,383

	1/21/2021	(5)				4,059	16,237	32,474		520,152

	1/21/2021	(6)				8,119	16,237	32,474		450,739

	4/12/2021								2,617	75,186

	4/12/2021	(5)				1,309	5,234	10,468		173,530

	4/12/2021	(6)				2,617	5,234	10,468		150,373

Paul W. Thompson	1/21/2021		290,190	580,380	1,160,760

	1/21/2021								7,379	204,841

	1/21/2021	(5)				3,690	14,758	29,516		472,773

	1/21/2021	(6)				7,379	14,758	29,516		409,682

Wendy E. Stark	4/12/2021		196,875	393,750	787,500

	4/12/2021								4,249	122,074

	4/12/2021	(5)				2,125	8,498	16,996		281,746

	4/12/2021	(6)				4,249	8,498	16,996		244,148

Philip Swift	1/21/2021		74,018	148,037	296,074

	1/21/2021								5,238	145,407

	1/21/2021	(5)				2,619	10,475	20,950		335,568

	1/21/2021	(6)				5,238	10,475	20,950		290,786

(1)

These columns show the potential payout range under the 2021 annual cash incentive award program. For additional information, see “CD&A — 2021 Named Executive Officer Compensation — 2021 Annual Cash Incentive Awards” beginning on page 40. The cash incentive payout range is generally from 50% to 200% of target. If the actual Corporate Net Income performance is below the goal required to achieve a threshold payout, the award will be forfeited. Mr. Swift was based in the United Kingdom and was compensated in British pounds sterling. We converted his annual cash incentive award ranges to U.S. dollars at an exchange rate of $1.3941, which was the average monthly translation rate for January 1, 2021 through June 14, 2021.

(2)

These columns show the potential payout range for the performance units, both TSR and ROE, granted in 2021 to the NEOs under PPL’s SIP. For additional information, see “CD&A — 2021 Named Executive Officer Compensation — 2021 Long-term Equity Incentive Awards — 2021 Performance Unit Awards” beginning on page 48.

PPL CORPORATION 2022 Proxy Statement 61

EXECUTIVE COMPENSATION

(3)

This column shows the number of forward-looking time-vested restricted stock units granted in 2021 to the NEOs under PPL’s SIP. In general, restrictions on the awards will lapse three years from the date of grant. Each restricted stock unit entitles the executive to receive additional restricted stock units equal in value to the amount of quarterly dividends paid on PPL common stock. These additional restricted stock units are payable in shares of PPL common stock at the end of the restriction period, subject to the same conditions as the underlying restricted stock units.

(4)

This column shows the grant date fair value, as calculated under ASC Topic 718, of the performance units and restricted stock units granted to the NEOs, without taking into account estimated forfeitures. The grant date fair value for restricted stock units and performance units based on ROE were based on the closing price of PPL common stock on the NYSE on the grant dates as follows: January 21, 2021, $27.76 and April 12, 2021, $28.73. For performance units based on TSR, the grant date fair value was calculated using a Monte Carlo pricing model value as follows: January 21, 2021, $32.04 and April 12, 2021, $33.15. For additional information on the valuation assumptions for performance units, see Note 11 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC.

(5)

The payout range for TSR-based performance unit awards granted in 2021 is from 25% to 200% of target. The performance period is from 2021 through 2023. At the end of the performance period, PPL TSR for the three-year period is compared to the total return of the companies in the UTY. Shares of PPL common stock reflecting the applicable number of performance units, as well as dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal, if any. If actual performance falls below the 25% payout level, the payout is zero. In connection with the closing of the sale of WPD on June 14, 2021, all outstanding performance units previously granted to Mr. Swift vested at target, including the TSR-based performance unit awards granted in 2021.

(6)

The payout range for ROE-based performance unit awards granted in 2021 is from 50% to 200% of target. The performance period for just those granted in 2021 is from January 1, 2021 to December 31, 2021, with an overall three-year restriction period. In connection with the closing of the sale of WPD on June 14, 2021, all outstanding performance units previously granted to Mr. Swift vested at target, including the ROE-based performance unit awards granted in 2021.

62 PPL CORPORATION 2022 Proxy Statement

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021

The following table provides information on all unexercised stock option awards, as well as all unvested restricted stock unit awards and unearned and unvested performance units, for each NEO as of December 31, 2021. Each stock option grant, as well as each grant of performance units that is unearned and unvested, is shown separately for each NEO, and the restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the grant date of the stock option, restricted stock unit award or performance unit award grant date. The market value of the stock awards is based on the closing price of PPL common stock on the NYSE as of December 31, 2021, the last trading day of 2021, which was $30.06. For additional information about stock awards, see “CD&A — 2021 Named Executive Officer Compensation — 2021 Long-term Equity Incentive Awards” beginning on page 47.

	Option Awards						Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Vincent Sorgi	1/26/12		29,624		25.41	1/25/22

	1/24/13		55,153		26.59	1/23/23

							71,110	2,137,575

	1/23/20	(5)							5,138	154,441

	1/23/20	(6)							41,102	1,235,526

	6/1/20	(5)							6,668	200,440

	6/1/20	(6)							53,344	1,603,519

	1/21/21	(5)							72,478	2,178,703

	1/21/21	(6)					119,590	3,594,861

Joseph P. Bergstein, Jr.	1/24/13		20,645		26.59	1/23/23

							21,459	645,069

	1/23/20	(5)							3,487	104,826

	1/23/20	(6)							27,898	838,608

	1/21/21	(5)							20,945	629,615

	1/21/21	(6)					34,560	1,038,864

Gregory N. Dudkin							25,894	778,374

	1/23/20	(5)							3,317	99,706

	1/23/20	(6)							26,535	797,651

	1/21/21	(5)							16,961	509,853

	1/21/21	(6)					27,986	841,257

	4/12/21	(5)							5,390	162,014

	4/12/21	(6)					8,893	267,323

Paul W. Thompson							21,087	633,889

	1/23/20	(5)							3,015	90,638

	1/23/20	(6)							24,122	725,107

	1/21/21	(5)							15,416	463,411

	1/21/21	(6)					25,437	764,628

Wendy E. Stark							4,375	131,524

	4/12/21	(5)							8,751	263,048

	4/12/21	(6)					14,439	434,030

(1)

For a better understanding of this table, we have included an additional column showing the grant date of the outstanding stock options and the unearned and unvested performance units. No options have been granted since 2013.

PPL CORPORATION 2022 Proxy Statement 63

EXECUTIVE COMPENSATION

(2)	All securities underlying unexercised options are exercisable.

(3)

All restricted stock units for the NEOs under PPL’s SIP and ICPKE vest on the third anniversary of the grant date. All of Mr. Thompson’s restricted stock units will vest on July 1, 2022, six months after his retirement date. The dates that restrictions lapse for each restricted stock unit award granted to the NEOs and the number of restricted stock units, including any accrued dividend equivalents reflected as additional restricted stock units, are:

	Grant Date
Name		1/24/2022	6/14/2022	7/1/2022	1/23/2023	6/1/2023	1/21/2024	4/12/2024

Sorgi	1/24/19	10,047

	7/1/19			1,213

	1/23/20				10,276

	6/1/20					13,335

	1/21/21						36,239

Bergstein	1/24/19	1,533

	7/1/19			2,478

	1/23/20				6,975

	1/21/21						10,473

Dudkin	1/24/19	8,084

	1/23/20				6,634

	1/21/21						8,481

	4/12/21							2,695

Thompson	1/24/19			7,348

	1/23/20			6,031

	1/21/21			7,708

Stark	4/12/21							4,375

(4)

These performance units, both TSR and ROE, are payable in shares of PPL common stock following a three-year performance period, except for the ROE-based performance units granted in 2021 that have a one-year performance period and will be payable after an overall three-year restriction period. While the performance period ends on December 31, 2021 for the 2019 awards and December 31, 2022 for the 2020 awards, the number of performance units earned is not determined until the Compensation Committee certifies that the level of performance goals have been achieved. The number of performance units earned at the time of certification may be more or less than the number of awards reflected in this table, depending on whether or not the performance goals have been achieved and the level of achievement. See “CD&A — 2021 Named Executive Officer Compensation — 2021 Long-term Equity Incentive Awards — 2021 Performance Unit Awards” beginning on page 48 for a discussion of the performance goals related to TSR and ROE awards and the attainment levels for each award.

(5)

The number of TSR-based performance units granted in 2020 disclosed in the table for each NEO represents the threshold payout amount. The threshold amount is used because PPL’s TSR was below threshold as compared to its industry peers for 2020 and 2021, the first and second year of the three-year performance period for the 2020 awards. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

The number of TSR-based performance units granted in 2021 disclosed in the table for each NEO represents the target payout amount. The target amount is used because PPL’s TSR exceeded threshold but was below the target payout level of the awards as compared to its industry peers for 2021, the first year of the three-year performance period for the 2021 awards. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

(6)

In light of the transformational nature of the potential sale of the U.K. utility business in 2021, PPL’s ROE-based performance units issued for 2021 were based on a one-year performance period from January 1, 2021 to December 31, 2021; however, these units retained the three-year vesting schedule and other characteristics. The number of ROE-based performance units granted in 2021 and disclosed in the table for each NEO represents the actual payout amount for 2021 as the performance period has completed. The number of ROE-based performance units granted in 2019 and 2020 disclosed in the table for each NEO represents the maximum payout amount as ROE attainment for 2019 and 2020 was above the target payout level. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

64 PPL CORPORATION 2022 Proxy Statement

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2021

The following table provides information for each of the NEOs with respect to (1) stock option exercises during 2021, including the number of shares acquired or treated as acquired upon exercise and the value realized, and (2) the number of shares acquired during 2021 upon the vesting of restricted stock units and the deemed vesting of performance units and the value realized, each before payment of any applicable withholding tax and broker commissions. No options have been granted since 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)

Vincent Sorgi	26,561	$117,931	54,564	$1,622,837

Joseph P. Bergstein, Jr.	—	—	18,703	559,540

Gregory N. Dudkin	—	—	39,999	1,188,294

Paul W. Thompson	—	—	36,310	1,078,766

Philip Swift	—	—	65,202	1,907,304

(1)

Amounts reflect the difference between the exercise price of the stock option award and the closing price on the NYSE of the shares of PPL common stock underlying the stock option award at the time of exercise.

(2)

Includes the vesting of all outstanding restricted stock units, TSR-based performance units and ROE-based performance units for Mr. Swift, which vested on June 14, 2021, the date PPL completed the sale of its U.K. utility business.

(3)

Amounts reflect the closing price on the NYSE of the shares of PPL common stock underlying the restricted stock units on the day the restrictions lapsed and the closing price on December 31, 2021 on the NYSE of the shares of PPL common stock underlying the ROE-based performance unit awards granted in 2019 that are deemed to have been earned as of December 31, 2021, the last day of the three-year performance period. For Mr. Swift, amounts for all vested awards reflect the closing price on the NYSE of the shares of PPL common stock underlying all outstanding equity awards on his vesting date.

PENSION BENEFITS IN 2021

The following table sets forth information on the pension benefits for the NEOs under (1) the PPL Retirement Plan, (2) the PPL Supplemental Compensation Pension Plan, (3) the PPL Supplemental Executive Retirement Plan (PPL SERP), (4) the LG&E and KU Pension Plan (LG&E Pension Plan), (5) the LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP) and (6) the Electricity Supply Pension Scheme (ESPS). Ms. Stark does not participate in a PPL Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)(2)	Payments During Last Fiscal Year

Vincent Sorgi	PPL Retirement Plan	15.7	$ 1,052,974	—

	PPL SERP	15.7	6,931,730	—
Joseph P. Bergstein, Jr.	PPL Retirement Plan	22.4	1,207,524	—
	PPL Supplemental Compensation Pension Plan	22.4	2,905,529	—

Gregory N. Dudkin	PPL Retirement Plan	12.5	1,113,851	—

	PPL SERP	12.5	3,876,498	—
Paul W. Thompson	LG&E Pension Plan	30.0	2,347,218	—
	LG&E SERP	30.0	11,458,400	—

Philip Swift(3)	ESPS	24.0	8,172,478	—

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EXECUTIVE COMPENSATION

(1)	The assumptions used in estimating the present values of each NEO’s accumulated pension benefit are as follows:

Plan	Assumed Retirement Date(a)	Discount Rate	Mortality Assumption(b)
PPL Retirement Plan	60	3.15%	Annuity Form of Payment. Pri-2012 gender specific employee and healthy retiree tables with white collar adjustment and applying mortality projection Scale MP-2020 mortality improvements on a generational basis. Adjustment factor of -2% applied to base table (contingent survivor tables are used for all current beneficiary survivors and contingent survivors after the future death of the primary retiree).
PPL Supplemental Compensation Pension Plan	60	3.15%
LG&E Pension Plan	60	3.14%
LG&E SERP	62	3.15%
PPL SERP	60	3.20%	Lump-sum Form of Payment. 50%/50% blend at the male and female Pri-2012 nondisabled annuitant mortality table with no collar adjustment and applying mortality projection Scale MP-2020 mortality improvements on a generational basis.
ESPS	60	3.45%	Standard tables S2PMA and S2PFA appropriate for the member’s and spouse’s years of birth and future improvements subject to the standard table projected forward in line with the 2018 CMI Core Projections with a long-term improvement of 1.5% per annum

(a)

For each plan, this column reflects the age at which retirement may occur without any reduction in benefits. For the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, an employee may retire without any reduction in benefits at age 60 provided that the employee has at least 20 years of service.

(b)

The annuity form of payment is used for the PPL Supplemental Compensation Pension Plan and the LG&E SERP as that is the only form of benefit under those plans. A blend of the annuity and lump-sum forms of payment is used for the PPL Retirement Plan and LG&E Pension Plan as both forms of payment are available under those plans. The lump-sum form of payment is used for the PPL SERP as the covered NEOs have elected that form of payment.

(2)

The present values in the column reflect theoretical figures prescribed by the SEC for disclosure and comparison purposes. The table below reflects the benefits payable under the PPL SERP, the PPL Supplemental Compensation Pension Plan and the LG&E SERP upon the listed events assuming termination of employment occurred as of December 31, 2021.

Name(a)	Retirement	Death	Disability
Sorgi	$6,242,961	$6,242,961	$6,242,961
Bergstein(b)	—	1,147,780	—
Dudkin	4,167,531	4,167,531	4,167,531
Thompson(c)	11,458,400	7,908,749	11,286,955

(a)

Messrs. Sorgi and Dudkin have elected to receive benefits payable under the PPL SERP as a lump-sum payment, subject to applicable law. For Messrs. Bergstein and Thompson, the PPL Supplemental Compensation Pension Plan and LG&E SERP, respectively, do not provide for a lump-sum payment, but a lump-sum amount is shown here for comparison purposes. The amounts shown in this table represent the values that would have become payable based on a December 31, 2021 termination of employment. Actual payment would be made following December 31, 2021 subject to plan rules and in compliance with Section 409A of the Internal Revenue Code.

(b)

Mr. Bergstein participates in the PPL Supplemental Compensation Pension Plan. He does not participate in the PPL SERP. If Mr. Bergstein had died on December 31, 2021, he would have been eligible to receive benefits under the PPL Supplemental Compensation Pension Plan. If he had terminated employment on December 31, 2021, he would be eligible at age 55 for a monthly payment of approximately $10,861 under the PPL Supplemental Compensation Pension Plan.

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(c)

If Mr. Thompson had retired on December 31, 2021 and commenced his LG&E SERP benefit on January 1, 2022, the monthly LG&E SERP benefit payable as a life annuity would have been $62,088. If he had died on December 31, 2021, the monthly LG&E SERP benefit payable to his spouse for her lifetime beginning on January 1, 2022 would have been $34,011. If Mr. Thompson had become disabled on December 31, 2021, the monthly LG&E SERP disability benefit payable at age 65 as a life annuity (assuming continued accrual) would have been $61,745.

(3)

The table reflects Mr. Swift’s present value of his accumulated benefit under the WPD Electricity Supply Pension Scheme, in each case, as of June 14, 2021. As a result of the completion of the sale of WPD on June 14, 2021, PPL no longer administers or has any obligation with respect to benefits payable under the WPD Electricity Supply Pension Scheme, including the accumulated benefit payable to Mr. Swift, and accordingly has not presented any information as of December 31, 2021.

PPL Retirement Plan. The PPL Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,250 active employees as of December 31, 2021 and was closed to new salaried employees after December 31, 2011.

•

Benefit Formula. The plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of (1) a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan; or (2) a “final average pay formula” comprised of 1.3% of final average earnings up to the Average Social Security Wage Base plus 1.7% of final average earnings in excess of the Average Social Security Wage Base multiplied by the sum of years of credited service (up to a maximum of 40 years). Under the final average pay formula, “final average earnings” equal the average of the highest 60 months of pay during the last 120 months of credited service. The Average Social Security Wage Base is the average of the taxable Social Security Wage Base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2021, $88,932. The executive’s annual earnings taken into account under each formula include base salary and cash incentive awards but may not exceed an IRS-prescribed limit applicable to tax-qualified plans.

•

Form of Benefit. The benefit an employee earns is payable starting at retirement or termination on a monthly basis for life or in a lump sum. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service and reduced prior to age 65 for other employees. Employees vested in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices and does not require employee contributions. Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. Benefits in excess of these federal limits are payable from company funds under the PPL Supplemental Compensation Pension Plan described below unless the employee is eligible for benefits under the PPL SERP described below.

PPL Supplemental Compensation Pension Plan. This plan is unfunded, is not qualified for tax purposes and covers approximately 20 active employees hired prior to January 1, 2012 who are vested in the PPL Retirement Plan at the time of termination or retirement. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. The benefit formula is the same as the PPL Retirement Plan but reflects compensation in excess of the IRS-prescribed limit of $290,000 for 2021. The plan benefit is calculated using all PPL-affiliated company service, not just service credited under the PPL Retirement Plan. Upon retirement, this plan will only pay out the “excess” benefit above and beyond the PPL Retirement Plan.

PPL Supplemental Executive Retirement Plan (PPL SERP). The PPL SERP covers Messrs. Sorgi and Dudkin and provides for retirement benefits above amounts available under the PPL Retirement Plan described above. The PPL SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the PPL SERP are subject to claims of the company’s creditors in the event of bankruptcy. The PPL SERP was closed to new officers hired after December 31, 2011.

•

Benefit Formula. The PPL SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service. “Earnings” include base salary and annual cash incentive awards.

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EXECUTIVE COMPENSATION

•

Form of Benefit. The normal retirement age in the PPL SERP is age 65. Generally, no benefit is payable under the PPL SERP if the executive officer has less than 10 years of service unless specifically authorized, such as upon a qualifying termination in connection with a change in control. Benefits under the PPL SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 50 with 10 years of service, accrued benefits are vested. Benefits begin accruing after age 30. Prior to age 60 benefits are reduced for early retirement. After the completion of 10 years of service, participants are eligible for death benefit protection.

•	Years of Service. The total PPL SERP benefit cannot increase beyond 30 years of service for any participant.

LG&E and KU Pension Plan (LG&E Pension Plan). The LG&E Pension Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 810 active employees as of December 31, 2021 and was closed to new participants on December 31, 2005.

•

Benefit Formula. The LG&E Pension Plan provides benefits based on a formula that takes into account the executive’s average monthly earnings and years of service. Benefits for eligible employees are determined as the greater of (1) 1.58% of average monthly earnings plus 0.40% of average monthly earnings in excess of “covered compensation” multiplied by years of credited service (up to a maximum of 30 years) and (2) 1.68% of average monthly earnings multiplied by years of credited service (up to a maximum of 30 years). The “average monthly earnings” is the average of the highest five consecutive years of monthly earnings prior to termination of employment. “Monthly earnings” is defined as total compensation as indicated on Form W-2 including deferrals to a 401(k) plan, but excluding any earnings from the exercise of stock options, limited to the IRS-prescribed limit applicable to tax-qualified plans, divided by 12. “Covered compensation” is 1/12th of the average of the Social Security Wage Base for the 35-year period ending with the year of a participant’s social security retirement age. The Social Security Wage Base for future years is assumed to be equal to the Social Security Wage Base of the current year.

•

Form of Benefit. The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are calculated on the basis of the life annuity form of pension with a normal retirement age of 65. Early retirement occurs at the earlier of age 55 or 30 years of service. Effective January 1, 2015, there is no early retirement reduction after attainment of age 60. As a result, prior to age 60, benefits are reduced. Employees vested in the LG&E Pension Plan after five years of service. Benefits under the LG&E Pension Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code.

LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP). Closed to new participants after December 31, 2011, the LG&E SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the plan are subject to claims of the company’s creditors in the event of bankruptcy.

•

Benefit Formula. The LG&E SERP formula is equal to 64% of the average monthly compensation less: (1) 100% of the monthly qualified LG&E Pension Plan benefit payable at age 65; (2) 100% of the primary Social Security Benefit payable at age 65; (3) 100% of any matching contribution or the employer contribution for those participants for whom the defined contribution plan is the primary retirement vehicle; and (4) 100% of the annuity value any other employer-provided benefit payable at age 65 as a life annuity from any qualified defined benefit plan or defined contribution plan (if such qualified defined contribution plan was the employer’s primary vehicle for retirement) sponsored by previous employers. The net benefit is multiplied by a fraction, not to exceed one, the numerator of which is years of service at date of termination and the denominator of which is 15. “Average monthly compensation” is the average compensation for the highest 36 consecutive months preceding termination of employment. “Compensation” is defined as base salary plus short-term incentive pay prior to any deferrals under any qualified or nonqualified deferred compensation plan.

•

Retirement Age. Normal retirement is age 65. Early retirement for a participant who has been credited with at least five years of service and whose age is at least age 50 is the later of separation of service or age 55. There is no early retirement reduction after attainment of age 62.

Electricity Supply Pension Scheme (ESPS). Mr. Swift was an active participant in the ESPS, a U.K. tax-approved defined benefit pension scheme. In response to certain changes in U.K. tax law, Mr. Swift terminated his participation in the ESPS effective March 2, 2016. After termination, in lieu of ongoing accrual of benefits under the ESPS, Mr. Swift began to receive cash payments calculated as a fixed percentage of his salary and bonuses, which are disclosed in the Summary Compensation Table.

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NONQUALIFIED DEFERRED COMPENSATION IN 2021

PPL Executive Deferred Compensation Plan. The PPL Executive Deferred Compensation Plan allows participants to defer all or a portion of their cash compensation in excess of the required minimum payroll taxes. In addition, the company made matching contributions to this plan during 2021 to Messrs. Sorgi, Bergstein and Dudkin of up to 3% of the executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) deferred savings plan, also known as the PPL Deferred Savings Plan, except for IRS-imposed limitations on those contributions. The company made matching contributions to this plan during 2021 to Ms. Stark of up to 4.5% and a fixed contribution of 3% of the executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) retirement savings plan, also known as the PPL Retirement Savings Plan, except for IRS-imposed limitations on those contributions. The PPL Executive Deferred Compensation Plan is unfunded and is not qualified for tax purposes. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment choices that generally mirror those that are available to employees under the PPL Deferred Savings Plan and the PPL Retirement Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from -1.63% to 31.73% during 2021. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry. During 2021, Messrs. Sorgi, Bergstein and Dudkin and Ms. Stark notionally invested in one or more of those funds.

In general, the NEOs who participate in this plan cannot withdraw any amounts from their deferred accounts until they have either left or retired from the company. However, the plan allows in-service withdrawals provided the date of payment is at least twelve months after the deferral election becomes irrevocable. In addition, the company’s Corporate Leadership Council has the discretion to approve a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant.

Participants may elect distribution in one or more annual installments for a period of up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

LG&E and KU Nonqualified Savings Plan. Mr. Thompson is a participant in the LG&E and KU Nonqualified Savings Plan. The plan allows participants to defer up to a maximum of 75% of base salary and annual cash incentive awards. In addition, the participant receives a matching contribution equal to 35% of the first 6% deferred if that participant is not eligible for matching contributions in the LG&E and KU Savings Plan (a tax-qualified 401(k) plan) at the time the deferred compensation would have otherwise been paid to the participant. The LG&E and KU Nonqualified Savings Plan is unfunded and is not qualified for tax purposes. All benefits under the LG&E and KU Nonqualified Savings Plan are subject to the claims of creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer. The amount in the participant’s hypothetical account is credited with interest at an annual rate equal to the Prime Interest Rate as reported in The Wall Street Journal. The Prime Interest Rate is reset quarterly based on the last day of the preceding calendar quarter or March 31, June 30, September 30, and December 31. Under this investment option, the interest is calculated by applying the Prime Interest Rate to the balance in the hypothetical account. Mr. Thompson’s rate of return for 2021 was 3.3%.

Participants may elect a lump-sum payment or annual installment payments for a period of not less than two years and not more than 10 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

LG&E Energy Corp. Nonqualified Savings Plan. Mr. Thompson also has a hypothetical account in the LG&E Energy Corp. Nonqualified Savings Plan. This is a grandfathered deferred compensation plan that was closed to new contributions on January 1, 2005. The plan is unfunded and is not qualified for tax purposes. The plan is subject to claims of creditors in the event of bankruptcy. The hypothetical account is credited with interest in the same manner as the LG&E and KU Nonqualified Savings Plan. Mr. Thompson’s rate of return for 2021 was 3.3%.

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EXECUTIVE COMPENSATION

Name	Name of Plan	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Vincent Sorgi	PPL Executive Deferred Compensation Plan	$33,975	$63,417	$553,098	—	$3,329,952
Joseph P. Bergstein, Jr.	PPL Executive Deferred Compensation Plan	44,213	23,186	117,739	—	811,190
Gregory N. Dudkin	PPL Executive Deferred Compensation Plan	—	—	23,538	—	366,696
Paul W. Thompson	LG&E and KU Nonqualified Savings Plan	70,140	18,459	62,376	—	1,979,746
	LG&E Energy Corp. Nonqualified Savings Plan	—	—	39,194	—	1,227,367
Wendy E. Stark	PPL Executive Deferred Compensation Plan	20,596	25,745	1,375	—	47,716

(1)

The following NEOs deferred salary in 2021 in the amounts indicated: Sorgi — $33,975; Bergstein — $44,213; Thompson — $41,265; and Stark — $20,596, which is included in the “Salary” column of the Summary Compensation Table for 2021. In addition, Thompson deferred a portion of his cash incentive award for 2020 performance paid in 2021, which was included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2020 in the amount of $28,875.

(2)	Amounts in this column are company matching contributions during 2021 and are included in the Summary Compensation Table for 2021 under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2021 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” or preferential earnings.

(4)

Represents the total balance of each NEO’s account as of December 31, 2021. Of the totals in this column, the following amounts were reported as compensation to the NEO in the Summary Compensation Table for previous years, when the individuals were reported as NEOs:

Name	Executive Contributions	Registrant Contributions	Total
Sorgi	$940,464	$184,590	$1,125,054
Bergstein	244,679	31,128	275,807
Dudkin	97,306	17,741	115,047
Thompson	247,101	116,800	363,901

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF PPL CORPORATION

The following section describes the benefits payable to the company’s NEOs in two circumstances: (1) a change in control of PPL and (2) a termination of employment.

Change-in-Control Benefits

The company has entered into change-in-control severance agreements with each of its currently employed NEOs that provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company (a so-called “double trigger”), as summarized below. See the table beginning on page 75 for the estimated value of benefits to be paid if any of the NEOs were terminated on December 31, 2021, after a change in control of PPL for qualifying reasons. The benefits provided under each NEO’s agreement replace any other severance benefits that the company or any prior severance or change-in-control agreement would provide to that NEO.

Payment Triggers and Benefits

The following benefits will be paid if, in connection with a change in control, employment is terminated for any reason other than death, disability, retirement or “cause.” A voluntary termination of employment by an NEO would result in the payment of these benefits only if there was “good reason” for leaving. If an NEO is discharged for “cause”, there is no benefit payable before or after a change in control.

Terms of Agreement

Lump-sum Payment

•  Lump-sum payment equal to three times the sum of (1) each NEO’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the average annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs

Continued Health and Welfare / COBRA Payments

•  Lump-sum payment equal to the aggregate amount of COBRA premiums otherwise payable for the 24-month period following termination (assuming COBRA would have been available for the 24 months at the rate in effect at date of termination)

Incentive Compensation

•  Unpaid incentive compensation that has been allocated or awarded for a previous performance period

•  Lump-sum payment of all contingent cash incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the actual level of performance

Other Benefits

•  Outplacement services until December 31 of the second calendar year after termination but limited to fees of $50,000

•  Post-retirement health care and life insurance benefits if eligibility would have occurred within the 24-month period following termination or, if more favorable to the NEO, within 24 months of the date on which the event or circumstance constituting “good reason” first occurs

Term of the Agreement

•  Continues in effect until December 31, 2021, and automatically extended for additional one-year periods

•  If a change in control occurs during the agreement’s term, the agreement expires no earlier than 24 months after the month in which the change in control occurs

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EXECUTIVE COMPENSATION

Defined Terms under Change-in-Control Agreements

Terms of Agreement

Change in Control

•  A change in a majority of the members of our Board of Directors occurs during a 12-month period through contested elections;

•  An investor group acquires 30% or more of the company’s common stock;

•  A merger occurs that results in less than 70% control of the company or the surviving entity by the current shareowners; or

•  The sale or other disposition of substantially all the company’s assets

Cause	• Willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors

Good Reason

•  Includes a number of circumstances in which the NEO has a substantial adverse change in the employment relationship or duties assigned, including a reduction in salary, a relocation of the place of work of more than 30 miles, or a cutback or exclusion from a compensation plan, pension plan or welfare plan

Additional Benefits

In addition to the benefits that the change-in-control agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•

Under the SIP, the restriction period applicable to any outstanding restricted stock unit awards lapses upon termination within 24 months following a change in control. Under the ICPKE, the restriction period applicable to any outstanding restricted stock unit awards lapses upon change in control.

•

The performance period applicable to any outstanding performance unit awards will be deemed to conclude prior to the change in control, and a pro rata portion of all unvested units will become immediately vested as though the NEO had achieved the goals satisfying the target award, subject to additional payout as set forth above under the terms of the change-in-control agreements.

•	Upon a qualifying termination, all participants in the PPL SERP and LG&E SERP immediately vest in their accrued benefit, even if not yet vested due to age and service.

•

Upon a qualifying termination, the PPL SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age.

•

Upon a qualifying termination, (1) the term for options granted under the ICP and ICPKE is reduced to 36 months following the date of termination and (2) the term for options granted under the SIP is reduced to three years and 60 days following the date of termination for all outstanding options. For options granted under the ICP and ICPKE in 2010 or after, and for all options granted under the SIP, the exercise periods in the event of a change in control otherwise remain the full term.

PPL has trust arrangements in place to facilitate the funding of benefits under the PPL SERP, the PPL Supplemental Compensation Pension Plan, the PPL EDCP, change-in-control agreements and the PPL DDCP if a change in control were to occur.

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Termination Benefits

The NEOs are entitled to various benefits in the event of a termination of employment for reasons of retirement, voluntary termination, death, disability, or involuntary termination not for cause, but the value of those benefits and their components vary depending upon the circumstances.

For a termination of employment due to a change in control, the benefits provided under the Company’s change-in-control agreements, as discussed above in “Change-in-Control Arrangements,” replace any other severance benefits provided to the NEOs by PPL.

Severance

See “CD&A — Additional Information — Other Compensation — Severance Benefits” for a discussion of the company’s practice as to severance benefits. The NEOs, except for Mr. Swift, are participants in the PPL Executive Severance Plan.

•

The plan provides for severance benefits for executives in the event of a termination of employment that is not for cause. “Cause” is defined as misconduct materially injurious to the company, insubordination, fraud or breach of confidentiality against the company or egregious violation of company policy.

•

Pursuant to this plan, each of the applicable NEOs is eligible for two years of base salary, a lump-sum amount for 24 months of health plan continuation (COBRA) and outplacement services for the lesser of two years or $50,000 in fees. Benefits are conditioned on a release of liability by the NEO.

The table under “Summary of Benefits – Termination Events” below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits.”

Annual Cash Incentive Awards

•

It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. Payments occur at the regularly scheduled time as paid to other executive officers. Messrs. Bergstein and Sorgi and Ms. Stark are currently ineligible to retire; therefore, if any of these NEOs was to leave voluntarily, the NEO would not be entitled to an annual cash incentive award.

Long-term Incentive Awards

PPL Restricted Stock Units

•

Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability under the ICPKE and the SIP. Restricted stock units are forfeited under both plans in the event of voluntary and involuntary termination if the executive is not retirement-eligible, except in the case of Mr. Swift who received full vesting of all outstanding restricted stock units upon the sale of WPD.

PPL Performance Units

•

For TSR-based performance units, if the NEO is eligible to retire and retires after the first year of the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period based upon actual performance. Otherwise, the full award is forfeited.

•

For ROE-based performance units, if the NEO is eligible to retire and retires at any time during the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period based upon actual performance.

•

In the event of termination due to death or disability, all TSR-based performance units are prorated for the portion of the performance cycle prior to termination and the award is paid out at the end of the performance period based upon actual performance. There is no proration upon termination due to death or disability for ROE-based performance units and the award is paid out at the end of the performance period based upon actual performance.

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EXECUTIVE COMPENSATION

•

All performance units are forfeited in the event of voluntary and involuntary termination if the executive is not eligible to retire, except in the case of Mr. Swift who received full vesting of all outstanding performance units upon the sale of WPD.

PPL Stock Options

All stock options currently outstanding are fully vested and exercisable and therefore are not reflected in the table below.

The term of all previously granted PPL stock options is 10 years. No stock options have been granted since 2013. Upon the below-stated events of termination, the executive may exercise options as follows:

•

In the event of retirement, (1) for options granted under the SIP, the executive has the earlier of five years from retirement or the remaining term to exercise the options, and (2) for options granted under the ICP and ICPKE, the executive has the remaining term to exercise the options.

•

In the event of termination of employment as a result of death or disability, the term for options granted under the ICP and ICPKE is reduced to 36 months, and under the SIP is reduced to three years and 60 days, unless the remaining term is shorter.

•

In the event of voluntary termination of employment for reasons other than noted above, under the ICP, ICPKE and SIP, NEOs have a maximum of 60 days to exercise options granted that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” the NEOs must exercise all outstanding exercisable options prior to termination or risk immediate forfeiture of all options, whether exercisable or not.

Summary of Benefits – Termination Events

The table set forth below provides the company’s estimates of the probable value of benefits that would have been payable to the NEOs assuming a termination of employment as of December 31, 2021, for reasons of retirement, voluntary termination, death, disability, involuntary termination not for cause, change of control or qualifying termination in connection with a change in control. In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

Assumptions for the table below:

•	For NEOs eligible to retire (Mr. Dudkin), we have assumed the executive retires in the case of voluntary or involuntary termination.

•

For Mr. Thompson, we used January 1, 2022, his actual date of separation from the company. The disclosure in the table for Mr. Thompson is limited to the termination event that actually occurred as provided for by his Transition and Retirement Agreement. In accordance with Section 409A of the Internal Revenue Code, payments in connection with Mr. Thompson’s separation will be made six months after the end of his employment. All values in the tables are as of December 31, 2021.

•

For Mr. Swift, we used June 14, 2021, his actual date of separation from the company upon the closing of the sale of WPD. The disclosure in the table for Mr. Swift is limited to the termination event that actually occurred. As part of the sale of WPD, all outstanding LTI awards vested in full assuming target levels of performance where applicable.

•	For all other NEOs, we have assumed the termination event occurred as of December 31, 2021.

•

In all events where TSR-based performance units are not forfeited, we have included the prorated value based on the assumption of performance achievement at target, except where the NEO is retirement-eligible and the first year of the performance period year has passed, then the full value is assumed without proration.

The table does not repeat information disclosed in the “Pension Benefits in 2021” table, the “Nonqualified Deferred Compensation in 2021” table or the “Outstanding Equity Awards at Fiscal Year-End 2021” table, except to the extent that vesting or payment may be accelerated. If an NEO did not yet qualify for full retirement benefits or other benefits

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requiring longer service, that additional benefit is not reflected below. If an NEO had the ability to elect retirement and thereby avoid forfeiture or decreased benefits, the table assumes that retirement was elected, as noted as such in the footnotes to the table.

Account balances under the PPL EDCP, the LG&E and KU Nonqualified Savings Plan and the LG&E Energy Corp. Nonqualified Savings Plan become payable as of termination of employment for any reason, or as of the time previously elected. Current balances are included in the “Nonqualified Deferred Compensation in 2021” table on page 70 above and are not included in the table below.

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause		Change in Control	Termination Following a Change in Control
Vincent Sorgi
Severance payable in cash(1)	—	—	—	$2,266,000		—	$7,113,150
Other separation benefits(2)	—	$ 283,250	—	99,012		—	99,012
Restricted stock units(3)	—	2,137,575	$2,137,575	—	(6)	—	2,137,575
Performance units — TSR(4)	—	2,349,539	2,349,539	—	(6)	$2,349,539	2,349,539
Performance units — ROE(5)	—	4,275,183	4,275,183	—	(6)	2,349,539	2,349,539
Joseph P. Bergstein, Jr.
Severance payable in cash(1)	—	—	—	1,265,000		—	3,191,250
Other separation benefits(2)	—	158,125	—	98,596		—	98,596
Restricted stock units(3)	—	645,067	645,067	—	(6)	—	645,067
Performance units — TSR(4)	—	746,356	746,356	—	(6)	746,356	746,356
Performance units — ROE(5)	—	1,305,867	1,305,867	—	(6)	746,356	746,356
Gregory N. Dudkin
Severance payable in cash(1)	—	—	—	1,480,000		—	4,151,462
Other separation benefits(2)	—	156,500	—	102,166		—	102,166
Restricted stock units(3)	$ 778,382	778,382	778,382	778,382		—	778,382
Performance units — TSR(4)	1,556,700	975,847	975,847	1,556,700		975,847	975,847
Performance units — ROE(5)	1,556,700	1,556,700	1,556,700	1,556,700		975,847	975,847
Paul W. Thompson
Severance payable in cash(1)	N/A	N/A	N/A	1,365,600		N/A	N/A
Other separation benefits(2)	N/A	N/A	N/A	40,158		N/A	N/A
Restricted stock units(3)	N/A	N/A	N/A	633,889		N/A	N/A
Performance units — TSR(4)	N/A	N/A	N/A	1,267,745		N/A	N/A
Performance units — ROE(5)	N/A	N/A	N/A	1,267,745		N/A	N/A
Wendy E. Stark
Severance payable in cash(1)	—	—	—	1,050,000		—	1,575,000
Other separation benefits(2)	—	—	—	101,502		—	101,502
Restricted stock units(3)	—	131,524	131,524	—	(6)	—	131,524
Performance units — TSR(4)	—	87,683	87,683	—	(6)	87,683	87,683
Performance units — ROE(5)	—	263,048	263,048	—	(6)	87,683	87,683
Philip Swift
Severance payable in cash(1)	N/A	N/A	N/A	—		N/A	N/A
Other separation benefits(2)	N/A	N/A	N/A	—		N/A	N/A
Restricted stock units(3)	N/A	N/A	N/A	371,582		N/A	N/A
Performance units — TSR(4)	N/A	N/A	N/A	733,692		N/A	N/A
Performance units — ROE(5)	N/A	N/A	N/A	733,692		N/A	N/A

(1)	For purposes of this table, we have assumed the NEOs, other than Messrs. Thompson and Swift, are eligible for benefits under their respective change-in-control agreements.

See “Termination Benefits – Severance” for a summary of the payment of severance benefits that the NEOs included in the table, other than Messrs. Thompson and Swift, are eligible for in the event of an involuntary termination not for cause if

PPL CORPORATION 2022 Proxy Statement 75

EXECUTIVE COMPENSATION

they are not eligible to receive severance payments under another plan or any agreement. See “Termination Benefits – Severance—Transition and Retirement Agreement for Mr. Thompson” for details on Mr. Thompson’s severance payment. Mr. Swift was not eligible for a severance payment upon his separation due to the sale of WPD in June 2021.

In the event of termination of employment in connection with a change in control of PPL Corporation, each NEO, other than Messrs. Thompson and Swift, is eligible for the specified benefits described under “Change-in-Control Benefits” above. For purposes of the table, a qualifying termination of employment in connection with a change of control is assumed.

Amounts shown as “Severance payable in cash” under the “Termination Following a Change in Control” column for each NEO are calculated in accordance with the applicable formula described under “Change-in-Control Benefits” above.

(2)

In the event of their death, the surviving spouses of Messrs. Sorgi, Bergstein and Dudkin are eligible to receive a lump-sum payment equal to three months of their respective base salary. Ms. Stark was hired after 2015 so she is not eligible for this benefit.

Under the PPL Executive Severance Plan, each NEO, other than Mr. Swift, is eligible for specified benefits if terminated due to a qualifying termination as defined in the plan. See “Termination Benefits – Severance” above.

Under the terms of the change-in-control agreements of each of the NEOs, other than Messrs. Thompson and Swift, the executive is eligible for specific benefits described under “Change-in-Control Benefits” above. The amounts shown as “Other separation benefits” are the estimated present values of each of these benefits in the respective column. For Mr. Thompson, the actual amount shown represents a lump-sum amount of $18,158 for 24 months of health plan continuation (COBRA) and a lump-sum amount of $22,000 for outplacement and financial planning services, per his Transition and Retirement Agreement.

(3)

Total outstanding restricted stock units are included in the “Outstanding Equity Awards at Fiscal Year-End 2021” table above. The amounts included in this table reflect the value of the restricted stock units that would become immediately vested as a result of each event as of December 31, 2021 (June 14, 2021 for distribution of outstanding grants and July 2, 2021 for distribution of associated final dividends for Mr. Swift), including the impact of the rounding of fractional shares. The table set forth below this note shows the number of units accelerated and payable, including accumulated dividend equivalents, as well as the number forfeited upon the occurrence of each termination event. For purposes of the table below, the total number of shares is provided without regard for the tax impact.

Restricted Stock Units

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	71,110	71,110	—	—	71,110
Forfeited	71,110	—	—	71,110	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	21,459	21,459	—	—	21,459
Forfeited	21,459	—	—	21,459	—	—
Gregory N. Dudkin
Accelerated	25,894	25,894	25,894	25,894	—	25,894
Forfeited	—	—	—	—	—	—
Paul W. Thompson
Accelerated	N/A	N/A	N/A	21,087	N/A	N/A
Forfeited	N/A	N/A	N/A	—	N/A	N/A
Wendy E. Stark
Accelerated	—	4,375	4,375	—	—	4,375
Forfeited	4,375	—	—	4,375	—	—
Philip Swift
Accelerated	N/A	N/A	N/A	12,706	N/A	N/A
Forfeited	N/A	N/A	N/A	—	N/A	N/A

76 PPL CORPORATION 2022 Proxy Statement

EXECUTIVE COMPENSATION

(4)

The table includes the value of the TSR-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2021 (June 14, 2021 for distribution of outstanding grants and July 2, 2021 for distribution of associated final dividends for Mr. Swift). The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — TSR

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	—	—	—	78,162	78,162
Forfeited	142,222	64,060	64,060	142,222	64,060	64,060
Available after performance period completed	—	78,162	78,162	—	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	24,829	24,829
Forfeited	43,442	18,613	18,613	43,442	18,613	18,613
Available after performance period completed	—	24,829	24,829	—	—	—
Gregory N. Dudkin
Accelerated	—	—	—	—	32,463	32,463
Forfeited	—	19,323	19,323	—	19,323	19,323
Available after performance period completed	51,786	32,463	32,463	51,786	—	—
Paul W. Thompson
Accelerated	N/A	N/A	N/A	—	N/A	N/A
Forfeited	N/A	N/A	N/A	—	N/A	N/A
Available after performance period completed	N/A	N/A	N/A	42,174	N/A	N/A
Wendy E. Stark
Accelerated	—	—	—	—	2,917	2,917
Forfeited	8,751	5,834	5,834	8,751	5,834	5,834
Available after performance period completed	—	2,917	2,917	—	—	—
Philip Swift
Accelerated	N/A	N/A	N/A	25,028	N/A	N/A
Forfeited	N/A	N/A	N/A	—	N/A	N/A
Available after performance period completed	N/A	N/A	N/A	—	N/A	N/A

PPL CORPORATION 2022 Proxy Statement 77

EXECUTIVE COMPENSATION

(5)

The table includes the value of the ROE-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2021 (June 14, 2021 for distribution of outstanding grants and July 2, 2021 for distribution of associated final dividends for Mr. Swift). The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — ROE

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	—	—	—	78,162	78,162
Forfeited	142,222	—	—	142,222	64,060	64,060
Available after performance period completed	—	142,222	142,222	—	—	—
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	24,829	24,829
Forfeited	43,442	—	—	43,442	18,613	18,613
Available after performance period completed	—	43,442	43,442	—	—	—
Gregory N. Dudkin
Accelerated	—	—	—	—	32,463	32,463
Forfeited	—	—	—	—	19,323	19,323
Available after performance period completed	51,786	51,786	51,786	51,786	—	—
Paul W. Thompson
Accelerated	N/A	N/A	N/A	—	N/A	N/A
Forfeited	N/A	N/A	N/A	—	N/A	N/A
Available after performance period completed	N/A	N/A	N/A	42,174	N/A	N/A
Wendy E. Stark
Accelerated	—	—	—	—	2,917	2,917
Forfeited	8,751	—	—	8,751	5,834	5,834
Available after performance period completed	—	8,751	8,751	—	—	—
Philip Swift
Accelerated	N/A	N/A	N/A	25,028	N/A	N/A
Forfeited	N/A	N/A	N/A	—	N/A	N/A
Available after performance period completed	N/A	N/A	N/A	—	N/A	N/A

(6)

In the event of involuntary termination for reasons other than for cause, Messrs. Bergstein and Sorgi and Ms. Stark would forfeit all outstanding restricted stock units and performance units because they are not eligible to retire. Any exceptions to the automatic forfeitures would require the approval of the Compensation Committee.

78 PPL CORPORATION 2022 Proxy Statement

EXECUTIVE COMPENSATION

CEO PAY RATIO

The ratio of our CEO’s total compensation to our median employee’s total compensation, the CEO Pay Ratio, is a reasonable estimate calculated in a manner consistent with SEC rules. We identified our median employee using our global employee population of 5,603 as of October 1, 2021. To determine our median employee, we used regular wages, including annual cash incentive and other bonuses and overtime, as our consistently applied compensation measure, and annualized pay for those who commenced work during 2021. Using statistical sampling, we initially identified employees within 5% below and 5% above estimated median pay. From this group of employees, we selected our median employee, taking into consideration employees whose pay was projected to be consistent year-over-year and further excluding employees that have experienced higher pay volatility over the past five years.

After identifying the median employee, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table on page 58, which includes salary and overtime pay, as well as cash incentive payments, change in pension value and company matching contributions to the applicable 401(k) savings plan. For 2021, our CEO’s annualized total compensation was $11,356,481, while our median employee’s total compensation was $147,670. Accordingly, our CEO Pay Ratio was 77 to 1.

PPL CORPORATION 2022 Proxy Statement 79

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What are you voting on?	The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte & Touche LLP, or Deloitte, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Fees to Independent Auditor for 2021 and 2020

For the fiscal years ended December 31, 2021 and 2020, Deloitte served as our principal independent registered public accounting firm, or “principal independent auditor.” The following table presents fees for professional services rendered by Deloitte for the audit of our company’s annual financial statements for the fiscal years ended December 31, 2021 and 2020, and also includes fees for other services rendered. The amounts set forth in the table below include amounts paid to Deloitte as reimbursement for out-of-pocket expenses associated with performance of the services but do not include Value Added Tax assessed by some non-U.S. jurisdictions on the amount billed by Deloitte.

	2021	2020
	(In thousands)
Audit fees(a)	$5,902	$6,567
Audit-related fees(b)	667	915
Tax fees(c)	2,285	2,342
All other fees(d)	6	19

(a)

Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters and consents for financings and filings made with the SEC.

(b)	Includes performance of specific agreed-upon procedures and due diligence activities.

(c)	Includes fees for tax advice in connection with due diligence, the sale of WPD, new legislation, and tax credit consulting.

(d)	Includes fees for accounting advice on a rate case and access to a Deloitte online accounting research tool.

Approval of Fees.  The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee of PPL. As a result of this approval process, the Audit Committee of PPL has pre-approved specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorization levels are approved by the Chair of the Audit Committee of PPL, who serves as the Committee designee to review and approve audit and non-audit services during the year. A listing of the approved audit and non-audit services is reviewed with the full Audit Committee of PPL no later than its next meeting.

The Audit Committee of PPL approved 100% of the 2021 and 2020 services provided by Deloitte.

* * * * * *

The Audit Committee reviews Deloitte’s performance and its audit results in determining whether to continue to retain Deloitte or to engage another firm as our independent registered public accounting firm. The Audit Committee recognizes the importance of maintaining the independence of the independent auditor and notes that Deloitte rotates its lead partner on a five-year cycle, most recently in 2021. Further, in an effort to ensure that PPL receives the best independent audit services available for its resources, PPL has periodically initiated a request for proposal process.

80 PPL CORPORATION 2022 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee evaluates the qualifications, performance, tenure and independence of Deloitte. In doing so, the Audit Committee considers a variety of factors, including insight provided to the Audit Committee; ability to meet deadlines and respond quickly; content, timeliness and practicality of the audit firm’s communications with management; adequacy of information provided on accounting issues, auditing issues and regulatory developments; management feedback; lead partner performance; comprehensiveness of evaluations of internal control structure; the overall quality and efficiency of the services provided by the auditors; and the auditors’ technical expertise and knowledge of the Company’s operations and industry.

Representatives of Deloitte are expected to be present at the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte. If the shareowners do not ratify the selection of Deloitte, the selection of the principal independent auditor will be reconsidered by the Audit Committee.

Vote Required for Ratification. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to ratify the appointment of Deloitte as the company’s independent registered public accounting firm.

Your Board of Directors recommends that you vote FOR Proposal 3

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls over financial reporting and assessing the effectiveness of such controls. Deloitte & Touche LLP, the company’s principal independent registered public accounting firm, or “independent auditor,” is responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with U.S. generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and review these processes. Among other duties, the Audit Committee has reviewed and discussed the audited financial statements, significant accounting policies, and other disclosures with management and the independent auditor. The Audit Committee has also reviewed and discussed highlights of quarterly earnings calls and earnings press releases.

The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be provided by the independent auditor. Deloitte & Touche LLP commenced service as the company’s independent auditor in 2016. Each year, the Audit Committee evaluates the performance and independence of the independent auditor. When deciding whether to reappoint the independent auditor, the Audit Committee considers various factors, including the historical and recent performance of the independent auditor on the audit; its professional qualifications; the quality of ongoing discussions with the independent auditor; external data, including recent PCAOB reports on the independent auditor and its peer firms; the results of an internal survey of the independent auditor’s service and quality; and the appropriateness of fees. The Audit Committee also periodically solicits competitive proposals for audit services from other independent public accounting firms.

The Audit Committee has discussed with the independent auditor the matters required to be discussed by applicable auditing standards, as periodically adopted or amended, and the rules of the Securities and Exchange Commission (SEC) including the appropriateness and application of accounting principles. The Audit Committee has received the written disclosures and the letter from the company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and

PPL CORPORATION 2022 Proxy Statement 81

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

has had discussions with Deloitte & Touche LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also met periodically with the Chief Compliance Officer as well as various members of management. With respect to risk management, the Audit Committee regularly reviews information with regard to inherent risks to the company, the identification, assessment, management and monitoring of those risks, and risk management practices and activities of the company. While the Audit Committee has responsibility for overseeing the company’s process for identifying, assessing and managing business risks, each of the other Board Committees also considers risks within its areas of responsibility. For example, the Compensation Committee reviews various risks related to compensation matters, and the Governance, Nominating and Sustainability Committee reviews legal and regulatory compliance risks as they relate to corporate governance.

The Audit Committee has reviewed and discussed, together with management and the independent auditor, management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. In addition, the Audit Committee has established a process and procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Audit Committee has a Charter that specifies its responsibilities. The committee Charter, which has been approved by the Board of Directors, is available on the company’s website (www.pplweb.com/audit-committee). Also, the Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

Audit Committee

Steven G. Elliott, Chair

Arthur P. Beattie

Heather B. Redman

Keith H. Williamson

Phoebe A. Wood

82 PPL CORPORATION 2022 Proxy Statement

GENERAL INFORMATION

On what matters am I voting?

There are three proposals scheduled to be voted on at the meeting:

•	the election of nine directors, as listed in this proxy statement, for a term of one year;

•	an advisory vote to approve the compensation of our named executive officers, or NEOs; and

•	the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2022.

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareowners. As a shareowner, you are invited to participate in the virtual Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 31, 2021.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareowners, we have elected to furnish such materials to selected shareowners by providing access to these documents over the internet. Accordingly, commencing on or about April 6, 2022, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareowners. These shareowners have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the internet in order to help reduce the environmental impact and cost of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the internet;

•	vote your shares after you have viewed our proxy materials; and

•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.pplweb.com/PPLCorpProxy.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

PPL CORPORATION 2022 Proxy Statement 83

GENERAL INFORMATION

Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 28, 2022, may vote at the virtual Annual Meeting or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, the “shareowner of record.” The Notice or printed copies of the proxy materials have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other holder of record. The Notice or printed copies of the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record to vote your shares. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares. Please understand that, if you are a beneficial owner, the company does not know that you are a shareowner or how many shares you own.

If I am a shareowner of record, how do I vote?

If you are a shareowner of record, you can vote via the internet, by telephone, by mail or by participating in the virtual Annual Meeting.

•	Via the internet

If you received a Notice, you may vote by proxy at www.proxyvote.com by following the instructions found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the internet by following the instructions on your proxy card.

•	By telephone

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number found on your proxy card. When you call, please have the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The telephone and internet voting facilities for shareowners of record will be available 24 hours a day, seven days a week, and will close at 11:59 p.m., Eastern Time, on May 17, 2022.

•	By mail

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the postage-paid envelope we have provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed proxy card no later than 11:59 p.m., Eastern Time, on May 17, 2022 in order for your vote to be counted.

•	By participating in the virtual Annual Meeting

See “How can I participate in the Annual Meeting” below for instructions as to how you can vote at the virtual meeting.

84 PPL CORPORATION 2022 Proxy Statement

GENERAL INFORMATION

If you vote via the internet or by telephone, or mail to us your properly completed and signed proxy card, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees listed for director;

•	FOR the advisory vote to approve compensation of NEOs; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2022.

We do not expect any other matters to be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If an issue comes up for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your brokerage firm or bank, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the internet, by telephone or by mail.

As a participant in the PPL Corporation Employee Stock Ownership Plan, or ESOP, how do I vote shares held in my plan account?

If you are a participant in our ESOP, you have the right to provide voting directions to the plan trustee, Fidelity Management Trust Company, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. ESOP participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 28, 2022 will be voted by the trustee in accordance with your instructions. Participants may not vote at the Annual Meeting. Similar to the process for shareowners of our common stock who receive printed proxy materials, you may vote by mail, telephone or on the internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by 11:59 p.m., Eastern Time, on May 13, 2022, if you vote by mail, by telephone or on the internet. Please follow the ballot instructions specific to the participants in the ESOP.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, which must be received no later than the close of business on May 17, 2022;

•	completing, signing, dating and returning a new proxy card or voting instruction form with a later date;

•	providing a later-dated vote using the telephone or internet voting procedures; or

•	voting at the virtual Annual Meeting.

PPL CORPORATION 2022 Proxy Statement 85

GENERAL INFORMATION

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote at the virtual Annual Meeting. Brokerage firms, banks or other holders of record generally have the authority to vote customers’ unvoted shares on certain routine matters. For example, if your shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for the ratification of the appointment of Deloitte & Touche LLP, as this matter is considered routine under the applicable NYSE rules. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares.

How can I participate in the Annual Meeting?

This year’s Annual Meeting will be held virtually and will be conducted live through an audio webcast on the internet. The virtual-only format offers an efficient and effective means to engage shareowners, helps prevent the spread of COVID-19, and affords shareowners the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PPL2022 and entering the 16-digit control number included on your Notice, proxy card or the voting instructions that accompanied your proxy materials.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves sufficient time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:30 a.m., Eastern Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 844-983-0876 (toll-free) or 303-562-9303 (toll and international line). If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, www.pplweb.com/PPLCorpProxy, including information on when the meeting will be reconvened.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, you may do so in two ways:

•

Before the meeting: Once you receive your proxy materials, you may log into www.proxyvote.com and enter your 16-digit control number included on your Notice or on your proxy card. Once past the login screen, click “Submit Questions” then click “Submit a Question for Management,” type in your question, and click “Submit.” You may submit questions through this pre-meeting forum until the start of the meeting.

•

During the meeting: Log into the virtual meeting platform at www.virtualshareholdermeeting.com/PPL2022 to attend the meeting, during which you may type your question into the “Ask a Question” field, and click “Submit.” You will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, service issues or customer bills, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.pplweb.com/PPLCorpProxy. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

86 PPL CORPORATION 2022 Proxy Statement

GENERAL INFORMATION

How will the Annual Meeting be conducted?

The Chair of our Board (or any other person designated by our Board) has broad authority to conduct the Annual Meeting in an orderly manner. This authority includes establishing rules of conduct, which will be available prior to the virtual meeting at www.pplweb.com/PPLCorpProxy, for shareowners who wish to participate in the meeting. To ensure the meeting is conducted in a manner that is fair to all shareowners, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing shareowners who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. Consistent with our prior in-person annual meetings, however, we expect that all questions submitted in accordance with the rules of conduct generally will be addressed.

What constitutes a quorum?

In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present at the virtual meeting, or by proxy, to constitute a quorum. As of the record date of February 28, 2022, there were 735,764,741 shares of common stock outstanding, and each share of common stock is entitled to one vote. No shares of preferred stock of the company were outstanding. If you submit a properly executed proxy card or vote by telephone or on the internet, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, so long as the broker, bank or other holder of record casts a vote on behalf of a shareowner on any issue other than a procedural motion. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

Each matter to be submitted to shareowners, including the election of directors, requires the affirmative vote of a majority of the votes cast, at the virtual meeting or by proxy, by the shareowners at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

Under our articles of incorporation and our Guidelines for Corporate Governance, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. Any nominee who is an incumbent director and does not receive a majority of votes cast “for” the director’s election would be required to tender a resignation promptly following the failure to receive the required vote. Within 90 days following the final tabulation of the shareowner vote, the Governance, Nominating and Sustainability Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. The Board must then promptly disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Guidelines for Corporate Governance, which can be found in the Corporate Governance section of our website (www.pplweb.com/governance).

Proposal 1 (election of directors) and Proposal 2 (advisory vote to approve executive compensation) are “non-routine” matters under NYSE rules, and brokerage firms, banks or other holders of record are prohibited from voting on each of these proposals without receiving instructions from the beneficial owners of the shares. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the vote.

Proposal 3 (ratification of auditor) is considered to be a “routine” matter under NYSE rules, and brokers, banks or other holders of record may vote in their discretion on behalf of clients who have not furnished voting instructions. Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

PPL CORPORATION 2022 Proxy Statement 87

GENERAL INFORMATION

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $15,000, plus reimbursement for out-of-pocket expenses. Brokers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

Who can assist me if I have questions about the Annual Meeting or need help voting my shares?

Your vote is important! If you need any help voting your shares or have questions about the Annual Meeting, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareowners may call toll-free at 877-825-8730

Banks and brokers may call collect at 212-750-5833

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of a PPL affiliate or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

What is householding, and how does it affect me?

•	Shareowners of Record

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareowners of record who have the same address and last name will receive only one copy of the Notice or, if you receive paper copies of the proxy materials, one copy of this Proxy Statement and the 2021 Annual Report, unless we are notified that one or more of these shareowners wishes to continue receiving individual copies. If you and other PPL shareowners living in your household do not have the same last name, you may also request to receive only one copy of future notices or proxy statements and financial reports.

Householding conserves natural resources and reduces our distribution costs. Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of the Notice or this Proxy Statement and any accompanying documents, or if you hold PPL stock in more than one account, and in either case you wish to receive only a single copy of the Notice or proxy materials for your household, please contact EQ Shareowner Services in writing: ATTN: Householding/PPL Corporation, P.O. Box 64854, St. Paul, MN 55164-0854, or by phone at 800-345-3085.

Alternatively, if you participate in householding and wish to receive a separate copy of the Notice or this Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact as indicated above and a separate copy will be sent to you promptly.

•	Beneficial Owners

If you are a beneficial owner, you can request information about householding from your bank, broker or other holder of record. You may also contact Broadridge in writing: ATTN: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by phone at 866-540-7095.

88 PPL CORPORATION 2022 Proxy Statement

GENERAL INFORMATION

When are the 2023 shareowner proposals due?

To be included in the proxy materials for the 2023 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Secretary of the company in writing no later than December 7, 2022:

Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

To be properly brought before the Annual Meeting, any other proposal must be received not less than 90 days nor more than 120 days prior to the date of the 2023 Annual Meeting.

Acronyms used in this proxy statement

CD&A	Compensation Discussion and Analysis	NEO	Named executive officer
Corporate Net Income	Net income from ongoing operations as adjusted for compensation purposes	NYSE	New York Stock Exchange
DDCP	Directors Deferred Compensation Plan	PPL	PPL Corporation
EPS	Earnings per share from ongoing operations	PPL EDCP	PPL Executive Deferred Compensation Plan
ESG	Environmental, Social and Governance	PPL Electric	PPL Electric Utilities Corporation
ESOP	Employee Stock Ownership Plan	ROE	Return on Equity
GAAP	Generally accepted accounting principles	SEC	Securities and Exchange Commission
GNSC	Governance, Nominating and Sustainability Committee	SERP	Supplemental Executive Retirement Plan
ICP	Incentive Compensation Plan	SIP	Amended and Restated 2012 Stock Incentive Plan
ICPKE	Incentive Compensation Plan for Key Employees	TSR	Total Shareowner Return
IRS	Internal Revenue Service	UTY	PHLX Utility Sector Index
LKE	LG&E and KU Energy LLC	WPD	Western Power Distribution
LTI	Long-term Incentives

PPL CORPORATION 2022 Proxy Statement 89

ANNEX A

RECONCILIATION OF FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Net Income to Net Income from Ongoing Operations

As Adjusted for Compensation Purposes

	2021
($ in millions)	KY Reg.	PA Reg.	Corp. & Other	Disc. Ops.	PPL Corporation

Reported Net Income	$468	$445	$(895)	$(1,498)	$(1,480)

Less: Special Items (expense) benefit:(1)

Income (loss) from Discontinued Operations				(1,502)	(1502)

Talen litigation costs, net of tax of $4			(16)		(16)

Strategic corporate initiatives, net of tax of $0, $0, $2	(1)		(8)		(9)

Valuation allowance adjustment	4		(4)	4	4

Prior period transmission formula rate return on equity settlement, net of tax of $8		(20)			(20)

Acquisition integration, net of tax of $6			(22)		(22)

U.K. tax rate change			(383)		(383)

Solar panel impairment, net of tax of $9			(26)		(26)

Loss on early extinguishment of debt, net of tax of $83			(312)		(312)

Total Special Items	3	(20)	(771)	(1,498)	(2,286)

Net Income from Ongoing Operations	$465	$465	$(124)	$ —	$ 806

Goal Adjustments, net of tax:

Interest savings from liability management(2)			(56)		(56)

Current period transmission formula rate return on equity settlement(3)		32			32

Reallocation of service company costs(4)	7	6	(13)		—

Goal Results	$472	$503	$(193)	$ —	$ 782

*

The references in the “Compensation Discussion and Analysis” and elsewhere in this proxy statement to the business segment of LKE, which is the same as the “KY Reg.” in this table, and to the business segment of PPL Electric, which is the same as the “PA Reg.” in this table.

(1)

See Combined Management’s Discussion and Analysis of Financial Condition and Results of Operations in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for additional information on special items.

(2)

PPL announced its intent to use the proceeds from the sale of the U.K. utility business, WPD, to acquire The Narragansett Electric Company to further strengthen its balance sheet and enhance opportunities for growth. This announcement included a plan to reduce outstanding debt by approximately $3 billion to $3.5 billion. During 2021, PPL Capital Funding, Inc. paid $3.883 billion to tender and/or redeem an aggregate total of $3.484 billion of outstanding debt. The interest savings associated with this debt were excluded for goal results.

(3)

On May 21, 2020, PP&L Industrial Customer Alliance (PPLICA) filed a complaint with the FERC alleging that PPL Electric’s base return on equity (ROE) of 11.18% used to determine PPL Electric’s formula transmission rate was unjust and unreasonable. On August 20, 2021, PPL Electric entered into a settlement agreement with PPLICA and all other parties, including intervenors, with respect to the complaint filed by PPLICA on May 21, 2020. See “Regulatory Matters — Federal Matters — PPL Electric Transmission Formula Rate Return on Equity” in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for additional information. The net income impacts from this settlement were excluded for goal results.

(4)	The impacts from the reallocation of service company costs following the completion of the sale of WPD were excluded from the business segment goal results.

A-1

Management utilizes “Net Income from Ongoing Operations” as a non-GAAP financial measure that should not be considered as an alternative to net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Net Income from Ongoing Operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Net Income from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Net Income from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•	Gains and losses on sales of assets not in the ordinary course of business.

•	Impairment charges.

•	Significant workforce reduction and other restructuring effects.

•	Acquisition and divestiture-related adjustments.

•	Significant losses on early extinguishment of debt.

•	Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

A-2

SHAREOWNER INQUIRIES:

Equiniti Trust Company

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Toll Free: 1-800-345-3085

Outside U.S.: 1-651-450-4064

Online Account Access: Registered shareowners can activate their account for online access by visiting shareowneronline.com.

FOR QUESTIONS ABOUT PPL CORPORATION OR ITS SUBSIDIARIES:

PPL Treasury Department

Two North Ninth Street

Allentown, PA 18101

Via e-mail: invserv@pplweb.com

PPL Corporate Offices: 1-610-774-5151

PPL Corporation, PPL Electric Utilities Corporation, Louisville Gas and Electric Company and Kentucky Utilities Company file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2021 is available without charge by writing to the PPL Treasury Department at the address provided above or by requesting it through, or accessing it on, the Investors page of PPL’s Internet website identified below.

Whether you plan to attend the virtual Annual Meeting or not, you may vote over the internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the website address in the Notice or follow the instructions that you will be given after dialing the toll-free number on your proxy. If you receive printed copies of the proxy materials, you may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience if you receive printed copies of the proxy materials.

PPL CORPORATION C/O PROXY SERVICES P.O. BOX 9163 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before the Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting—Go to www.virtualshareholdermeeting.com/PPL2022 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed proxy card no later than 11:59 p.m. Eastern Time on May 17, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D68484-P65098-Z81628 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PPL CORPORATION The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1 and FOR Proposals 2 and 3. 1. Election of directors: For Against Abstain 1a. Arthur P. Beattie For Against Abstain 1b. Raja Rajamannar 2. Advisory vote to approve compensation of named executive officers 1c. Heather B. Redman 3. Ratification of the appointment of Independent Registered Public Accounting Firm 1d. Craig A. Rogerson THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE 1e. Vincent Sorgi VOTED AS THE BOARD RECOMMENDS. 1f. Natica von Althann 1g. Keith H. Williamson 1h. Phoebe A. Wood 1i. Armando Zagalo de Lima Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PPL CORPORATION ANNUAL MEETING OF SHAREOWNERS WEDNESDAY, MAY 18, 2022 9:00 A.M. EASTERN TIME D68485-P65098-Z81628 PPL CORPORATION Annual Meeting of Shareowners May 18, 2022 9:00 A.M. This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2022 Vincent Sorgi and Wendy E. Stark, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 18, 2022, and any adjournments or postponements thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments or postponements thereof. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” each Director Nominee included in Proposal 1 and “FOR” Proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Vincent Sorgi and Wendy E. Stark, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof. Continued and to be signed on reverse side

SCAN TO VIEW MATERIALS & VOTE wPPL CORPORATION C/O PROXY SERVICES VOTE BY INTERNET P.O. BOX 9163 Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above FARMINGDALE, NY 11735 Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2022. Have your ballot card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2022. Have your ballot card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your ballot card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed ballot card no later than 11:59 p.m. Eastern Time on May 13, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D68486-P65098-Z81628 KEEP THIS PORTION FOR YOUR RECORDS THIS BALLOT CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PPL CORPORATION The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1 and FOR Proposals 2 and 3. 1. Election of directors: For Against Abstain 1a. Arthur P. Beattie For Against Abstain 1b. Raja Rajamannar 2. Advisory vote to approve compensation of named executive officers 1c. Heather B. Redman 3. Ratification of the appointment of Independent Registered Public Accounting Firm 1d. Craig A. Rogerson 1e. Vincent Sorgi 1f. Natica von Althann 1g. Keith H. Williamson 1h. Phoebe A. Wood 1i. Armando Zagalo de Lima Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PPL CORPORATION ANNUAL MEETING OF SHAREOWNERS WEDNESDAY, MAY 18, 2022 9:00 A.M. EASTERN TIME D68487-P65098-Z81628 PPL CORPORATION Annual Meeting of Shareowners May 18, 2022 9:00 A.M. Employee Stock Ownership Plan (ESOP) This ballot is solicited by the Board of Directors This is a ballot for voting these shares of PPL Corporation Common Stock held in the ESOP. Please complete the ballot card and return in the envelope provided or vote by telephone or the internet. Fidelity Management Trust Company, as Trustee of the ESOP, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareowners of PPL Corporation to be held on May 18, 2022. If you do not return your ballot card, or return it unsigned, or do not vote by telephone or internet, the ESOP provides that the Trustee will vote these shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions.Please review the information carefully and indicate how you wish these shares to be voted at the Annual Meeting. Mark, sign, date and use the return envelope for mailing your ballot (if you do not vote by telephone or internet) to Fidelity Management Trust Company’s agent for tabulation. Timely receipt of your instructions on a signed ballot card or by telephone or internet is extremely important. This ballot, if sent by mail, must be received by 11:59 p.m. (ET) on May 13, 2022 in order for your vote to be counted. If you wish to vote by telephone or on the internet, please follow the instructions on the reverse side. Continued and to be signed on reverse side